SECOND AMENDED AND RESTATED
CREDIT AGREEMENT

Dated as of November 6, 2008

among

WMCK VENTURE CORP., a Delaware corporation,
CENTURY CASINOS CRIPPLE CREEK, INC., a Colorado corporation, and
WMCK ACQUISITION CORP., a Delaware corporation,
as Borrowers

CENTURY CASINOS, INC., a Delaware corporation,
as Guarantor

and

WELLS FARGO BANK, National Association,
as Lender

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT ("Credit Agreement") is made and entered into as of the 6th day of November, 2008, by and among WMCK VENTURE CORP., a Delaware corporation ("WMCKVC"), CENTURY CASINOS CRIPPLE CREEK, INC., a Colorado corporation ("CCCC"), and WMCK ACQUISITION CORP., a Delaware corporation ("WMCKAC" and together with WMCKVC and CCCC, collectively the "Borrowers"), CENTURY CASINOS, INC., a Delaware corporation (the "Guarantor") and WELLS FARGO BANK, National Association (together with its successors and assigns, the "Lender").

R E C I T A L S:

WHEREAS:

A. In this Credit Agreement all capitalized words and terms shall have the respective meanings and be construed herein as hereinafter provided in Section 1.01 of this Credit Agreement and shall be deemed to incorporate such words and terms as a part hereof in the same manner and with the same effect as if the same were fully set forth.

B. WMCKVC is a wholly owned Subsidiary of Guarantor.  WMCKAC and CCCC are each wholly owned Subsidiaries of WMCKVC.  Borrowers desire to fully amend and restate the Existing Credit Agreement for the purpose of: (i) restructuring the Credit Facility from a revolving line of credit to a term loan in the amount of Four Million Four Hundred Thousand Dollars ($4,400,000.00), (ii) establishing the Maturity Date as the forty-four (44) month anniversary of the Restatement Effective Date, and (iii) modifying other terms and covenants regarding the restructuring of the Credit Facility as a Term Loan.

C. Lender is willing to fully amend and restate the Existing Credit Agreement, for the uses and purposes hereinafter set forth in Section 2.02, on the terms and subject to the conditions, covenants and understandings hereinafter set forth and contained in each of the Loan Documents.

NOW, THEREFORE, in consideration of the foregoing, and other valuable considerations as hereinafter described, the parties hereto do promise, covenant and agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions.  For the purposes of this Credit Agreement, each of the following terms shall have the meaning specified with respect thereto, unless a different meaning clearly appears from the context:

"Access Laws" shall have the meaning ascribed to such term in Section 5.22(a).

"Adjusted Fixed Charge Coverage Ratio" as of the end of any fiscal period shall mean with reference to the Borrower Consolidation:

For the fiscal period under review the sum of: (i) EBITDAM, less (ii) the aggregate amount of actually paid Distributions, including, without limitation, all Tax Distributions and interest on Subordinated Debt actually paid, less (iii) the aggregate amount of Maintenance Capital Expenditures to the extent not (a) deducted in the determination of Net Income, or (b) financed from the proceeds of permitted equity or subordinated indebtedness provided by Guarantor or any of its Subsidiaries that does not constitute a Make Well Contribution, less (iv) the aggregate amount of Management Fees paid in cash

Divided by (÷)

The sum of: (i) actually paid Interest Expense, plus (ii) principal payments or reductions (without duplication) required to be made on all outstanding Indebtedness (exclusive of principal payments which may accrue, but are unpaid, under any Subordinated Debt and any principal prepayments made from the proceeds of Make Well Contributions), plus (iii) the current portion of Capitalized Lease Liabilities, in each case of (i) through (iii) determined for the fiscal period under review.

"Affiliate(s)" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person.  A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to:

(a)	vote ten percent (10%) or more of the equity securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

(b)	direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

"Agent Bank" shall mean WFB in its capacity as administrative and collateral agent for lenders and l/c issuer as defined and described in the Existing Credit Agreement and, on and after the Restatement Effective Date, shall mean WFB in it capacity as the Lender hereunder.

"Agreed Rate" shall mean the Prime Rate plus five and one-half percent (5.5%) per annum.

"Assignment of Entitlements, Contracts, Rents and Revenues" shall mean the assignment to be executed by Borrowers as of the Restatement Effective Date, pursuant to which, Borrowers shall presently assign to Lender in consideration of the Credit Facility (reserving a revocable license to retain use and enjoy): (a) all of their right, title and interest under all Spaceleases and Equipment Leases and Contracts relating to the Casino Facilities; (b) all of their right, title and interest in and to all permits, licenses and contracts relating to the Casino Facilities, except Gaming Permits and except those permits, licenses and contracts which are unassignable; and (c) all rents, issues, profits, revenues and income from the Real Property, from the operation of the Casino Facilities and from any other business actively conducted on the Real Property, as such assignment may be amended, modified, extended, renewed, restated, substituted or replaced from time to time.  The Assignment of Entitlements, Contracts, Rents and Revenues shall supercede in its entirety the Assignment of Entitlements, Contracts, Rents and Revenues executed by Borrowers, in favor of Agent Bank, dated as of April 21, 2000, which upon execution of the Assignment of Entitlements, Contracts, Rents and Revenues dated as of the Restatement Effective Date, and occurrence of the Restatement Effective Date, shall be void and of no further force or effect.

"Authorized Officer Certificate" shall have the meaning set forth in Section 3.05(iv).

"Authorized Officer(s)" shall mean, relative to the Borrowers, those of the respective officers whose signatures and incumbency shall have been certified to Lender as required in Section 3.05(iv) of the Credit Agreement with the authority and responsibility to deliver Compliance Certificates and all other requests, notices, reports, consents, certifications and authorizations on behalf of Borrowers.

"Bank Facility Termination" shall mean indefeasible payment in full of all sums owing under the Term Loan and each of the other Loan Documents.

"Banking Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of California and/or Nevada, or is a day on which banking institutions located in California and/or Nevada are required or authorized by law or other governmental action to close.

"Bankruptcy Code" shall mean the United States Bankruptcy Code, as amended, 11 U.S.C. Section 101, et seq.

"Borrower Closing Payments" shall have the meaning set forth by Section 2.04(a).

"Borrower Consolidation" means reference to the Borrowers on a consolidated basis, without regard to the Guarantor or any other Subsidiary or Affiliate of Guarantor.

"Borrowers" shall have the meaning ascribed to such term in the Preamble to this Credit Agreement.

"Capital Expenditures" shall mean, for any period, without duplication, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during that period and including Capitalized Lease Liabilities) by the Borrowers during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant or equipment or similar fixed or capital asset accounts reflected in the balance sheet of the Borrowers (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by Borrowers to the extent of (a) the gross amount of such purchase price less (b) the cash proceeds of trade-in credit of the equipment being traded in at such time), but excluding capital expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or refinanced from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation of or the exercise of the power of eminent domain with respect to such assets being replaced or restored.

"Capital Proceeds" shall mean the net proceeds (after deducting all reasonable expenses incurred in connection therewith) available to Borrowers from: (i) partial or total condemnation or destruction of any part of the Collateral, (ii) sales of easements, rights of way or similar interests in any portion of the Real Property, (iii) insurance proceeds (other than rent insurance and business interruption insurance) received in connection with damage to or destruction of any part of the Collateral, (iv) the sale or other disposition of any portion of the Collateral in accordance with the provisions of this Credit Agreement (not including, however, any proceeds received by Borrowers from a sale of FF&E if such FF&E is replaced by items of equivalent value and utility, in each case such exclusion to apply only during any period in which no Event of Default has occurred and is continuing), and (v) any other extraordinary receipt of proceeds not in the ordinary course of business and treated, for accounting purposes, as capital in nature.

"Capitalized Lease Liabilities" means all monetary obligations of Borrowers under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Credit Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

"Cash" shall mean, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with GAAP.

"Casino Deed of Trust" shall mean the Existing Casino Deed of Trust as amended by the First Amendment to Casino Deed of Trust and as it may further be extended, renewed, amended, restated or otherwise modified from time to time.

"Casino Facilities" shall mean collective reference to the Real Property, the casino businesses and related activities conducted by Borrowers in and on the Real Property including, without limitation, activities conducted under the name and style of "Legends", "Diamond Lil's", the "Golden Horseshoe" and "Womack's" and all improvements now or hereafter situate thereon, together with any other real property, personal property or interests therein which are used by Borrowers as a part of the operation of the casino businesses conducted by Borrowers on the Real Property.

"Casino Title Insurance Policy" shall mean the ALTA Extended Coverage Lenders Policy of Title Insurance, and the endorsements issued concurrently therewith, issued by Commonwealth Land Title Insurance Company as of April 27, 2000 with coverage in the amount of Twenty-Six Million Dollars ($26,000,000.00) under Policy No. C800-698, insuring the lien and priority of the Existing Casino Deed of Trust.

"CCCC" shall have the meaning set forth in the Preamble to this Credit Agreement.

"CCI Negative Pledge" shall mean the negative pledge to be executed by Guarantor for the purpose, among other things, of setting forth: (i) Guarantor's agreement not to allow CCTI to sell, transfer, mortgage, pledge, encumber, grant a lien or security interest on, or in, or otherwise hypothecate any portion of its membership interest in CCTLLC; and (ii) a negative pledge as to other assets of Guarantor; which negative pledge shall be substantially in the form of the Negative Pledge Agreement marked "Exhibit C", affixed hereto and by this reference incorporated herein and made a part hereof.

"CCI Net Proceeds" shall mean the aggregate cash proceeds received by Guarantor, CCTLLC or any other Subsidiary of Guarantor in respect of the sale of assets in any transaction or series of related transactions in excess of Five Million Dollars ($5,000,000.00) (other than inventory in the ordinary course of business) net of: (i) the direct costs relating to such sale, transfer, conveyance or disposition of such assets, (ii) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such sale, transfer, conveyance or disposition, (iii) unsecured Indebtedness of the Subsidiary whose equity interests or assets are sold, (iv) all Indebtedness assumed by the purchaser in connection with such sale, transfer, conveyance or disposition of such assets, and (v) all taxes paid or payable as a result of such sale, transfer, conveyance or disposition of such assets.

"CCTI" shall mean Century Casinos Tollgate, Inc., a Delaware corporation, which is a wholly-owned subsidiary of Guarantor.

"CCTLLC" shall mean CC Tollgate, LLC, a Delaware limited liability company that is wholly owned by CCTI.

"City Parking Lot Lease" shall mean that certain Parking Lease – Option to Purchase, dated June 1, 1998, between the City of Cripple Creek, as lessor, and WMCKVC, as lessee, as amended by that certain Amendment No. 1 to Parking Lease – Option to Purchase, dated February 17, 2000, with record notice of such lease, as amended, having been given by that certain Memorandum of Lease dated April 9, 2002 and recorded in the Office of the Clerk and Recorder of Teller County, Colorado on May 2, 2002 as Document No. 533149, all pursuant to which, among other things, WMCKVC is granted a lease hold interest in, and an option to purchase, the City Parking Lot Property.

"City Parking Lot Property" shall mean that portion of the Real Property which is described as Parcel 12 on Exhibit I attached hereto and incorporated by reference herein.

"Closing Certificate" shall have the meaning ascribed to such term in Section 3.05(v).

"Collateral" shall mean collective reference to all of Borrowers' right, title and interest in and to: (i) all of the Real Property and the personal property, FF&E, contract rights, leases, stock, intangibles and other interests of the Borrowers which are subject to the liens, pledges and security interests created by the Security Documentation; (ii) all rights of the Borrowers assigned and/or pledged as additional security pursuant to the terms of the Loan Documents and Security Documentation; and (iii) any and all other property and/or intangible rights, interest or benefits inuring to or in favor of the Borrowers which are in any manner assigned, pledged, encumbered or otherwise hypothecated in favor of Lender to secure payment of the Credit Facility.

"Compliance Certificate" shall mean the compliance certificates referred to in Section 5.08(f), substantially in the form set forth on "Exhibit F", affixed hereto and by this reference incorporated herein and made a part hereof.

"Contingent Liability(ies)" shall mean, as to any Person, any obligation of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness, leases or dividends ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) to make payment in respect of any net liability arising in connection with any Interest Rate Hedges, foreign currency exchange agreement, commodity hedging agreement or any similar agreement or arrangement in any such case if the purpose or intent of such agreement is to provide assurance that such primary obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such primary obligation will be protected (in whole or in part) against loss in respect thereof or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Liability shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Contingent Liability shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Liability is made or, if not stated or determinable, the reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

"Contractual Obligation" means, as to any Person, any provision of any outstanding securities issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its assets is bound.

"Credit Agreement" shall mean this Second Amended and Restated Credit Agreement, together with all Schedules and Exhibits attached thereto, executed by and among Borrowers, Guarantor and Lender setting forth the terms and conditions of the Credit Facility as it may be amended, modified, extended, renewed or restated from time to time.

"Credit Facility" shall mean the agreement of Lender to continue Four Million Four Hundred Thousand Dollars ($4,400,000.00) of the Indebtedness outstanding under the Existing Credit Agreement and Existing RLC Note as the Term Loan, subject to the terms and conditions set forth in this Credit Agreement and the Term Note.

"Deeds of Trust" shall mean a collective reference to the Casino Deed of Trust, the Event Center/City Parking Lot Deed of Trust, the Palace Club Deed of Trust, the Saskatchewan Deed of Trust and any other deed of trust which is executed and delivered to Lender for the purpose of encumbering any Collateral as security for any Obligation.

"Default" shall mean the occurrence or non-occurrence, as the case may be, of any event that with the giving of notice or passage of time, or both, would become an Event of Default, pursuant to Article VII.

"Default Rate" shall have the meaning set forth in Section 2.09(b).

"Depository Closing Instructions" shall mean the Depository Closing Instructions to be given by Lender to Title Insurance Company at or prior to the Restatement Effective Date setting forth the requirements for the issuance of the Title Insurance Endorsements and other conditions for the occurrence of the Restatement Effective Date, as it may be amended or modified prior to the Restatement Effective Date to the reasonable satisfaction of Lender and the Borrowers.

"Dispute" shall have the meaning set forth in Section 10.14(a).

"Distributions" shall mean and collectively refer to any and all cash dividends, loans, payments (including principal payments made on Subordinated Debt), Management Fees, advances or other distributions, fees or compensation of any kind or character whatsoever made by Borrowers to any Person which is not a member of the Borrower Consolidation, but shall not include consideration paid for tangible and intangible assets in an arms length exchange for fair market value, trade payments made and other payments for liabilities incurred in the ordinary course of business or compensation and fees to officers, directors and employees of Borrowers, all in the ordinary course of business.

"Documents" shall have the meaning set forth in Section 10.14(a).

"Dollars" and "$" means the lawful money of the United States of America.

"EBITDA" shall mean with reference to any Person, for any Fiscal Period under review, the sum of (i) Net Income for that period, plus (ii) Interest Expense (expensed and capitalized) for that period, plus (iii) the aggregate amount of federal and state taxes on or measured by income for that period (whether or not payable during that period), plus (iv) depreciation, amortization and all other non-cash expenses for that period, in each case determined in accordance with GAAP, less (v) all cash and non-cash income (including, but not limited to, interest income), transfers, loans and advances from Guarantor or any of its Subsidiaries that are not members of the Borrower Consolidation, less (vi) all other non-cash income from any source not specified in (v) above, and, in the case of items (ii), (iii) and (iv), only to the extent deducted in the determination of Net Income for that period and in the case of items (v) and (vi) only to the extent included in the determination of Net Income for that period.

"EBITDAM" shall mean EBITDA, plus Management Fees for that period to the extent deducted in the determination of Net Income for that period.

"Environmental Certificate" shall mean the Certificate and Indemnification Regarding Hazardous Substances to be executed by Borrowers on or before the Restatement Effective Date as a further inducement to the Lender to enter into the Credit Agreement, as it may be amended, modified, extended, renewed or restated from time to time.  The Environmental Certificate shall supercede in its entirety the Certificate and Indemnification Regarding Hazardous Substances, dated April 21, 2000, which was executed by Borrowers in connection with the Existing Credit Agreement.  Upon execution of the Certificate and Indemnification Regarding Hazardous Substances dated as of the Restatement Effective Date, and occurrence of the Restatement Effective Date, the Certificate and Indemnification Regarding Hazardous Substances dated April 21, 2000, shall be void and of no further force or effect.

"Environmental Site Assessment(s)" shall mean a Phase 1 Environmental Site Assessment or Assessments of the applicable land under review prepared in conformance with the scope and limitations of ASTM Standard Designation E1527-05.

"Equipment Leases and Contracts" shall mean the executed leases and purchase contracts pertaining to FF&E wherein Borrowers are the lessee or vendee, as the case may be, as set forth on that certain Schedule of Equipment Leases and Contracts designated as Schedule 4.17, affixed hereto and by this reference incorporated herein and made a part hereof.

"Equity Contribution" shall mean reference to a voluntary contribution of Cash by the Guarantor or any of its Affiliates into any member of the Borrower Consolidation in exchange for additional membership interests so long as such contribution is not subject to any return of such capital, except to the extent permitted with respect to Distributions as provided in Section 6.10.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

"Event Center/City Parking Lot Deed of Trust" shall mean that certain Leasehold and Fee Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents, dated April 9, 2002, executed by Borrowers, as trustors and debtors, for the benefit of Agent Bank, as beneficiary and secured party, and recorded in the Office of the Clerk and Recorder of Teller County, Colorado on May 2, 2002 at Reception No. 533150, all for the purpose, among other things, of encumbering the fee interest in the Event Center Property, and the leasehold interest in the City Parking Lot Property, under the City Parking Lot Lease, as well as the other Collateral referred to therein, all as security for, among other things, payment and performance under the Amended and Restated Credit Agreement dated as of April 21, 2000, as it had been amended, and the Existing RLC Note, together with all extensions, renewals, amendments, restatements and other modifications of said secured obligations, all as more particularly set forth therein, which deed of trust shall continue to secure payment and performance under the Credit Agreement, the Term Note and the other secured obligations referred to therein, as such deed of trust may be extended renewed, amended, restated or otherwise modified from time to time.

"Event Center/City Parking Lot Title Insurance Policy" shall mean the ALTA Extended Coverage Lenders Policy of Title Insurance, and the endorsements issued concurrently therewith, issued by First American Title Insurance Company as of May 3, 2002 with coverage in the amount of One Million Dollars ($1,000,000.00) under Policy No. CW4126877, insuring the lien and priority of the Event Center/City Parking Lot Deed of Trust, as it may be modified or supplemented from time to time.

"Event Center Property" shall mean that portion of the Real Property which is described as Parcel 11 on Exhibit I attached hereto and incorporated by reference herein.

"Event of Default" shall mean any event of default as defined in Section 7.01 hereof.

"Existing Casino Deed of Trust" shall mean that certain Leasehold and Fee Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents, dated April 21, 2000, executed by Borrowers, as trustors and debtors, for the benefit of Agent Bank, as beneficiary and secured party, and recorded in the Office of the Clerk and Recorder of Teller County, Colorado on April 27, 2000 at Reception No. 504287, all for the purpose, among other things, of: (i) encumbering WMCKAC's leasehold interest in the Golden Horseshoe Parcel and the fee interest in the remaining Initial Casino Properties, as well as the other Collateral referred to therein; and (ii) subsequent to WMCKAC's acquisition of the fee interest in the Golden Horseshoe Parcel, encumbering such fee interest; all as security for, among other things, payment and performance under the Amended and Restated Credit Agreement dated as of April 21, 2000, and the Existing RLC Note, together with all extensions, renewals, amendments, restatements and other modifications of said secured obligations.

"Existing Credit Agreement" shall mean the Amended and Restated Credit Agreement dated as of April 21, 2000, as amended by First Amendment to Amended and Restated Credit Agreement dated as of August 22, 2001, by Second Amendment to Amended and Restated Credit Agreement dated as of August 28, 2002, by Third Amendment to Amended and Restated Credit Agreement dated as of October 27, 2004, by Fourth Amendment to Amended and Restated Credit Agreement dated as of September 23, 2005, by Fifth Amendment to Amended and Restated Credit dated as of December 6, 2005, by Sixth Amendment to Amended and Restated Credit Agreement dated as of October 31, 2006, by Seventh Amendment to Amended and Restated Credit Agreement dated as of February 28, 2007, by Eighth Amendment to Amended and Restated Credit Agreement dated as of April 11, 2008 and by Ninth Amendment to Amended and Restated Credit Agreement dated as of July 21, 2008.

"Existing RLC Note" shall mean the Revolving Credit Note dated April 21, 2000, in the principal sum of Twenty-Six Million Dollars ($26,000,000.00), executed by Borrowers, payable to the order of Agent Bank, which Existing RLC Note shall be deemed fully amended and restated as of the Restatement Effective Date and of no further force or effect.

"FF&E" shall mean collective reference to any and all furnishings, fixtures and equipment, including, without limitation, all Gaming Devices and associated equipment, which have been installed or are to be installed and used in connection with the operation of the Casino Facilities and in connection with any other business operation conducted on the Real Property and those items of furniture, fixtures and equipment which have been purchased or leased or are hereafter purchased or leased by Borrowers in connection with the Casino Facilities and in connection with any other business operation conducted on the Real Property.

"Financial Covenant" shall mean individual reference and "Financial Covenants" shall mean collective reference to the Financial Covenants set forth in Article VI of the Credit Agreement.

"Financing Statements" shall mean the Uniform Commercial Code financing statements filed in the Office of the Secretary of State of the State of Colorado: (i) on May 4, 2000, under Document No. 20002041300; (ii) on October 23, 2002, under File No. 20022112048; and (iii) on October 23, 2002, under File No. 20022112047; filed in the Office of the Clerk and Recorder of Teller County, Colorado on April 27, 2000, as Document No. 504291; and filed in the Office of the Delaware Secretary of State: (i) on October 23, 2002, under Filing No. 2266887-3; and (ii) on November 14, 2004, under Filing No. 4326312-8, all showing Borrowers, as debtors, in order to perfect the security interest granted to Agent Bank under the Deeds of Trust and under other Security Documentation, all in accordance with requirements of the Uniform Commercial Code, as such financing statements may be amended, modified, extended, renewed, restated, substituted or replaced from time to time.

"FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

"First Amendment to Casino Deed of Trust" shall mean the First Amendment to Leasehold and Fee Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents to be executed by Borrowers as of the Restatement Effective Date for the purpose, among other things, of: (i) reflecting acquisition of the fee interest in the Golden Horseshoe Parcel by WMCKAC; and (ii) confirming the lien of the Existing Casino Deed of Trust as security for payment and performance under the Credit Agreement, the Term Note and the Credit Facility.

"First Amendment to Saskatchewan Deed of Trust" shall mean the First Amendment to Leasehold and Fee Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents to be executed by Borrowers as of the Restatement Effective Date for the purpose, among other things, of: (i) reaffirming the lien of the Saskatchewan Deed of Trust upon the Saskatchewan Parking Lot Property; and (ii) confirming the lien of the Saskatchewan Deed of Trust as security for payment and performance under the Credit Agreement, the Term Note and the Credit Facility.

"Fiscal Quarter" shall mean the consecutive three (3) month periods during each Fiscal Year beginning on January 1, April 1, July 1 and October 1, and ending on March 31, June 30, September 30 and December 31, respectively.

"Fiscal Year" shall mean the fiscal year period beginning January 1 of each calendar year and ending on the following December 31.

"Fiscal Year End" shall mean December 31 of each calendar year.

"Funded Outstandings" shall mean the unpaid principal amount outstanding on the Term Loan as of any given date of determination.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

"Gaming Authorities" means collective reference to the Division of Gaming of the Colorado Department of Revenue, the Colorado Limited Gaming Control Commission and each other agency or other political subdivision which has jurisdiction over the gaming activities of Borrowers at the Casino Facilities.

"Gaming Devices" shall mean slot machines and other devices which constitute gaming devices and related equipment as defined by the Gaming Authorities and Gaming Laws.

"Gaming Laws" shall mean the Colorado Limited Gaming Act and the regulations relating thereto and all other rules, regulations, statutes and ordinances having authority or with which compliance is required for the conduct of gambling, gaming and casino activities at the Casino Facilities.

"Gaming Permits" shall mean collective reference to every license, permit or other authorization required to own, operate and otherwise conduct gambling, gaming and casino activities at the Casino Facilities, including, without limitation, all licenses granted by the Gaming Authorities and all other applicable Governmental Authorities.

"Golden Horseshoe Parcel" shall mean that portion of the Initial Casino Properties which is described as Parcel 2 on Exhibit I attached hereto and incorporated by reference herein.

"Government Securities" means readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

"Governmental Authority" or "Governmental Authorities" shall mean any federal, state, regional, county or municipal governmental agency, board, commission, officer or official whose consent or approval is required or whose regulations must be followed as a prerequisite to (i) the continued operation and occupancy of the Real Property and the Casino Facilities or (ii) the performance of any act or obligation or the observance of any agreement, provision or condition of whatever nature herein contained.

"Guarantor" shall mean Century Casinos, Inc., a Delaware corporation.

"Guaranty" shall mean the General Continuing Guaranty to be executed by Guarantor in favor of Lender as of the Restatement Effective Date, under the terms of which Guarantor irrevocably and unconditionally guaranties the prompt payment and performance of Borrowers' promises, covenants and agreements under this Credit Agreement, the Term Note and each of the Loan Documents, a copy of the form of which is marked "Exhibit B", affixed hereto and by this reference incorporated herein and made a part hereof, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

"Hazardous Materials Claims" shall have the meaning set forth in Section 5.20.

"Hazardous Materials Laws" shall have the meaning set forth in Section 5.20.

"Indebtedness" shall mean, as to any Person, without duplication, (a) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money, (b) the deferred purchase price of property or services (other than accrued expenses, tax liability, deferred taxes, and trade accounts payable less than ninety (90) days past due and other accrued or deferred liabilities incurred in the ordinary course of business) which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (d) all obligations under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all liabilities of the type described in clauses (a) through (d) or (f) of this definition secured by (or for which the holder of any such liability has an existing right, contingent or otherwise, to be secured by) any lien or encumbrance on any property owned by such Person, whether or not such liabilities have been assumed by such Person, (f) all Capitalized Lease Liabilities of such Person, and (g) all Contingent Liabilities of such Person in respect of any indebtedness, obligations or liabilities of any other Person of the type referred to in clauses (a)-(f) of this definition.

"Indemnified Party" and "Indemnified Parties" shall have the meaning ascribed to such terms in Section 5.14.

"Initial Casino Properties" shall mean that portion of the Real Property which is described as Parcels 1 through 4 on Exhibit I attached hereto and incorporated by reference herein.

"Interest Expense" shall mean with respect to any Person, as of the last day of any fiscal period under review, the sum of (i) all interest, fees, charges and related expenses paid or payable (without duplication) for that fiscal period by such Person to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expense" under GAAP, plus (ii) the portion of the up front costs and expenses for Interest Rate Hedges (to the extent not included in (i)) fairly allocated to such interest rate hedges as expenses for such period, plus (iii) the portions of Capital Lease Liabilities that should be treated as interest in accordance with GAAP.

"Interest Rate Hedge" shall mean collective reference to any one or more interest rate swap agreements, interest rate cap agreements, basis swaps, forward rate agreements and interest collar or floor agreements and all other interest rate protection products or arrangements designed to protect against fluctuations in interest rates or currency exchange rates for the purpose of hedging the interest rates on the Term Loan.

"Investment" shall mean, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests of such Person.  The amount of any Investment shall be the amount actually invested without adjustment for subsequent increases or decreases in the value of such Investment.

"Laws" means, collectively, all international, foreign, federal, state and local statutes, maritime laws, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

"Lender" shall have the meaning set forth in the Preamble of this Credit Agreement.

"Liabilities and Costs" means all claims, judgments, liabilities, obligations, responsibilities, losses, damages (including lost profits), punitive or treble damages, costs, disbursements and expenses (including, without limitation, reasonable attorneys', experts' and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

"Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

"Loan Documents" shall mean the collective reference to this Credit Agreement, the Term Note, the Security Documentation, CCI Negative Pledge, Guaranty, Environmental Certificate and all other instruments and agreements executed or required to be executed by or on behalf of Borrowers, Guarantor, or any other Person in connection with the Term Loan for the benefit of Lender, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time.

"Make Well Contributions" shall mean Equity Contributions and/or Subordinated Debt received by the Borrower Consolidation which shall be deducted from Senior Funded Debt as of the most recently ended Fiscal Quarter end so long as such Equity Contributions and/or Subordinated Debt are: (i) received by the Borrower Consolidation in Cash, and (ii) used  by the Borrower Consolidation to make a principal reduction on the Term Loan after the end of the most recently ended Fiscal Quarter for which such Make Well Contribution will be deducted from Senior Funded Debt but no later than the earlier to occur of (x) the forty-fifth (45th) day following such Fiscal Quarter end, or (y) the date upon which the Compliance Certificate submitted by the Borrower Consolidation for such Fiscal Quarter is delivered to Lender.

"Management Agreement" shall mean the management agreement and all other documents and instruments evidencing the management services arrangement and compensation of the Operating Manager.

"Management Fees" shall mean collective reference to all fees and compensation paid or payable to the Operating Manager under the terms of the Management Agreement, subject to compliance with the requirements of Section 5.25.

"Management Subordination Agreement" shall mean the Subordination Agreement to be executed by Borrowers and the Operating Manager concurrently with the execution of the Management Agreement, pursuant to which the Management Agreement and the Management Fees payable thereunder are subordinated to the Term Loan and the Security Documentation, which shall be executed in favor of the Lender substantially in the form of the Subordination Agreement marked "Exhibit J", affixed hereto and by this reference incorporated herein and made a part hereof.

"Mandatory Principal Prepayment" shall have the meaning ascribed to such term in Section 2.02(b).

"Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

"Material Adverse Change" shall mean: (i) any set of circumstances or events which is material and adverse to the Collateral or the condition (financial or otherwise), business operations or prospects of (a) the Borrower Consolidation or the Guarantor taken as a whole, or (b) the ability of Borrowers or the Guarantor to perform their respective Obligations under the Loan Documents, or (c) the ability of any of the Lenders to enforce any of their material rights or remedies under any of the Loan Documents, or (ii) any event or change which has or results in a material adverse effect upon (a) the validity or priority of any of the Loan Documents, or (b) the use, occupancy or operation of the Casino Facilities.

"Maturity Date" shall mean July 1, 2012.

"Net Income" shall mean with respect to any Person for any fiscal period, the net income of such Person during such fiscal period determined in accordance with GAAP, consistently applied.

"Non-Financed Capital Expenditures" shall mean Capital Expenditures which are paid by any member of the Borrower Consolidation from assets of the Borrower Consolidation and not from the Term Loan or through any other loan, credit agreement, lease or financing from any source.

"Obligations" means, from time to time, all Indebtedness of Borrowers owing to Lender or any Person entitled to indemnification pursuant to Section 5.14, or any of their respective successors, transferees or assigns, of every type and description, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Credit Agreement or any other Loan Document, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.  The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, reasonable fees and disbursements of expert witnesses and other consultants, and any other sum now or hereinafter chargeable to Borrowers under or in connection with Credit Agreement or any other Loan Document.  Notwithstanding the foregoing definition of "Obligations", Borrowers' obligations under any environmental indemnity agreement constituting a Loan Document, or any environmental representation, warranty, covenant, indemnity or similar provision in this Credit Agreement or any other Loan Document, shall be secured by the Collateral only to the extent, if any, specifically provided in the Security Documentation.

"Operating Manager" shall mean Guarantor or a wholly owned Subsidiary of Guarantor that has been engaged by one or more of the Borrowers to manage the Casino Facilities pursuant to the terms and provisions set forth in the Management Agreement.

"Palace Club Deed of Trust" shall mean that certain Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents, dated May 1, 2002, executed by Borrowers, as trustors and debtors, for the benefit of Agent Bank, as beneficiary and secured party, and recorded in the Office of the Clerk and Recorder of Teller County, Colorado on May 3, 2002 at Reception No. 533199, all for the purpose, among other things, of encumbering the Palace Club Property, all as security for, among other things, payment and performance under the Amended and Restated Credit Agreement dated as of April 21, 2000, as it had been amended, and the Existing RLC Note, together with all extensions, renewals, amendments, restatements and other modifications of said secured obligations, all as more particularly set forth therein, which deed of trust shall continue to secure payment and performance under the Credit Agreement, the Term Note and the other secured obligations referred to therein, as such deed of trust may be extended renewed, amended, restated or otherwise modified from time to time.

"Palace Club Property" shall mean that portion of the Real Property which is described as Parcel 13 on Exhibit I attached hereto and incorporated by reference herein.

"Palace Club Title Insurance Policy" shall mean the ALTA Extended Coverage Lenders Policy of Title Insurance, and the endorsements issued concurrently therewith, issued by First American Title Insurance Company as of May 4, 2002 with coverage in the amount of One Million Two Hundred Thousand Dollars ($1,200,000.00) under Policy No. CW4126874, insuring the lien and priority of the Palace Club Deed of Trust, as it may be modified or supplemented from time to time.

"Payment Subordination Agreement" shall mean the Payment Subordination Agreement to be executed by Guarantor in favor of Lender on or before the Restatement Effective Date in the form of the Payment Subordination Agreement marked "Exhibit G", affixed hereto and by this reference incorporated herein and made a part hereof.

"Pension Plan" means any "employee pension benefit plan" that is subject to Title IV of ERISA and which is maintained for employees of Borrower or any of its ERISA Affiliates.

"Permitted Encumbrances" shall mean, at any particular time, (i) liens for taxes, assessments or governmental charges not then due, payable and delinquent or being contested in good faith, (ii) liens for taxes, assessments or governmental charges not then required to be paid pursuant to Section 5.10 or being contested in good faith, (iii) liens in favor of Lender created or contemplated by the Security Documentation, or securing Secured Interest Rate Hedges, (iv) the liens, encumbrances and restrictions on the Real Property and existing improvements which are allowed by Lender to appear in Schedule B, Part I and II of the Title Insurance Policies relating to such Real Property at the Restatement Effective Date, (v) liens in favor of Lender or consented to in writing by Lender, (vi) easements, licenses or rights-of-way, hereafter granted to any Governmental Authority or public utility providing services to the Casino Facilities which are first approved in writing by the Lender, (vii) judgment liens on property other than the Collateral which do not constitute an Event of Default, (viii) statutory liens of landlords, revenue authorities and materialmen and other similar liens imposed by law incurred in the ordinary course of business which could not reasonably be expected to result in a Material Adverse Change and which are discharged in accordance with Section 5.04, (ix) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations; (x) leases, concessions or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of Borrowers; and (xi) liens or other minor defects, encroachments or irregularities in title that do not result in a Material Adverse Change.

"Person" means an individual, firm, corporation, trust, association, partnership, joint venture, tribunal or other entity.

"Policies of Insurance" shall mean the insurance to be obtained and maintained by Borrower throughout the term of this Credit Agreement as provided by Section 5.09 herein.

"Prime Rate" shall mean the rate of interest per annum which WFB from time to time identifies and publicly announces at its principal office in San Francisco, California, as its "prime rate" or "reference rate" and is not necessarily, for example, the lowest rate of interest which WFB collects from any borrower or group of borrowers.

"Principal Prepayments" shall have the meaning set forth in Section 2.07(a) of this Credit Agreement.

"Protective Advance" means all sums expended as determined by Lender to be necessary to: (a) protect the priority, validity and enforceability of the Security Documentation on, and security interests in, any Collateral and the instruments evidencing or securing the Obligations, or (b) prevent the value of any Collateral from being materially diminished (assuming the lack of such a payment within the necessary time frame could potentially cause such Collateral to lose value), or (c) protect any of the Collateral from being materially damaged, impaired, mismanaged or taken, including, without limitation, any amounts expended in accordance with Section 10.20 or post-foreclosure ownership, maintenance, operation or marketing of any Collateral.

"Real Property" shall mean the real property which is described by Exhibit I, attached hereto, and incorporated by reference herein, together with all appurtenances thereto.

"Reportable Event" shall mean a reportable event as defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of ERISA.

"Restatement Closing Disbursements" shall have the meaning set forth in Section 2.04(b).

"Restatement Effective Date" shall mean the date upon which: (i) each condition precedent required under Article III of this Credit Agreement has been satisfied or waived and (ii) the Security Documentation has been filed and/or recorded in accordance with and in the manner required by the Depository Closing Instructions, or such other date as to which Lender and Borrowers agree in writing.

"Restatement Fee" shall have the meaning ascribed to such term in Section 2.08(a).

"Saskatchewan Deed of Trust" shall mean that certain Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents, dated June 15, 2000, executed by Borrowers, as trustors and debtors, for the benefit of Agent Bank, as beneficiary and secured party, and recorded in the Office of the Clerk and Recorder of Teller County, Colorado on July 17, 2000 at Reception No. 507220, all for the purpose, among other things, of encumbering the Parking Lot, all as security for, among other things, payment and performance under the Amended and Restated Credit Agreement dated as of April 21, 2000, as it had been amended, and the Existing RLC Note, together with all extensions, renewals, amendments, restatements and other modifications of said secured obligations, all as more particularly set forth therein, which deed of trust shall continue to secure payment and performance under the Credit Agreement, the Term Note and the other secured obligations referred to therein, as such deed of trust has been amended by the First Amendment to Saskatchewan Deed of Trust and as it  may be further extended renewed, amended, restated or otherwise modified from time to time.

"Saskatchewan Parking Lot Property" shall mean that portion of the Real Property which is described as Parcels 5 through 10 on Exhibit I attached hereto and incorporated by reference herein.

"Saskatchewan Title Insurance Policy" shall mean the ALTA Extended Coverage Lenders Policy of Title Insurance, and the endorsements issued concurrently therewith, issued by First American Title Insurance Company as of July 16, 2000 with coverage in the amount of Twenty-Six Million Dollars ($26,000,000.00) under Policy No. 3734767, insuring the lien and priority of the Saskatchewan Deed of Trust, as it may be modified from time to time.

"Schedule of Significant Litigation" shall mean the Schedule of Significant Litigation, a copy of which is set forth as Schedule 3.16, affixed hereto and by this reference incorporated herein and made a part hereof, setting forth the information described in Section 3.16 with respect to each Significant Litigation.

"Secured Interest Rate Hedge(s)" shall mean any Interest Rate Hedge entered into between Borrowers and any Lender, or Affiliate of any Lender, which is secured by any Deed of Trust.

"Security Documentation" shall mean collective reference to the Deeds of Trust, Financing Statements, Assignment of Entitlements, Contracts, Rents and Revenues and all other instruments and agreements to be executed by or on behalf of Borrowers or other applicable Persons, in favor of Lender securing repayment of the Credit Facility.

"Security Documentation Amendments" shall have the meaning set forth by Section 3.03.

"Senior Leverage Ratio" as of the end of any Fiscal Quarter shall mean the ratio resulting by dividing (a) Funded Outstandings as of the end of the Fiscal Quarter under review, less the aggregate amount of any Make Well Contribution applicable to the end of such Fiscal Quarter by (b) the sum of EBITDAM for the Fiscal Quarter under review plus EBITDAM for each of the most recently ended three (3) preceding Fiscal Quarters.

"Significant Litigation" shall mean each action, suit, proceeding, litigation and controversy involving any Borrower involving claims in excess of One Million Dollars ($1,000,000.00) or which if determined adversely to the interests of such Borrower, could result in a Material Adverse Change.

"Spaceleases" shall mean the executed leases and concession agreements pertaining to the Casino Facilities, or any portion thereof, wherein Borrower is the lessor, as set forth on that certain Schedule of Spaceleases designated as Schedule 4.16, affixed hereto and by this reference incorporated herein and made a part hereof.

"Subordinated Debt" shall mean collective reference to: (i) the unsecured intercompany Indebtedness, owing by WMCKAC and assumed by WMCKVC, payable to the order of Guarantor in the approximate amount of Five Million Six Hundred Ninety-One Thousand Dollars ($5,691,000.00) evidenced by a Promissory Note dated June 27, 1996, as amended by an Assignment, Assumption and Amendment Agreement dated as of March 31, 1997, which Subordinated Debt shall be structurally and contractually subordinated to the Credit Facility by execution of the Payment Subordination Agreement by Borrowers and Guarantor in favor of Lender, and (ii) any other unsecured intercompany Indebtedness owing by any Borrower to Guarantor which is permitted and incurred in accordance with Section 6.05(d).

"Subsidiary" shall mean, on the date in question, any Person of which an aggregate of 50% or more of the stock of any class or classes (or equivalent interests) is owned of record or beneficially, directly or indirectly, by another Person and/or any of its Subsidiaries, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency.

"Taxes" shall have the meaning set forth in Section 2.10.

"Term Loan" shall mean reference to the aggregate amount of unpaid principal outstanding under the Credit Facility as of the Restatement Effective Date in the principal amount of Four Million Four Hundred Thousand Dollars ($4,400,000.00), to be repaid in accordance with the provisions set forth in Section 2.02.

"Term Note" shall mean the Amended and Restated Promissory Note, a copy of which is marked "Exhibit A", affixed hereto and by this reference incorporated herein and made a part hereof, to be executed by Borrowers as of the Restatement Effective Date, payable to the order of Lender, evidencing the Term Loan, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time, which Amended and Restated Promissory Note shall be a full amendment and restatement of the Existing RLC Note.

"Title Insurance Company" shall mean Commonwealth Land Title Insurance Company and its issuing agent, Pikes Peak Title Service, Inc., with offices located at 471 S. Baldwin, Woodland Park, Colorado 80866, together with such reinsurers with direct access as are requested by Lender or other title insurance company or companies as may be acceptable to Lender.

"Title Insurance Endorsements" shall mean collective reference to the following endorsements, which shall be issued to the applicable Title Insurance Policies by the Title Insurance Company, as of the Restatement Effective Date, in accordance with the Depository Closing Instructions:  (i) Colorado Form 110.5 Endorsement to the Casino Title Insurance Policy, or other modification endorsements acceptable to Lender providing assurances that, among other things, the Existing Casino Deed of Trust has been validly amended by the First Amendment to Casino Deed of Trust, and that there are no intervening items with priority over the Existing Casino Deed of Trust as so amended other than Permitted Encumbrances; and (ii)  such other endorsements one, or more of the Title Insurance Policies as may be requested by Agent Bank; all of which shall be in a form and substance acceptable to Agent Bank.

"Title Insurance Policies" shall mean a collective reference to: (i) the Casino Title Insurance Policy, (ii) the Event Center/City Parking Lot Title Insurance Policy, (iii) the Palace Club Title Insurance Policy and (iv) the Saskatchewan Title Insurance Policy, as any of them may be supplemented or modified by the Title Insurance Endorsements.

"Total Funded Debt" shall mean for any period determined as of the last day of such period, the aggregate of both the long-term and current portions (without duplication) of all interest bearing Indebtedness and Capitalized Lease Liabilities, plus the amount of all Contingent Liabilities (other than the Guaranty) as of the last day of such period.

"Total Leverage Ratio" as of the end of any Fiscal Quarter shall mean with reference to the Guarantor the ratio resulting by dividing (a) Total Funded Debt as of the end of the Fiscal Quarter under review by (b) the sum of EBITDA for the Fiscal Quarter under review plus EBITDA for each of the most recently ended three (3) preceding Fiscal Quarters.

"WFB" shall mean Wells Fargo Bank, National Association.

"WMCKAC" shall have the meaning set forth in the Preamble to this Credit Agreement.

"WMCKVC" shall have the meaning set forth in the Preamble to this Credit Agreement.

Section 1.02. Interpretation and Construction.  In this Credit Agreement, unless the context otherwise requires:

(a) Articles and Sections mentioned by number only are the respective Articles and Sections of this Credit Agreement as so numbered;

(b) Words importing a particular gender mean and include every other gender, and words importing the singular number mean and include the plural number and vice versa;

(c) All times specified herein, unless otherwise specifically referred, shall be the time in San Francisco, California;

(d) Any headings preceding the texts of the several Articles and Sections of this Credit Agreement, and any table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Credit Agreement, nor shall they affect its meaning, construction or effect;

(e) If any clause, definition, provision or Section of this Credit Agreement shall be determined to be apparently contrary to or conflicting with any other clause, definition, provision or Section of this Credit Agreement then the clause, definition, provision or Section containing the more specific provisions shall control and govern with respect to such apparent conflict.  The parties hereto do agree that each has contributed to the drafting of this Credit Agreement and all Loan Documents and that the provisions herein contained shall not be construed against either Borrowers or Lenders as having been the person or persons responsible for the preparation thereof;

(f) The terms "herein", "hereunder", "hereby", "hereto", "hereof" and any similar terms as used in the Credit Agreement refer to this Credit Agreement; the term "heretofore"  means before the date of execution of this Credit Agreement; and the term "hereafter" means after the date of the execution of this Credit Agreement;

(g) All accounting terms used herein which are not otherwise specifically defined shall be used in accordance with GAAP;

(h) If any clause, provision or Section of this Credit Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining provisions hereof;

(i) Each reference to this Credit Agreement or any other Loan Document or any of them, as used in this Credit Agreement or in any other Loan Document, shall be deemed a reference to this Credit Agreement or such Loan Document, as applicable, as the same may be amended, modified, supplemented, replaced, renewed or restated from time to time; and

(j) Every affirmative duty, covenant and obligation of Borrowers hereunder shall be equally applicable to each of the Borrowers individually and where the context would result in the best interests or rights of Banks shall be construed to mean "Borrowers or any of them" or "Borrowers and each of them", as applicable.

Section 1.03. Use of Defined Terms Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Credit Agreement shall have such meanings when used in the Term Note and in each Loan Document and other communication delivered from time to time in connection with this Credit Agreement or any other Loan Document.

Section 1.04. Cross-References.  Unless otherwise specified, references in this Credit Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Credit Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.05. Exhibits and Schedules.  All Exhibits and Schedules to this Credit Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference.

ARTICLE II

AMOUNT, TERMS AND SECURITY OF THE TERM LOAN

Section 2.01. The Term Loan.  Subject to the conditions and upon the terms hereinafter set forth and in accordance with the terms and provisions of the Term Note, on the Restatement Effective Date Lender agrees to continue Four Million Four Hundred Thousand Dollars ($4,400,000.00) of the outstanding principal balance of the Existing Credit Agreement and Existing RLC Note as a Term Loan.  Borrower may not reborrow any amounts repaid or prepaid on the Term Loan.

Section 2.02. Principal Repayment.

(a) Scheduled principal repayments shall be paid in forty-four (44) equal monthly installments on the first (1st) day of each and every month in the amount of One Hundred Thousand Dollars ($100,000.00) each.  The first principal reduction payment in the amount of One Hundred Thousand Dollars ($100,000.00) shall be paid on December 1, 2008, and a principal reduction payment in the like amount of One Hundred Thousand Dollars ($100,000.00) shall be made on the first (1st) day of each and every month thereafter until the Maturity Date, on which date the entire unpaid balance of principal and unpaid accrued interest thereon shall be fully paid.

(b) In addition to the scheduled installment principal repayments set forth above, Borrowers and/or Guarantor shall make mandatory principal repayments (each a "Mandatory Principal Prepayment" and collectively, the "Mandatory Principal Prepayments") (i) as required under Sections 5.01 and 8.02, as may be applicable, (ii) in the amount of each Make Well Contribution on or before three (3) Banking Business Days following receipt by the Borrower Consolidation of each such Make Well Contribution, and (iii) as required under the terms of the CCI Negative Pledge.

(c) All principal prepayments, including Make Well Contributions, Capital Proceeds applied to the Term Loan under Section 8.02 received by Lender shall be applied to the last principal sums falling due under the Term Loan in the inverse order of maturity.

Section 2.03. Interest Rate.

(a) Interest shall accrue on the entire outstanding principal balance of the Term Loan at the Agreed Rate commencing on the Restatement Effective Date and continuing until all principal sums and unpaid accrued interest thereon have been fully paid.  A portion of accrued interest equal to the Prime Rate plus two percent (2.0%) per annum on the unpaid balance of the principal sum shall be paid on the last day of each and every month commencing on October 31, 2008 and continuing on the last day of each and every consecutive month until the Maturity Date.  The remaining portion of accrued interest equal to three and one-half percent (3.5%) per annum on the declining balance of the principal sum shall continue to accrue on the principal sum to the Maturity Date, on which date all accrued and unpaid interest shall be fully due and payable.

(b) Each determination of the applicable Agreed Rate shall be conclusive and binding upon the Borrowers, in the absence of manifest or demonstrable error.  The Lender shall, on no less than a monthly basis, deliver to Borrowers an invoice statement showing the payment due and the computations used by the Lender in determining the Agreed Rate hereunder.  Computation of interest on the Term Loan shall be calculated on the basis of a year of three hundred sixty (360) days and the actual number of days elapsed.

Section 2.04. Closing Payments and Disbursements.

(a) On the Restatement Effective Date, Borrowers shall make the following payments (collectively, the "Borrower Closing Payments"):

(i) such amount as is necessary to fully satisfy all interest which is then accrued and unpaid under the Existing RLC Note as of the Restatement Effective Date;

(ii) if the advanced and unpaid principal amount under the Existing RLC Note is more than Four Million Four Hundred Thousand Dollars ($4,400,000.00) on the Restatement Effective Date, such amount as is necessary to reduce the advanced and unpaid principal amount under the Existing RLC Note to Four Million Four Hundred Thousand Dollars ($4,400,000.00);

(iii) payment in full of the Restatement Fee;

(iv) paying in full the costs, fees and expenses of Title Insurance Company incurred in connection with the issuance of the Title Insurance Endorsements, the costs, fees and expenses of the attorneys for Borrowers and the costs, fees and expenses of Henderson & Morgan, LLC, attorneys for Lender, and associate counsel and insurance consultants retained by them incurred to the Restatement Effective Date.

(b) if the advanced and unpaid principal amount under the Existing RLC Note on the Restatement Effective Date is less than Four Million Four Hundred Thousand Dollars ($4,400,000.00), the amount of such difference shall be disbursed to, or for the account of, Borrower, as a principal disbursement under the Existing RLC Note, for the following purposes (the "Restatement Closing Disbursements"):

(i) first, towards complete satisfaction of Borrower Closing Payments; and

(ii) thereafter, any unused portion of the Restatement Closing Disbursements, shall be disbursed to Borrowers for use as Borrower's working capital.

Section 2.05. The Term Note.  The Term Loan shall be further evidenced by the Term Note payable to the order of the Lender.  Borrowers waive any rights which they might otherwise have under Colorado Revised Statutes §§ 13-50-02 or 13-50-103 (or under any corresponding future statute or rule of law in any jurisdiction) by reason of any release of fewer than all of the Borrowers.  Lender shall record manually or electronically the amount of each repayment of principal and interest made thereunder by Borrowers; provided, however, the failure to make such a record or notation with respect to any repayment thereof, or an error in making such a record or notation, shall not limit or otherwise affect the obligations of Borrowers hereunder or under the Term Note.  Lender shall provide Borrowers and Guarantor with a copy of such entries upon the written request of Borrowers and/or Guarantor.  The aggregate unpaid balance of principal and interest of the Term Note as set forth on the most recent data control system printout of Lender shall be rebuttably presumptive evidence of the sums owing and unpaid on the Term Note.

Section 2.06. Security for the Term Loan.  As security for the due and punctual payment and performance of the terms and provisions of this Credit Agreement, the Term Note and all of the other Loan Documents, the Security Documentation Amendments, each dated as of the Restatement Effective Date, shall be executed and delivered to Lender, by the respective parties to each of the Security Documentation and recorded and/or filed as required by the Depository Closing Instructions.

Section 2.07. Place and Manner of Payment.

(a) All amounts payable by Borrowers shall be made to Lender pursuant to the terms of the Credit Agreement and the Term Note and shall be made on a Banking Business Day in lawful money of the United States of America and in immediately available funds.  Other than with respect to Mandatory Principal Prepayments, Borrowers may make repayments ("Principal Prepayments") of the outstanding balance of principal owing under the Term Note at any time and from time to time.  Each such Principal Prepayment shall be in a minimum amount of One Hundred Thousand Dollars ($100,000.00) (or, if less, the outstanding principal amount of the Term Loan) and in increments of Ten Thousand Dollars ($10,000.00) in excess thereof.

(b) All such amounts payable by Borrowers shall be made to Lender at its office located at Wells Fargo Bank, Syndications Division, 201 Third Street, Eighth Floor, San Francisco, California 94103, or at such other address as may be directed in writing by Lender from time to time.  If such payment is received by Lender prior to 11:00 a.m., Lender shall credit Borrowers with such payment on the day so received.  If such payment is received by Lender after 11:00 a.m., Lender shall credit Borrowers with such payment as of the next Banking Business Day.  If the Term Note or any payment required to be made thereon or hereunder, is or becomes due and payable on a day other than a Banking Business Day, the due date thereof shall be extended to the next succeeding Banking Business Day and interest thereon shall be payable at the then applicable rate during such extension.

Section 2.08. Fees.  On the Restatement Effective Date, Borrowers shall pay the non-refundable fee (the "Restatement Fee"), in the amount of Forty-Four Thousand Dollars ($44,000.00).

Section 2.09. Late Charges and Default Rate.

(a) If any payment due under the Term Note is not paid within three (3) Banking Business Days after receipt by Borrowers of written notice of such nonpayment from Lender, Borrowers promise to pay a late charge in the amount of three percent (3%) of the amount of such delinquent payment and Lender need not accept any late payment made unless it is accompanied by such three percent (3%) late payment charge.

(b) In the event of the existence of an Event of Default, commencing on the first (1st) Banking Business Day following the receipt by Borrowers of written notice of the occurrence of such Event of Default from Lender, the total of the unpaid balance of the principal and the then accrued and unpaid interest owing under the Term Note shall commence accruing interest at a rate equal to five percent (5%) over the Agreed Rate (the "Default Rate") until all Events of Default which may exist have been cured, at which time the interest rate shall revert to the Agreed Rate.

(c) In the event of the occurrence of an Event of Default, Borrowers agree to pay all reasonable costs of collection, including the reasonable attorneys' fees incurred by Lender, in addition to and at the time of the payment of such sum of money and/or the performance of such acts as may be required to cure such Event of Default.  In the event legal action is commenced for the collection of any sums owing hereunder or under the terms of the Term Note, the Borrowers agree that any judgment issued as a consequence of such action against Borrowers shall bear interest at a rate equal to the Default Rate until fully paid.

Section 2.10. Net Payments.  All payments under this Credit Agreement and the Term Note shall be made without set-off, counterclaim, recoupment or defense of any kind and in such amounts as may be necessary in order that all such payments, after deduction or withholding for or on account of any future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by the United States or any Governmental Authority, other than franchise taxes or any tax on or measured by the gross receipts or overall net income of Lender pursuant to the income tax laws of the United States or any State or any Governmental Authority, or the jurisdiction where each Lender's principal office is located (collectively "Taxes"), shall not be less than the amounts otherwise specified to be paid under this Credit Agreement and the Term Note.  A certificate as to any additional amounts payable to the Lender under this Section 2.10 submitted to the Borrowers by the Lender shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest or demonstrable error.  Any amounts payable by the Borrowers under this Section 2.10 with respect to past payments shall be due within thirty (30) days following receipt by the Borrowers of such certificate from the Lenders; any such amounts payable with respect to future payments shall be due within thirty (30) days after demand with such future payments.  With respect to each deduction or withholding for or on account of any Taxes, the Borrowers shall promptly furnish to the Lender such certificates, receipts and other documents as may be required (in the reasonable judgment of the Lender) to establish any tax credit to which the Lender may be entitled.

ARTICLE III

CONDITIONS PRECEDENT TO THE RESTATEMENT EFFECTIVE DATE

Closing Conditions.  The obligation of Lender hereunder is subject to the following conditions precedent, each of which shall be satisfied prior to November 7, 2008 (unless Lender, in its sole and absolute discretion, shall agree otherwise).  The occurrence of the Restatement Effective Date is subject to and contingent upon Lender having received, in each case in form and substance reasonably satisfactory to Lender, or in the case of an occurrence, action or event, the occurrence of each of the following:

Section 3.01. Credit Agreement.  Two (2) executed counterparts of this Credit Agreement.

Section 3.02. The Term Note and Guaranty.

(a) The Term Note duly executed by the Borrowers in favor of Lender.

(b) The Guaranty duly executed by the Guarantor in favor of Lender.

Section 3.03. Security Documentation.  The Security Documentation set forth below, duly executed by Borrowers, Guarantor or other party thereto, as applicable, consisting of the following (collectively, the "Security Documentation Amendments"):

(a) First Amendment to Casino Deed of Trust;

(b) Assignment of Entitlements, Contracts, Rents and Revenues;

(c) CCI Negative Pledge; and

(d) First Amendment to Saskatchewan Deed of Trust.

Section 3.04. Other Loan Documents.  The following Loan Documents duly executed by Borrowers and each other applicable party thereto consisting of the following:

(a) Environmental Certificate; and

(b) Payment Subordination Agreement (for each Subordinated Debt outstanding or incurred as of the Restatement Effective Date).

Section 3.05. Articles of Incorporation, Bylaws, Corporate Resolution, Certificate of Good Standing and Closing Certificate.  Lender shall have received from each of the Borrowers: (i) a Certificate of Good Standing issued by the Secretaries of State of the State of Colorado with respect to CCCC and of the State of Delaware with respect to WMCKAC, WMCKVC and Guarantor (together with a Certificate of Good Standing as a foreign corporation issued by the Colorado Secretary of State with respect to WMCKAC and WMCKVC) and each dated within thirty (30) calendar days of the Restatement Effective Date and telephonically confirmed as of the Restatement Effective Date, (ii) a copy of the respective articles of incorporation and by-laws certified as of the Restatement Effective Date to be true, correct and complete by a duly Authorized Officer of each of the Borrowers and Guarantor, respectively, (iii) an  original Certificate of Corporate Resolution and Certificate of Incumbency executed by the Secretary of each of the Borrowers and Guarantor and attested to by its respective President, Vice President, or Treasurer authorizing each such Borrower and Guarantor to enter into all documents and agreements to be executed by it pursuant to this Credit Agreement and further authorizing and empowering the officer or officers who will execute such documents and agreements with the authority and power to execute such documents and agreements on behalf of each respective corporation, (iv) designation by corporate resolution and an original certificate ("Authorized Officer Certificate"), substantially in the form of the Authorized Officer Certificate marked "Exhibit D", affixed hereto and by this reference incorporated herein and made a part hereof, of the officers of Borrowers who are authorized to give Compliance Certificates and all other notices, requests, reports, consents, certifications and authorizations on behalf of the Borrowers (each individually an "Authorized Officer" and collectively the "Authorized Officers") and (v) an original closing certificate ("Closing Certificate"), substantially in the form of the Closing Certificate marked "Exhibit E", affixed hereto and by this reference incorporated herein and made a part hereof, duly executed by an Authorized Officer of Borrowers.

Section 3.06. Intentionally omitted.

Section 3.07. Title Insurance Endorsements.  The Title Insurance Endorsements (or proforma commitment for the issuance thereof) together with such endorsements and re-insurance requirements as set forth in the Depository Closing Instructions.

Section 3.08. Survey.  If required by the Title Company as a condition for the issuance of the Title Insurance Endorsements, current ALTA survey for the Real Property subject to exceptions approved by Lender prior to the Restatement Effective Date, which must (i) be certified to Lender and the Title Company, (ii) show the Real Property to be free of encroachments, overlaps, and other survey defects, (iii) show the courses and distances of the boundary lines for the Real Property, (iv) show that all existing or to be constructed improvements are located within said boundary lines, and (v) show the location  of all above and below ground easements, improvements, appurtenances, utilities, rights-of-way, water rights, if any, and ingress and egress, by reference to book and page numbers and/or filed map reference.  On or before the Restatement Effective Date, Borrowers shall comply with all other survey requirements of Title Company for the issuance of the Title Insurance Endorsements.

Section 3.09. Payment of Taxes.  Evidence satisfactory to Lender that all past and current real and personal property taxes and assessments which are presently due and payable applicable to the Real Property have been paid in full.

Section 3.10. Insurance.  Copies of the declaration pages of each of the insurance policies certified to be true and correct by an Authorized Officer of the Borrowers, together with original binders evidencing Borrowers as named insured, and original certificates of insurance, loss payable and mortgagee endorsements naming Lender as mortgagee, loss payee and additional insured, as required by the applicable insurance provisions set forth in Section 5.09 of this Credit Agreement.

Section 3.11. Payment of Restatement Fee.  Payment by Borrowers of the Restatement Fee as provided in Section 2.08 hereinabove.

Section 3.12. Reimbursement for Expenses and Fees.  Reimbursement by Borrowers for all reasonable fees and out-of-pocket expenses incurred by Lender in connection with the Credit Facility, including, but not limited to, escrow charges, title insurance premiums, environmental examinations, recording fees, appraisal fees, reasonable attorney's fees of Henderson & Morgan, LLC and Colorado counsel retained by them, insurance consultant fees, and all other like fees and expenses remaining unpaid as of the Restatement Effective Date to the extent then due and payable on the Restatement Effective Date, provided that the amount then invoiced shall not thereafter preclude Borrowers' obligation to pay such costs and expenses relating to the closing of the Term Loan following the Restatement Effective Date or to reimburse Lender for the payment thereof.

Section 3.13. Schedule of Spaceleases and Equipment Leases and Contracts.  A Schedule of Spaceleases (Schedule 4.16) and Equipment Leases and Contracts (Schedule 4.17) in each instance setting forth the name of the other party thereto, a brief description of each spacelease, equipment lease and contract and the commencement and ending date thereof, to the extent known to Borrowers as of the Restatement Effective Date.

Section 3.14. Environmental Site Assessments.  No additional Environmental Site Assessment or Assessments of the Real Property described on the Title Report shall be required as of the Restatement Effective Date.

Section 3.15. City Parking Lot Lease.   A true and correct copy of the City Parking Lot Lease and of all amendments and modifications thereto.

Section 3.16. Schedule of all Significant Litigation.  A Schedule of Significant Litigation (Schedule 3.16), in each instance setting forth the names of the other parties thereto, a brief description of such litigation, whether or not such litigation is covered by insurance and, if so, whether the defense thereof and liability therefor has been accepted by the applicable insurance company indicating whether such acceptance of such defenses with or without a reservation of rights, the commencement date of such litigation and the amount sought to be recovered by the adverse parties thereto or the amount which is otherwise in controversy.

Section 3.17. Intentionally omitted.

Section 3.18. No Injunction or Other Litigation.  No law or regulation shall prohibit, and no order, judgment or decree of any Governmental Authority shall, and no litigation shall be pending or threatened which in the reasonable judgment of the Lender would or would reasonably be expected to, enjoin, prohibit, limit or restrain the execution and delivery of this Credit Agreement or the performance by the Borrowers of any other obligations in respect thereof.

Section 3.19. Additional Documents and Statements.  Such additional documents, affidavits, certificates and opinions as Lenders may reasonably require to insure compliance with this Credit Agreement.

Section 3.20. Gaming Permits.  The Borrowers Consolidation shall have all Gaming Permits material to or required for the conduct of its gaming businesses and the conduct of games of chance at the Casino Facilities and such Gaming Permits shall not then be suspended, enjoined or prohibited (for any length of time) by any Gaming Authority or any other Governmental Authority.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Credit Agreement, Borrowers and Guarantor make the following representations and warranties:

Section 4.01. Organization; Power and Authorization.  WMCKAC, WMCKVC and Guarantor are each a corporation duly organized and validly existing under the laws of the State of Delaware.  CCCC is a corporation duly organized and validly existing under the laws of the State of Colorado.  Each Borrower and Guarantor (i) has all requisite corporate power, authority and legal right to execute and deliver each document, agreement or certificate to which it is a party or by which it is bound in connection with the Term Loan, to consummate the transactions and perform its obligations hereunder and thereunder, and to own its properties and assets and to carry on and conduct its business as presently conducted or proposed to be conducted, and (ii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Credit Agreement and the other Loan Documents to which it is a party or by which it is bound and to consummate the transactions contemplated hereunder and thereunder.

Section 4.02. Authority; Compliance with other Agreements and Instruments and Government Regulations.  The execution, delivery and performance by Borrowers and Guarantor, as applicable, of the Loan Documents and the execution of the Loan Documents have been duly authorized by all necessary corporate action and do not:

(a) require any consent or approval not heretofore obtained of any member, director, stockholder, security holder or creditor of such Party;

(b) violate or conflict with any provision of such Party's articles of incorporation or bylaws, as applicable;

(c) violate any requirement of Law, including any Gaming Law, applicable to such Party;

(d) constitute a "transfer of an interest" or an "obligation incurred" that is avoidable by a trustee under Section 548 of the Bankruptcy Code of 1978, as amended, or constitute a "fraudulent conveyance," "fraudulent obligation" or "fraudulent transfer" within the meanings of the Uniform Fraudulent Conveyances Act or Uniform Fraudulent Transfer Act, as enacted in any applicable jurisdiction; or

(e) result in a breach of, or would, with the giving of notice or the lapse of time or both, constitute a breach of or default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such Party is a party or by which such Party or any of its assets are bound or affected.

Section 4.03. Litigation.  Except as disclosed on the Schedule of Significant Litigation delivered in connection with Section 3.16, to the best knowledge of Borrowers and Guarantor, after due inquiry and investigation, there is no action, suit, proceeding, inquiry, hearing or investigation pending or threatened, in any court of law or in equity, or before any Governmental Authority, which could reasonably be expected to result in any Material Adverse Change in any Casino Facility or in its business, financial condition, properties or operations.  To the best knowledge of Borrowers, after due inquiry and investigation, no Borrower is in violation of or default with respect to any order, writ, injunction, decree or demand of any such court or Governmental Authority.

Section 4.04. Agreements Legal, Binding, Valid and Enforceable.  This Credit Agreement, the Term Note, the Security Documentation and all other Loan Documents, when executed and delivered by Borrowers in connection with the Term Loan and the Guaranty when executed and delivered by Guarantor will constitute legal, valid and binding obligations of Borrowers and Guarantor, respectively, enforceable against Borrowers and Guarantor, as applicable, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

Section 4.05. Information and Financial Data Accurate; Financial Statements; No Adverse Change.  All information and financial and other data previously furnished in writing by Borrowers and/or Guarantor in connection with the Term Loan was true, correct and complete in all material respects as of the date furnished (unless subsequently corrected prior to the date hereof), and there has been no Material Adverse Change with respect thereto to the date of this Credit Agreement since the dates thereof.  No information has been omitted which would make the information previously furnished in such financial statements to Lender misleading or incorrect in any material respect to the date of this Credit Agreement.  Any and all financial statements heretofore furnished to Lender by Borrowers and/or Guarantor: (i) present fairly the financial position of Borrowers and/or Guarantor, as the case may be, as at their respective dates and the results of operations and changes in cash flows for the periods to which they apply, and (ii) have been prepared, except as noted therein, in conformity with GAAP applied on a consistent basis throughout the periods involved.  Since the date of the financial statements referred to in this Section 4.05, there has been no Material Adverse Change in the financial condition, business or operations of the Borrowers and/or Guarantor.

Section 4.06. Governmental Approvals.  All consents, approvals, orders or authorizations of, or registrations, declarations, notices or filings with any Governmental Authority and any other Person, which may be required in connection with the valid execution and delivery of this Credit Agreement and the other Loan Documents by Borrowers and Guarantor, as applicable, and the carrying-out or performance of any of the transactions required or contemplated hereunder, or thereunder, by Borrowers, have been obtained or accomplished and are in full force and effect.  All consents, approvals, orders or authorizations of, or registrations, declarations, notices or filings with any Governmental Authority and any other Person, the failure of which could reasonably be expected to result in a Material Adverse Change, which may be required by Borrowers in connection with the use and operation of the Casino Facilities have been obtained or accomplished and are in full force and effect.

Section 4.07. Payment of Taxes.  Borrowers have duly filed or caused to be filed all federal, state and local tax reports and returns which are required to be filed by them and have paid or made provisions for the payment of, all material taxes, assessments, fees and other governmental charges which have or may have become due pursuant to said returns or otherwise pursuant to any assessment received by Borrowers except such taxes, assessments, fees or other governmental charges, if any, as are being contested in good faith by any Borrower by appropriate proceedings and for which such Borrower has maintained adequate reserves for the payment thereof in accordance with GAAP.

Section 4.08. Title to Properties.  Borrowers shall have good and marketable fee title to the Real Property (other than the City Parking Lot Property) as the same is defined as of the Restatement Effective Date, at all times during the term of the Term Loan.  Borrowers shall have a leasehold interest in and to the City Parking Lot Property pursuant to the City Parking Lot Lease at all times during the term of the Term Loan.  Borrowers and Guarantor have good and marketable title to:  (a) all of their respective properties and assets reflected in the most recent financial statements referred to in Section 4.05 hereof as owned by them (except those properties and assets disposed of since the date of said financial statements in the ordinary course of business or those properties and assets which are no longer used or useful in the conduct of its businesses), including, but not limited to, Borrowers' interest in patents, trademarks, tradenames, servicemarks, and licenses relating to or pertaining to the Casino Facilities, and (b) all properties and assets acquired by them subsequent to the date of the most recent financial statements referred to in Section 4.05 hereof.  All such properties and assets are not subject to any liens, encumbrances or restrictions except Permitted Encumbrances.  All roads, easements and rights of way necessary for the full utilization of the Real Property have been completed and/or obtained.

Section 4.09. No Untrue Statements.  All statements, representations and warranties made by Borrowers and Guarantor, in this Credit Agreement, any other Loan Document and any other agreement, document, certificate or instrument previously furnished or to be furnished by Borrowers and/or Guarantor to Lender pursuant to the provisions of this Credit Agreement, (i) are and shall be true, correct and complete in all material respects, at the time they were made, (ii) do not and shall not contain (at the time they were made) any untrue statement of a material fact, and (iii) do not and shall not omit to state (at the time they were made) a material fact necessary in order to make the information contained herein or therein not misleading or incomplete.  Borrowers and Guarantor understand that all such statements, representations and warranties shall be deemed to have been relied upon by Lender as a material inducement to establish the Term Loan.

Section 4.10. Brokerage Commissions.  No person is entitled to receive any brokerage commission, finder's fee or similar fee or payment in connection with the extensions of credit contemplated by this Credit Agreement as a result of any agreement entered into by Borrowers.  No brokerage or other fee, commission or compensation is to be paid by Lender with respect to the extensions of credit contemplated hereby as a result of any agreement entered into by Borrowers, and Borrowers agree to indemnify Lender against any such claims for brokerage fees or commissions and to pay all expenses including, without limitation, reasonable attorney's fees incurred by Lender in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.

Section 4.11. No Defaults.  Borrowers are not in violation of or in default with respect to any applicable Laws which materially and adversely affect the business or financial condition of the Casino Facilities.  Without limiting the generality of the foregoing, Borrowers are not in violation or default (nor is there any waiver in effect which, if not in effect, would result in a violation or default) in any material and adverse respect under any indenture, evidence of indebtedness, loan or financing agreement or other agreement or instrument of whatever nature to which they, or any of them, are a party or by which they, or any of them, are bound, which in any case could reasonably be expected to result in a Material Adverse Change.

Section 4.12. Employee Retirement Income Security Act of 1974.  No Reportable Event has occurred and is continuing with respect to any Pension Plan under ERISA, that gives rise to liabilities that materially adversely affect the financial condition or operations of Borrowers.

Section 4.13. Subsidiaries.  As of the Restatement Effective Date, Borrowers do not have any Subsidiaries which are not members of the Borrower Consolidation.

Section 4.14. Utility Services.  All utility services necessary for the Casino Facilities including, without limitation, electrical, water, gas and sewage services and facilities are presently in service and fully operational at the Casino Facilities.

Section 4.15. Policies of Insurance.  Each of the copies of the policies, declaration pages, original binders and certificates of insurance evidencing the Policies of Insurance as required under Section 5.09 with respect to the Casino Facilities delivered to Lender by Borrowers (i) is a true, correct and complete copy of the respective original thereof as in effect on the date hereof or thereof, without amendments or modifications of any of said documents or instruments not included in such copies, and (ii) has not been terminated and is in full force and effect.  Borrowers are not in default in the observance or performance of its obligations under said documents and instruments, and Borrowers have all things required to be done as of the date of this Credit Agreement to keep unimpaired their rights thereunder.

Section 4.16. Spaceleases.  A schedule of all executed Spaceleases pertaining to the Casino Facilities, or any portion thereof, in existence as of the Restatement Effective Date hereof, is set forth on Schedule 4.16 attached hereto.

Section 4.17. Equipment Leases and Contracts.  A schedule of all executed Equipment Leases and Contracts pertaining to the Casino Facilities or any portion thereof, in existence on the date hereof, is set forth on Schedule 4.17 attached hereto.

Section 4.18. Gaming Permits and Approvals.  As of the Restatement Effective Date, all Gaming Permits required to be held by Borrowers necessary for the operation of gaming activities at the Casino Facilities will be current and in good standing.

Section 4.19. Environmental Certificate.  The representations and certifications contained in the Environmental Certificate are true and correct in all material respects.

Section 4.20. Compliance with Statutes, etc.  To the best of their knowledge, Borrowers are in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, domestic or foreign, in respect of the conduct of their business and the ownership of their property.

Section 4.21. Labor Relations.  There is no strike or work stoppage in existence, or to the best knowledge of Borrowers threatened, involving any Borrower or the Casino Facilities.

Section 4.22. Trademarks, Patents, Licenses, Franchises, Formulas and Copyrights.  Borrowers own all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or has a valid license or sublicense of rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of their business at the Casino Facilities, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a Material Adverse Change on the business, operations, property, assets or condition (financial or otherwise) of Borrowers taken as a whole.

Section 4.23. Contingent Liabilities.  As of the Restatement Effective Date, Borrowers have incurred no material Contingent Liabilities (any Contingent Liability in excess of One Million Dollars ($1,000,000.00) being deemed material) other than those described on Schedule 4.23.

Section 4.24. City Parking Lot Lease.  The copies of the City Parking Lot Lease and all modifications and amendments thereto (if any) which have been delivered to Lender in accordance with Section 3.15 are each a true, correct and complete copy of the respective original thereof, as in effect on the Restatement Effective Date, and no amendments or modifications have been made to such City Parking Lot Lease, except as set forth by documents delivered to Lender in accordance with said Section 3.15 or otherwise reasonably approved in writing by Lender.  The City Parking Lot Lease has not been terminated and is in full force and effect.  WMCKAC is not in default in the observance or performance of any of its obligations under the City Parking Lot Lease and has done all things required to be done as of the Restatement Effective Date to keep unimpaired its rights thereunder.

ARTICLE V

 GENERAL COVENANTS OF BORROWERS AND GUARANTOR

To induce the Lender to enter into this Credit Agreement and establish the Term Loan, Borrowers and Guarantor covenant to Banks as follows:

Section 5.01. FF&E.  Borrowers shall furnish, fixture and equip the Casino Facilities with FF&E they reasonably deem appropriate for the operation of the Casino Facilities.  All FF&E that is purchased and installed in the Casino Facilities shall be purchased free and clear of any liens, encumbrances or claims, other than Permitted Encumbrances.  If Borrowers should sell, transfer, convey or otherwise dispose of any FF&E and not replace such FF&E with purchased items of equivalent value and utility or replace said FF&E with leased FF&E of equivalent value and utility, within the permissible leasing and purchase agreement limitation set forth herein, to the extent such non-replaced FF&E exceeds a cumulative aggregate value of One Hundred Fifty Thousand Dollars ($150,000.00) during the term of the Term Loan, Borrowers shall be required to immediately, permanently reduce the Term Loan by the amount of the Capital Proceeds of the FF&E so disposed of in excess of such One Hundred Fifty Thousand Dollars ($150,000.00), subject, however, to the right of Lender to verify to its reasonable satisfaction the amount of said Capital Proceeds; in the event Lender and Borrowers do not agree as to the value of the FF&E disposed of and the amount of the Capital Proceeds, then Borrowers, at their sole cost and expense, shall obtain a written appraisal of the FF&E disposed of, in excess of One Hundred Fifty Thousand Dollars ($150,000.00) as provided hereinabove, from an appraiser reasonably satisfactory to Lender, setting forth said values and amounts, and Lender agrees to accept the results of said appraisal.  A Mandatory Principal Prepayment shall immediately be made in the amount of the FF&E disposed of, in excess of One Hundred Fifty Thousand Dollars ($150,000.00), as set forth by such appraisal.

Section 5.02. Permits; Licenses and Legal Requirements.  Borrowers shall comply in all material respects with and keep in full force and effect, as and when required, all Gaming Permits and all material permits, licenses and approvals obtained from any Governmental Authorities which are required for the operation and use of the Casino Facilities.  Borrowers shall comply in all material respects with all applicable material existing and future laws, rules, regulations, orders, ordinances and requirements of all Governmental Authorities, and with all recorded restrictions affecting the Casino Facilities.  All material contracts and agreements relating to the operation of the Casino Facilities shall be held in the name of a Borrower.

Section 5.03. Compliance with Payment Subordination Agreement.  Until Bank Facility Termination, Borrowers and Guarantor shall fully perform and comply with all covenants, terms and conditions imposed or assumed by Borrowers and Guarantor under the Payment Subordination Agreement executed in connection with the Subordinated Debt.

Section 5.04. Protection Against Lien Claims.  Borrowers shall give written notice to Lender on or before ten (10) days of any Borrower's actual knowledge thereof, of any lien claim filed against any Borrower or any portion of the Real Property.  Borrowers shall promptly pay and discharge or cause to be paid and discharged all claims and liens for labor done and materials and services supplied and furnished in connection with the Casino Facilities in accordance with this Section 5.04.  If any mechanic's lien or materialman's lien shall be recorded, filed or suffered to exist against any portion of the Real Property or any interest therein by reason of work, labor, services or materials supplied, furnished or claimed to have been supplied and furnished to the Casino Facilities upon Borrowers' receipt of written notice from Lender demanding the release and discharge of such lien, said lien or claim shall be paid, released and discharged of record within sixty (60) days following its receipt of such notice.

Section 5.05. No Change in Character of Business. Until Bank Facility Termination Borrowers shall not effect a material change in the nature and character of their business at the Casino Facilities as presently contemplated and disclosed to Lender.

Section 5.06. Preservation and Maintenance of Properties and Assets; Acquisition of Additional Property.

(a) Until Bank Facility Termination, (a) Borrowers shall operate, maintain and preserve all rights, privileges, franchises, licenses, Gaming Permits and other properties and assets necessary to conduct their businesses and the Casino Facilities, the absence of which would result in a Material Adverse Change, in accordance in all material respects with all applicable governmental laws, ordinances, approvals, rules and regulations and requirements, including, but not limited to, zoning, sanitary, pollution, building, environmental and safety laws and ordinances, rules and regulations promulgated thereunder, and (b) Borrowers shall not consolidate with, remove, demolish, materially alter, discontinue the use of, sell, transfer, assign, hypothecate or otherwise dispose of to any Person (other than to another member of the Borrower Consolidation), any part of their properties and assets necessary for the continuance of their business, as presently conducted and as presently contemplated, other than in the normal course of business or as otherwise permitted pursuant to this Credit Agreement.

(b) Furthermore, in the event any Borrower, Guarantor or any Affiliate and/or Subsidiary thereof, shall acquire any real property or rights to the use of real property which is used in a material manner in connection with the Casino Facilities, or any of them, Borrowers shall concurrently with the acquisition of such real property or the rights to the use of such real property, execute or cause the execution of such documents as may be necessary to add such real property or rights to the use of real property as Collateral under the Credit Facility.  Borrowers shall not remove, demolish, materially alter, discontinue the use of, sell, transfer, assign, hypothecate or otherwise dispose of to any Person, any part of their properties and assets necessary for the continuance of their businesses, as presently conducted, other than in the normal course of Borrowers' business and as provided in Sections 5.01 and 5.07.

Section 5.07. Repair of Properties and Assets.  Until Bank Facility Termination, Borrowers shall, at their own cost and expense, (a) maintain, preserve and keep in a manner consistent with gaming casino operating practices generally applicable to casino operations operating in the Cripple Creek, Colorado area, their assets and properties, including, but not limited to, the Collateral and all FF&E owned or leased by Borrowers in good and substantial repair, working order and condition, ordinary wear and tear excepted, (b) from time to time, make or cause to be made, all repairs, replacements, renewals, improvements and betterments to the Casino Facilities that Borrowers deem reasonably necessary, and (c) from time to time, make such substitutions, additions, modifications and improvements that Borrowers deem reasonably necessary.  All alterations, replacements, renewals, or additions made pursuant to this Section 5.07 shall become and constitute a part of said assets and property and subject, inter alia, to the provisions of Section 5.01 and subject to the lien of the Security Documentation.

Section 5.08. Financial Statements; Reports; Certificates and Books and Records.  Until Bank Facility Termination, the Borrower Consolidation and Guarantor shall, unless the Lender otherwise consents, at Borrowers' Consolidation and Guarantor's sole expense, deliver to the Lender a full and complete copy of each of the following:

(a) As soon as practicable, and in any event within forty-five (45) days after the end of the first two (2) calendar months of each Fiscal Quarter commencing with the Fiscal Quarter ended September 30, 2008, the balance sheet and an income statement of the Borrower Consolidation as at the end of such calendar month certified by an Authorized Officer of the Borrower Consolidation as fairly presenting the financial condition, results of operations and cash flows of the Borrower Consolidation in accordance with GAAP, except as noted therein;

(b) As soon as practicable, and in any event within forty-five (45) days after the end of each Fiscal Quarter commencing with the Fiscal Quarter ended September 30, 2008 and continuing until Bank Facility Termination, the balance sheet of the Borrower Consolidation as at the end of such Fiscal Quarter and an income statement, statement of operations and a statement of cash flows for the Fiscal Quarter under review and reflecting year-to-date performance of the Borrower Consolidation and, a comparison of the financial performance of the Borrower Consolidation to the prior Fiscal Year's operations.  Such financial statements shall be certified by an Authorized Officer of the Borrower Consolidation as fairly presenting the financial condition, results of operations and cash flows of the Borrower Consolidation in accordance with GAAP, except as noted therein, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

(c) As soon as practicable, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, the balance sheet of the Borrower Consolidation as at the end of such Fiscal year and an income statement, statement of operations and statement of cash flows for such Fiscal Year, all in reasonable detail.  Such financial statements shall be prepared in accordance with GAAP, except as noted therein, and such balance sheet and statements shall be accompanied by a report of independent public accountants of recognized standing selected by the Borrower Consolidation and reasonably satisfactory to the Lender (it being understood that any "Big 6" accounting firm shall be automatically deemed satisfactory to the Lender), which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Lender in its good faith business judgment to be adverse to the interests of the Lender.  Concurrently with the submission of such annual audited financial statements, such independent certified public accountants shall additionally furnish to Lender a Compliance Certificate, certifying that such independent certified public accountant has no actual knowledge of any Default or Event of Default;

(d) As soon as practicable, and in any event within forty-five (45) days after the commencement of each Fiscal Year, a budget for the Borrowers, including for such Fiscal Year, projected statement of operations and projected statement of cash flow, all in reasonable detail;

(e) As soon as reasonably practical after each Fiscal Year End, but in no event later than forty-five (45) days following each Fiscal Year End, the Borrower Consolidation shall submit to Lender, an internally prepared annual capital expenditure budget with respect to the Casino Facilities for the next ensuing Fiscal Year, which shall be reconciled as of the end of each Fiscal Quarter with actual Capital Expenditures made to the date of such Fiscal Quarter end.  Each such quarterly reconciliation shall be made as soon as practicable, and in any event within forty-five (45) days after the end of each Fiscal Quarter;

(f) On or before forty-five (45) days after the end of each Fiscal Quarter commencing with the Fiscal Quarter ended September 30, 2008 and continuing until Bank Facility Termination, the Borrower Consolidation shall, at the Borrower Consolidation's sole expense, deliver to the Lender, a Compliance Certificate in each instance duly and accurately prepared and signed by an Authorized Officer;

(g) Until Bank Facility Termination, the Borrower Consolidation shall keep and maintain complete and accurate books and records.  Borrowers shall permit Lender and any authorized representatives of Lender to have reasonable access to and to inspect, examine and make copies of the books and records, any and all accounts, data and other documents of Borrowers at all reasonable times upon the giving of reasonable notice of such intent.  In addition:  (i) in the event of the occurrence of any Default or Event of Default, or (ii) in the event any Material Adverse Change occurs, Borrowers shall promptly, and in any event within three (3) days after actual knowledge thereof, notify Lender in writing of such occurrence;

(h) Promptly after the same are available, copies of each annual report, quarterly report, proxy or financial statement or other report or communication sent to the stockholders of Guarantor, and copies of all annual, regular, periodic and special reports and registration statements which Guarantor may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Lender pursuant to other provisions of this Section 5.08; and

(i) Until Bank Facility Termination, Borrowers and Guarantor shall furnish to Lender any financial information or other information bearing on the financial status of the Borrowers which is reasonably requested by Lender.

Section 5.09. Insurance.  Borrowers shall obtain, or cause to be obtained, and shall maintain or cause to be maintained with respect to the Casino Facilities, at all times throughout the period commencing on the Restatement Effective Date and continuing until Bank Facility Termination at their own cost and expense, and shall deposit with Lender on or before the Restatement Effective Date:

(a) Property Insurance.  The Borrower Consolidation shall maintain an "All Risk" (special causes of loss or equivalent), including flood and earthquake perils with a sublimit of no less than One Million Dollars ($1,000,000.00), covering the building and improvements, and any other permanent structures for one hundred percent (100%) of the replacement cost.  Upon the request of Lender, replacement cost for insurance purposes will be established by an independent appraiser mutually selected by Borrowers and Lender.  The policy will include Agreed Amount (waiving co-insurance) and replacement cost valuation and building ordinance endorsements.  The policy will include a standard mortgagee clause (ISO form or equivalent) and provide that all losses in excess of One Hundred Thousand Dollars ($100,000.00) be adjusted with the Lender.  The Borrowers waive any and all rights of subrogation against Lender.

(b) Personal Property (including machinery, equipment, furniture, fixtures, stock).  The Borrower Consolidation shall maintain "All Risk" property coverage for all personal property owned, leased or for which any Borrower is legally liable.  Such policy shall include a Lenders Loss Payable endorsement in favor of Lender.

The policy providing real property and personal property coverages, as specified in 5.09(a) and (b) hereinabove, may include a deductible of no more than Ten Thousand Dollars ($10,000.00) for any single occurrence.  Flood and earthquake deductibles can be no more than Twenty-Five Thousand Dollars ($25,000.00), if a separate deductible applies.

(c) Business Interruption/Extra Expense.  The Borrower Consolidation shall maintain combined Business Interruption/Extra Expense coverage with a limit representing no less than one hundred percent (100%) of the projected annual net profit plus continuing expenses (including debt service) for the Casino Facilities.  Such coverage shall also include extensions for off premises power losses and an extended period of indemnity of ninety (90) days endorsement.  These coverages may have a deductible of no greater than twenty-four (24) hours, or Twenty-Five Thousand Dollars ($25,000.00), if a separate deductible applies.

(d) Boiler and Machinery.  The Borrower Consolidation shall maintain a Boiler and Machinery policy for the Casino Facilities written on a Comprehensive Form with a combined direct and indirect limit of no less than Two Million Five Hundred Thousand Dollars ($2,500,000.00).  The policy shall include extensions for Agreed Amount (waiving co-insurance) and Replacement Cost Valuation.  The policy may contain deductibles of no greater than Ten Thousand Dollars ($10,000.00) direct and twenty-four (24) hours indirect.

(e) Crime Insurance.  The Borrower Consolidation shall obtain a comprehensive crime policy, including the following coverages:

(i) employee dishonesty - Five Hundred Thousand Dollars ($500,000.00);

(ii) money and securities (inside) - One Hundred Thousand Dollars ($100,000.00);

(iii) money and securities (outside) - One Hundred Thousand Dollars ($100,000.00);

(iv) depositor's forgery - One Hundred Thousand Dollars ($100,000.00);

(v) computer fraud - One Hundred Thousand Dollars ($100,000.00).

The policy must be amended so that money is defined to include "tokens and chips" (as defined by the Gaming Laws).  The policy may contain deductibles of no greater than Fifty Thousand Dollars ($50,000.00) for employee dishonesty and Ten Thousand Dollars ($10,000.00) for all other agreements listed above.

(f) Commercial General Liability (1996 form or equivalent).  The Borrower Consolidation shall maintain a Commercial General Liability policy with a One Million Dollar ($1,000,000.00) combined single limit for bodily injury and property damage, including Products Liability, Contractual Liability, and all standard policy form extensions.  The policy must provide a Two Million Dollar ($2,000,000.00) general aggregate (per location, if multi-location risk) and be written on an "occurrence form".  The policy will include extensions for Liquor legal, Employee Benefits legal, Innkeepers legal and Safe Deposit legal.  If the general liability policy contains a self-insured retention, it shall be no greater than Five Thousand Dollars ($5,000.00) per occurrence, with an aggregate retention of no more than One Hundred Thousand Dollars ($100,000.00), including expenses.

The policy shall be endorsed to include Lender as an additional insured.  Definition of additional insured shall include all officers, directors, employees, agents and representatives of the additional insured.  The coverage for additional insured shall apply on a primary basis irrespective of any other insurance whether collectible or not.

(g) Automobile.  Borrowers shall maintain a comprehensive Automobile Liability Insurance Policy written under coverage "symbol 1", providing a One Million Dollar ($1,000,000.00) combined single limit for bodily injury and property damage covering all owned, non-owned and hired vehicles of the Borrower Consolidation.  If the policy contains a self insured retention it shall be no greater than Five Thousand Dollars ($5,000.00) per occurrence, with an aggregate retention of no more than One Hundred Thousand Dollars ($100,000.00), including expenses.

(h) Workers Compensation and Employers Liability Insurance.  The Borrower Consolidation shall maintain a standard workers compensation policy in compliance with all applicable laws of the State of Colorado, including employers liability coverage subject to a limit of no less than One Million Dollars ($1,000,000.00) each employee, One Million Dollars ($1,000,000.00) each accident, One Million Dollars ($1,000,000.00) policy limit.  The policy shall include endorsements for Voluntary Compensation Coverage and Stop Gap Liability.  If the Borrower Consolidation has elected to self-insure Workers Compensation coverage in the State of Colorado, the Lender must be furnished with a copy of the certificate from the state permitting self-insurance and evidence of a Stop Loss Excess Workers Compensation policy with a specific retention of no greater than One Hundred Fifty Thousand Dollars ($150,000.00).

(i) If the Borrower Consolidation's general liability and automobile policies include a self-insured retention, it is agreed and fully understood that the Borrower Consolidation is solely responsible for payment of all amounts due within said self-insured retentions.  Any Indemnification/Hold Harmless provision is extended to cover all liabilities associated with said self-insured retentions.

(j) Umbrella Liability.  An Umbrella Liability policy shall be purchased with a limit of not less than Fifteen Million Dollars ($15,000,000.00) providing excess coverage over all limits and coverages indicated in paragraphs (f), (g) and (h) above.  The limits can be obtained by a combination of Primary and Excess Umbrella policies, provided that all layers follow form with the underlying policies indicated in (f), (g) and (h) and are written on an "occurrence" form.  This policy shall be endorsed to include the Lender as an additional insured, in the same manner set forth in Section 5.09(f) hereinabove.

(k) All policies indicated above shall be written with insurance companies licensed and admitted to do business in the State of Colorado and shall be rated no lower than "A XII" in the most recent addition of A.M. Best and "AA" in the most recent edition of Standard & Poor's, or such other carrier reasonably acceptable to Lender.  All policies discussed above shall be endorsed to provide that in the event of a cancellation, non-renewal or material modification, Lender shall receive thirty (30) days prior written notice thereof.  The Borrower Consolidation shall furnish Lender with Certificates of Insurance executed by an authorized agent of the applicable insurance company or companies evidencing compliance with all insurance provisions set forth in Section 5.09 (a) through (j) on an annual basis.  Certificates of Insurance executed by an authorized agent of each carrier providing insurance evidencing continuation of all coverages set forth in Section 5.09 (a) through (j) will be provided on or before the Restatement Effective Date and annually on or before ten (10) days prior to the expiration of each policy.  All certificates and other notices related to the insurance program shall be delivered to Lender concurrently with the delivery of such certificates or notices to such carrier or to Borrowers.

(l) Any other insurance reasonably requested by Lender in such amounts and covering such risks as may be reasonably required and customary in the hotel/casino industry in the general location of the Casino Facilities.

Section 5.10. Taxes.  Throughout the term of the Term Loan, Borrowers shall prepare and timely file or cause to be prepared and timely filed all federal, state and local tax returns required to be filed by it, and Borrowers shall pay and discharge prior to delinquency all material taxes, assessments and other governmental charges or levies imposed upon them, or in respect of any of their respective properties and assets except such taxes, assessments and other governmental charges or levies, if any, as are being contested in good faith by Borrowers in the manner which is set forth for such contests by Section 4.07 herein.

Section 5.11. Permitted Encumbrances Only.  Until Bank Facility Termination, Borrowers shall not create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, encumbrance, attachment, levy, distraint, or other judicial process or burdens of any kind and nature except the Permitted Encumbrances on or with respect to the Collateral, except (a) with respect to matters described in Section 5.04 and 5.10, such items as are being discharged, released and/or contested, as the case may be, in the manner described therein, written notice of all tax lien contests and all other items involving amounts in excess of $250,000.00 in the aggregate having been given to Lender, and (b) with respect to any other items involving amounts in excess of $250,000.00 in the aggregate, if any, as are being contested in good faith by appropriate proceedings and for which Borrowers have given written notice thereof to Lender and have maintained adequate reserves for the payment thereof.

Section 5.12. Advances.  Until Bank Facility Termination, if Borrowers should fail (i) to perform or observe, or (ii) to cause to be performed or observed, any covenant or obligation of such Borrowers under this Credit Agreement or any of the other Loan Documents, the failure of which could reasonably be expected to result in a Material Adverse Change, then Lender, upon the giving of reasonable notice, may (but shall be under no obligation to) take such steps as are necessary to remedy any such non-performance or non-observance and provide for payment thereof.  All amounts advanced by Lender pursuant to this Section 5.12 shall become an additional obligation of Borrowers to Lenders secured by the Security Documentation and other Loan Documents, and shall become due and payable by Borrowers on the next interest payment date, together with interest thereon at a rate per annum equal to the Default Rate (such interest to be calculated from the date of such advancement to the date of payment thereof by Borrowers).

Section 5.13. Further Assurances.  Borrowers, Guarantor and Lender will, at the expense of the Borrowers, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such amendments or supplements hereto or to any of the Loan Documents and such further documents, instruments and transfers as any such party may reasonably require for the curing of any defect in the execution or acknowledgement hereof or in any of the Loan Documents, or in the description of the Real Property or other Collateral or for the proper evidencing of giving notice of each lien or security interest securing repayment of the Term Loan.  Further, Borrowers shall cause the Deeds of Trust, the Financing Statements and each of the Loan Documents and each amendment and supplement thereto to be filed, registered and recorded and to be refiled, re-registered and re-recorded in such manner and in such places as may be reasonably required by the Lender, in order to publish notice of and fully protect the liens of the Security Documentation and to protect or continue to perfect the security interests created by the Security Documentation in the Collateral and to perform or cause to be performed from time to time any other actions required by law and execute or cause to be executed any and all instruments of further assurance that may be necessary for such publication, perfection, continuation and protection.

Section 5.14. Indemnification.  Borrowers and Guarantor agree to and do hereby jointly and severally indemnify, protect, defend and save harmless Lender and each of its directors, trustees, officers, employees, agents, attorneys and shareholders (individually an "Indemnified Party" and collectively the "Indemnified Parties") from and against any and all losses, damages, expenses or liabilities of any kind or nature from any investigations, suits, claims, demands or other proceedings, including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Credit Agreement, with any other Loan Document or with the transactions contemplated herein and thereby; provided, however, Borrowers and Guarantor shall not be obligated to indemnify, protect, defend or save harmless an Indemnified Party if, and to the extent, the loss, damage, expense or liability was caused by (a) the gross negligence or willful or intentional misconduct of such Indemnified Party, or (b) the breach of this Credit Agreement or any other Loan Document by such Indemnified Party or the breach of any laws, rules or regulations by an Indemnified Party (other than those breaches of laws arising from any Borrower's or Guarantor's default).  In case any action shall be brought against any Indemnified Party based upon any of the above and in respect to which indemnity may be sought against Borrowers and/or Guarantor, Lender shall promptly notify Borrowers and Guarantor in writing, and Borrowers and Guarantor shall assume the defense thereof, including the employment of counsel selected by Borrowers and Guarantor and reasonably satisfactory to Lender, the payment of all costs and expenses and the right to negotiate and consent to settlement.  Upon reasonable determination made by an Indemnified Party that such counsel would have a conflict representing such Indemnified Party and Borrowers and Guarantor, the applicable Indemnified Party shall have the right to employ, at the expense of Borrowers, separate counsel in any such action and to participate in the defense thereof.  Borrowers and Guarantor shall not be liable for any settlement of any such action effected without its consent, but if settled with Borrowers' or Guarantor's consent, or if there be a final judgment for the claimant in any such action, Borrowers and Guarantor agree to indemnify, defend and save harmless such Indemnified Parties from and against any loss or liability by reason of such settlement or judgment.  In the event that any Person is adjudged by a court of competent jurisdiction not to have been entitled to indemnification under this Section 5.14, it shall repay all amounts with respect to which it has been so adjudged.  If and to the extent that the indemnification provisions contained in this Section 5.14 are unenforceable for any reason, the Borrowers and Guarantor hereby agree to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law.  The provisions of this Section 5.14 shall survive the termination of this Credit Agreement, and the repayment of the Term Loan.

Section 5.15. Compliance With Other Loan Documents.  Borrowers and Guarantor shall comply in all material respects with each and every term, condition and agreement contained in the Loan Documents.

Section 5.16. Suits or Actions Affecting Borrowers.  Until Bank Facility Termination, Borrowers shall promptly advise Lender in writing within ten (10) days of any Borrower's knowledge of (a) any Significant Litigation claims, litigation, proceedings or disputes (whether or not purportedly on behalf of Borrowers) against, or to the actual knowledge of Borrowers, threatened or affecting any Borrower which could reasonably be expected to result in an award of monetary damages in excess of One Million Dollars ($1,000,000.00), (b) any material labor controversy resulting in or threatening to result in a strike against the Casino Facilities, or (c) any proposal by any Governmental Authority to acquire any of the material assets or business of Borrowers.

Section 5.17. Intentionally omitted.

Section 5.18. Notice to Gaming Authorities Board.  Borrowers shall make all required reports and disclosures to the Gaming Authorities on a timely basis.

Section 5.19. Tradenames, Trademarks and Servicemarks.  No Borrower shall assign or in any other manner alienate its interest in any material tradenames, trademarks or servicemarks relating or pertaining to the Casino Facilities during the term of the Term Loan, except pursuant to the Security Documentation.  No Borrower shall change its name without first giving sixty (60) days prior written notice to Lender, together with evidence reasonably satisfactory to the Lender that all notices and other documents required to be delivered, recorded or filed in order to perfect and protect the security interest granted by such Borrower to the Lender in such trademarks, tradenames and servicemarks and the other Collateral have been so delivered, recorded and/or filed.

Section 5.20. Notice of Hazardous Materials.  Within ten (10) days after any Borrower obtaining actual knowledge thereof, Borrowers shall immediately advise Lender in writing and deliver a copy of (a) any and all enforcement, clean-up, removal or other governmental or regulatory actions expected to cost in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) instituted, completed or threatened pursuant to any applicable federal, state or local laws, ordinances or regulations relating to any Hazardous Materials (as defined in the Environmental Certificate) affecting the Collateral ("Hazardous Materials Laws"); (b) all claims made or threatened by any third party against any Borrower or the Casino Facilities in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (a) and (b) above are hereinafter referred to as "Hazardous Materials Claims"); and (c) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Casino Facilities that could cause the Real Property or any part thereof to be classified as a "border-zone property" under the provisions of, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Casino Facilities under, any Hazardous Materials Laws.

Section 5.21. Compliance with Statutes, etc.  Borrowers will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, domestic or foreign, in respect of the conduct of their business and the ownership of the property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) the non-compliance with which would result in a Material Adverse Change.

Section 5.22. Compliance with Access Laws

(a) Borrowers agree that Borrowers and the Casino Facilities shall at all times comply in all material respects with the applicable requirements of the Americans with Disabilities Act of 1990; the Fair Housing Amendments Act of 1988; and other federal, state or local laws or ordinances related to disabled access; or any statute, rule, regulation, ordinance, order of Governmental Authorities, or order or decree of any court adopted or enacted with respect thereto, as now existing or hereafter amended or adopted (collectively, the "Access Laws").  At any time, Lender may require a certificate of compliance with the Access Laws and indemnification agreement in a form reasonably acceptable to Lender.  Lender may also require a certificate of compliance with the Access Laws from an architect, engineer, or other third party acceptable to Lender.

(b) Notwithstanding any provisions set forth herein or in any other document, Borrowers shall not alter or permit any tenant or other person to alter the Casino Facilities in any manner which would increase any Borrower's responsibilities for compliance with the Access Laws without the prior written approval of Lender.  In connection with such approval, Lender may require a certificate of compliance with the Access Laws from an architect, engineer or other person acceptable to Lender.

(c) Borrowers agree to give prompt written notice to Lender of the receipt by any Borrower of any claims of violation of any of the Access Laws and of the commencement of any proceedings or investigations which relate to compliance with any of the Access Laws.

(d) Borrowers and Guarantor shall and do hereby jointly and severally indemnify, defend and hold harmless Indemnified Parties from and against any and all claims, demands, damages, costs, expenses, losses, liabilities, penalties, fines and other proceedings including, without limitation, reasonable attorneys' fees and expenses arising directly or indirectly from or out of or in any way connected with any failure of the Casino Facilities to comply with any of the Access Laws.  The obligations and liabilities of Borrowers and Guarantor under this section shall survive Facility Termination, any satisfaction, assignment, judicial or nonjudicial foreclosure proceeding, or delivery of a deed in lieu of foreclosure.

Section 5.23. City Parking Lot Lease.  Until Bank Facility Termination, Borrowers shall fully perform and comply with or cause to be performed and complied with all of the respective material covenants, material terms and material conditions imposed or assumed by them, or any of them, as lessee under the City Parking Lot Lease.  None of the Borrowers shall amend, modify or terminate, or enter into any agreement to amend, modify or terminate the City Parking Lot Lease without the prior written consent of Lender.

Section 5.24. Updated Appraisal.  In the event of the occurrence of a Default or Event of Default or if at any time an appraisal of the Collateral prepared in compliance with FIRREA is determined to be necessary by Lender, Borrowers agree to pay all reasonable fees, costs and expenses incurred by Lender in connection with the engagement and preparation of such appraisal.  Borrowers shall not be obligated to pay for more than one of such appraisals.

Section 5.25. Conditions for Engagement of Operating Manager.  No member of the Borrower Consolidation shall execute a Management Agreement or otherwise engage the services of an Operating Manager unless and until each of the following conditions have been fully satisfied:

(a) Lender shall have received from such Borrower a true and correct copy of the Management Agreement and all amendments, exhibits, supplements and addendum attached thereto or incorporated by reference therein;

(b) The Management Agreement and services of the Operating Manager are subordinated to the Term Loan and Loan Documents by the execution by Borrower and such Operating Manager of a Management Subordination Agreement and the delivery thereof to Lender concurrently with the execution of the Management Agreement;

(c) No payment of Management Fees by any member of the Borrower Consolidation to Operating Manager shall be permitted without the prior written consent of Lender; and

(d) Borrower shall not amend or modify or enter into any agreement to amend or modify the Management Agreement without the prior written consent of Lender.  Lender acknowledges its consent to the Management Services Agreement by and between Borrowers and Guarantor, dated January 1, 2007.

ARTICLE VI

FINANCIAL COVENANTS

Until Bank Facility Termination, Borrowers and Guarantor agree, as set forth below, to comply or cause compliance with the following Financial Covenants.

Section 6.01. Borrower Consolidation Senior Leverage Ratio.  Commencing with the Fiscal Quarter ended September 30, 2008 and continuing as of each Fiscal Quarter end until the Maturity Date, the Borrower Consolidation shall maintain a maximum Senior Leverage Ratio no greater than 2.00 to 1.00.

Section 6.02. Adjusted Fixed Charge Coverage Ratio.  Commencing as of the Fiscal Quarter ending December 31, 2009 and continuing as of each Fiscal Quarter end until Bank Facility Termination, the Borrower Consolidation shall maintain an Adjusted Fixed Charge Coverage Ratio no less than 1.10 to 1.00.

Section 6.03. Guarantor Total Leverage Ratio.  Commencing with the Fiscal Quarter ended September 30, 2008 and continuing as of each Fiscal Quarter end until the Maturity Date, the Guarantor shall maintain a maximum Guarantor Total Leverage Ratio of no greater than 4.00 to 1.00.  Each Total Leverage Ratio calculation shall be made on a cumulative basis with respect to each applicable Fiscal Quarter and the most recently ended three (3) preceding Fiscal Quarters on a rolling four (4) Fiscal Quarter basis.

Section 6.04. Restriction on Transfer of Ownership.  Until Bank Facility Termination, all of the issued and outstanding capital stock of WMCKVC shall be owned by Guarantor and all of the issued and outstanding capital stock of CCCC and WMCKAC shall be owned by WMCKVC.

Section 6.05. Total Indebtedness.  The Borrower Consolidation shall not owe or incur any Indebtedness, except as specifically permitted hereinbelow:

(a) Funded Outstandings under the Term Loan;

(b) Secured purchase money Indebtedness and Capital Lease Liabilities relating to FF&E to be used in connection with the Casino Facilities up to the maximum aggregate principal amount of Two Hundred Fifty Thousand Dollars ($250,000.00) at any time outstanding;

(c) Indebtedness to Guarantor or any Subsidiary or Affiliate of Guarantor which is not a member of the Borrower Consolidation (other than Subordinated Debt and unpaid Management Fees) shall not exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate at any time; and

(d) The Subordinated Debt as of the Restatement Effective Date and any additional unsecured subordinated debt, the rate of interest, which may not exceed six percent (6%) per annum, and repayment terms of which are first approved in writing by Lender and for which a payment subordination agreement, in the form of Exhibit G hereto, has been first executed in favor of Lender.  Provided,  however, until the occurrence of Bank Facility Termination, no payments of interest or principal shall be permitted, directly or indirectly, on any Subordinated Debt that is funded for the purpose of making a Make Well Contribution to Borrower.

Section 6.06. Capital Expenditures.  Commencing with the Restatement Effective Date, Borrowers shall make, or cause to be made, annual Capital Expenditures to the Casino Facilities in a minimum amount of Two Hundred Fifty Thousand Dollars ($250,000.00) during each Fiscal Year.  In no event shall the Borrower Consolidation expend in excess of Seven Hundred Fifty Thousand Dollars ($750,000.00) on Non-Financed Capital Expenditures during any Fiscal Year, without the prior written consent of Lender having first been obtained.

Section 6.07. Other Liens.  Borrowers shall not grant, consent to or otherwise agree to liens, encumbrances or negative pledges with respect to any of its respective assets or any of the Collateral, other than (a) liens existing as of the Restatement Effective Date acceptable to the Lender and disclosed in writing prior to the Restatement Effective Date, (b) liens permitted under the terms of this Credit Agreement as Permitted Encumbrances, and (c) liens created or evidenced by the Security Documentation.

Section 6.08. Consolidation, Merger, Sale of Assets, etc.  No Borrower will wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the forgoing at any future time) all or any material part of its property or assets, except that (i) the Borrowers may make sales of inventory in the ordinary course of business and (ii) the Borrowers may, in the ordinary course of business, sell or otherwise dispose of FF&E which is uneconomic or obsolete subject to the provisions set forth in Section 5.01.

Section 6.09. Investment Restrictions.  Other than Investments held by Borrowers as of the date of this Credit Agreement or as otherwise permitted herein or approved in writing by Lender, the Borrower Consolidation shall not make any Investments (whether by way of loan, stock purchase, capital contribution, or otherwise) other than the following:

(a) Direct obligations of the United States Government;

(b) Prime commercial paper (AA rated or better);

(c) Certificates of Deposit or Repurchase Agreement issued by a commercial bank having capital surplus in excess of One Hundred Million Dollars ($100,000,000.00);

(d) Money market or other funds of nationally recognized institutions investing solely in obligations described in (a), (b) and (c) above;

(e) Loans and advances to Guarantor or to any Subsidiary or Affiliate of Guarantor which is not a member of the Borrower Consolidation shall not exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate at any one time;

(f) Investments and Capital Expenditures in the Casino Facilities; and

(g) Investments and Capital Expenditures to the Office Building Parcel.

Section 6.10. Restriction on Distributions.  The Borrower Consolidation shall not pay and disburse any Distributions without the prior written consent of Lender.

Section 6.11. Contingent Liabilities.  Borrowers shall not incur any Contingent Liabilities.

Section 6.12. ERISA.  Borrowers shall not:

(a) At any time, permit any Pension Plan which is maintained by Borrowers or to which Borrowers are obligated to contribute on behalf of their employees, in such case if to do so would constitute a Material Adverse Change, to:

(i) engage in any non-exempt "prohibited transaction", as such term is defined in Section 4975 of the Code;

(ii) incur any material "accumulated funding deficiency", as that term is defined in Section 302 of ERISA; or

(iii) suffer a termination event to occur which may reasonably be expected to result in liability of Borrowers to the Pension Plan or to the Pension Benefit Guaranty Corporation or the imposition of a lien on the Collateral pursuant to Section 4068 of ERISA.

(b) Fail, upon Borrowers becoming aware thereof, promptly to notify the Lender of the occurrence of any "reportable event" (as defined in Section 4043 of ERISA) or of any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) with respect to any Pension Plan which is maintained by Borrowers or to which Borrowers are obligated to contribute on behalf of their employees or any trust created thereunder.

(c) At any time, permit any Pension Plan which is maintained by Borrowers or to which Borrowers are obligated to contribute on behalf of its employees to fail to comply with ERISA or other applicable laws in any respect that would result in a Material Adverse Change.

Section 6.13. Margin Regulations.  No part of the proceeds of the Credit Facility will be used by Borrowers to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.  Neither the making of such loans, nor the use of the proceeds of such loans will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

Section 6.14. No Subsidiaries.  Other than WMCKVC's ownership of CCCC and WMCKAC, Borrowers shall not own or create any Subsidiaries without the prior written consent of Lender.

Section 6.15. Transactions with Affiliates.  Transactions by Borrowers with Affiliates of Borrowers or Guarantor other than arms length transactions for fair market value shall be and are hereby prohibited.

Section 6.16. Change in Accounting Principles.  Except as otherwise provided herein, if any changes in accounting principles from those used in the preparation of the most recent financial statements delivered to Lender pursuant to the terms hereof are hereinafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrowers with the agreement of their independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms found herein, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of Borrowers shall be the same after such changes as if such changes had not been made; provided, however, that no change in GAAP that would affect the method of calculation of any of the financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to Lender and Borrowers, to so reflect such change in accounting principles.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01. Events of Default.  Any of the following events and the passage of any applicable notice and cure periods shall constitute an Event of Default hereunder:

(a) Any representation or warranty made by Borrowers or Guarantor pursuant to or in connection with this Credit Agreement, the Term Note, the Environmental Certificate, or any other Loan Document or in any report, certificate, financial statement or other writing furnished by Borrowers or Guarantor in connection herewith, shall prove to be false, incorrect or misleading in any materially adverse aspect as of the date when made (unless cured within thirty (30) days of the date when made if such representation or warranty is capable of being cured);

(b) Borrowers shall have defaulted in the payment of any interest on the Term Note for a period of five (5) days from the date Lender gives written notice that such payment is due or shall have defaulted in the payment of any principal on the Term Note for two (2) days after written notice thereof is delivered to Borrowers by Lender or Guarantor shall have defaulted in the payment of CCI Net Proceeds due under the terms of the CCI Negative Pledge;

(c) Any of the Security Documentation or any provision thereof shall cease to be in full force and effect in any material respect or shall cease to give the Lender in any material respect the liens, rights, powers and privileges purported to be created thereby or the Borrowers shall default in the due performance or observance of any term, covenant or agreement on their part to be performed or observed pursuant to the Security Documentation for a period of thirty (30) days after written notice thereof is delivered to Borrowers by Lender of such failure (or such shorter period following such notice as may be specifically required in any Loan Document), provided that with respect to default of any term, covenant or agreement (other than a Financial Covenant) which cannot be cured within such thirty (30) day period in the reasonable judgment of Lender, Borrowers shall have a period of ninety (90) days to cure such default so long as Borrowers commence such cure within the thirty (30) day period and diligently continues to cure such default;

(d) Borrowers shall have defaulted in the payment of any late charge, expenses, indemnities or any other amount owing under any Loan Document for a period of five (5) days after notice thereof to Borrowers from Lender;

(e) Borrowers or Guarantor shall fail duly and punctually to perform or comply in all material respects with any other term, covenant, condition or promise contained in this Credit Agreement, the Term Note or any other Loan Document and such failure shall continue for thirty (30) days after written notice thereof is delivered to Borrowers and Guarantor by Lender of such failure (or such shorter period following such notice as may be required in any Loan Document), provided that with respect to default of any term, covenant or agreement (other than a Financial Covenant) which cannot be cured within such thirty (30) day period in the reasonable judgment of Lender, Borrowers and Guarantor shall have a period of ninety (90) days to cure such default so long as Borrowers and Guarantor commence such cure within the thirty (30) day period and diligently continue to cure such default;

(f) Any Borrower or Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, for all or substantially all of its property, or shall consent to any such relief or to the appointment or taking possession by any such official in any involuntary case or other proceeding against it;

(g) An involuntary case or other proceeding shall be commenced against any Borrower or Guarantor seeking liquidation, reorganization or other relief with respect to itself or its debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, for all or substantially all of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) days;

(h) Any Borrower or Guarantor makes an assignment of all or substantially all of its assets for the benefit of its creditors or admits in writing its inability to pay its debts generally as they become due;

(i) Borrowers shall fail to pay when due in accordance with its terms and provisions any other Indebtedness of such Borrowers which failure would result in a Material Adverse Change and continues beyond the period of grace, if any, therefor;

(j) The occurrence of any event of default, beyond any applicable grace period, or any termination event under the terms of any agreement with any Lender in connection with a Secured Interest Rate Hedge relating to the Term Loan;

(k) The occurrence of any Reportable Event as defined under the ERISA, which Lender determines reasonably and in good faith constitutes proper grounds for the termination of any employee pension benefit plan or pension plan of any Borrower covered by ERISA by the Pension Benefit Guaranty Corporation or for the appointment by an appropriate United States District Court of a trustee to administer any such plan, which occurs and continues for thirty (30) days after written notice of such determination shall have been given to Borrowers by Lender;

(l) Commencement against any Borrower, any time after the execution of this Credit Agreement, of any litigation which is not stayed, bonded, dismissed, terminated or disposed of to the satisfaction of Lender within ninety (90) days after its commencement, and which (i) could materially adversely affect the priority of the encumbrances and security interests granted Lender by any Deed of Trust in the Real Property, or (ii) results in the issuance of a preliminary or permanent injunction which is not dissolved or stayed pending appeal within sixty (60) days of its issuance and which preliminary or permanent injunction materially adversely affects Borrowers' right to use the Real Property as the Casino Facilities;

(m) The failure of any Borrower to hold all necessary Gaming Permits as of the Restatement Effective Date.  The loss or suspension, other than on account of force majeure, of any Borrower's unrestricted Gaming Permits or the failure of any Borrower to maintain gaming activities in the Casino Facilities other than on account of force majeure for a period in excess of thirty (30) consecutive days;

(n) Any order, judgment or decree shall be entered against any Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days, or any Borrower shall otherwise dissolve or cease to exist;

(o) The occurrence of any default under the Guaranty or the CCI Negative Pledge or the revocation, termination or repudiation of any of the Guarantor's promises, obligations or covenants under the Guaranty or the CCI Negative Pledge; or

(p) The failure by WMCKVC to timely perform any obligation which it may have under the City Parking Lot Lease.

Section 7.02. Default Remedies.  Upon the occurrence of any Event of Default, Lender shall declare the unpaid balance of the Term Loan, together with the interest thereon, to be fully due and payable and shall exercise any or all of the following remedies:

(a) The Lender may declare all outstanding unpaid Indebtedness hereunder and under the Term Note and other Loan Documents together with all accrued interest thereon immediately due and payable without presentation, demand, protest or notice of any kind.  This remedy will be deemed to have been automatically exercised on the occurrence of any event set out in Sections 7.01(f), (g) or (h) with respect to any Borrower or any Guarantor.

(b) The Lender may exercise any and all remedies available to Lender under the Loan Documents.

(c) The Lender may exercise any other remedies available to Lender at law or in equity, including requesting the appointment of a receiver to perform any acts required of Borrowers under this Credit Agreement, and Borrowers hereby specifically consent to any such request by Lender.

For the purpose of carrying out this section and exercising these rights, powers and privileges, Borrowers hereby irrevocably constitute and appoint Lender as their true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this paragraph in the name and on behalf of Borrowers.  Lender may exercise one or more of Lenders' remedies simultaneously and all its remedies are nonexclusive and cumulative.  Lenders shall not be required to pursue or exhaust any Collateral or remedy before pursuing any other Collateral or remedy.  Lenders' failure to exercise any remedy for a particular default shall not be deemed a waiver of (i) such remedy, nor their rights to exercise any other remedy for that default, nor (ii) their right to exercise that remedy for any subsequent default.

Section 7.03. Application of Proceeds.  All payments and proceeds received and all amounts held or realized from the sale or other disposition of the Casino Facilities and other Collateral, which are to be applied hereunder towards satisfaction of Borrowers' obligations under this Credit Agreement, shall be applied in the manner set forth in Colorado Revised Statutes or otherwise in the following order of priority:

(a) First, to the payment of all reasonable fees, costs and expenses (including reasonable attorney's fees and expenses) incurred by Lender, its agents or representatives in connection with the realization upon any of the Collateral;

(b) Next, to the payment in full of any other amounts due under this Credit Agreement and any other Loan Documents (other than the Term Note);

(c) Next, to the balance of interest remaining unpaid on the Term Note;

(d) Next, to the balance of principal remaining unpaid on the Term Note;

(e) Next, the balance, if any, of such payments or proceeds to whomever may be legally entitled thereto.

Section 7.04. Notices.  In order to entitle Lender to exercise any remedy available hereunder, it shall not be necessary for Lender to give any notice, other than such notice as may be required expressly herein.

Section 7.05. Agreement to Pay Attorney's Fees and Expenses.  Subject to the provisions of Section 10.14, upon the occurrence of an Event of Default, as a result of which Lender shall require and employ attorneys or incur other expenses for the collection of payments due or to become due or the enforcement or performance or observance of any obligation or agreement on the part of Borrowers contained herein, Borrowers and Guarantor shall, on demand, pay to Lender the actual and reasonable fees of such attorneys (including actual and reasonable allocated costs of in-house legal counsel) and such other reasonable expenses so incurred by Lender.

Section 7.06. No Additional Waiver Implied by One Waiver.  In the event any agreement contained in this Credit Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

Section 7.07. Licensing of Lender.  In the event of the occurrence of an Event of Default hereunder or under any of the Loan Documents and it shall become necessary, or in the opinion of Lender advisable, for an agent, supervisor, receiver or other representative of Lender to become licensed under the provisions of the Gaming Laws of the State of Colorado, or rules and regulations adopted pursuant thereto, as a condition to receiving the benefit of any Collateral encumbered by the Security Documentation or other Loan Documents for the benefit of Lenders or otherwise to enforce their rights hereunder or thereunder, Borrowers do hereby give their consent to the granting of such license or licenses and agree to execute such further documents as may be required in connection with the evidencing of such consent.

Section 7.08. Exercise of Rights Subject to Applicable Law.  All rights, remedies and powers provided by this Article VII may be exercised only to the extent that the exercise thereof does not violate any applicable provision of the laws of any Governmental Authority and all of the provisions of this Article VII are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Credit Agreement invalid, unenforceable or not entitled to be recorded or filed under the provisions of any applicable law.

Section 7.09. Discontinuance of Proceedings.  In case Lender shall have proceeded to enforce any right, power or remedy under this Credit Agreement, the Term Note, the Security Documentation or any other Loan Document by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Lender, then and in every such case Borrowers, Guarantor and Lender shall be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of Lender shall continue as if such proceedings had not been taken, subject to any binding rule by the applicable court or other tribunal in any such proceeding.

ARTICLE VIII

DAMAGE, DESTRUCTION AND CONDEMNATION

Section 8.01. No Abatement of Payments.  If all or any part of the Collateral shall be materially damaged or destroyed, or if title to or the temporary use of the whole or any part of any of the Collateral shall be taken or condemned by a competent authority for any public use or purpose, or by exercise of the power of eminent domain, there shall be no abatement or reduction in the amounts payable by Borrowers hereunder or under the Term Note, and Borrowers shall continue to be obligated to make such payments.

Section 8.02. Distribution of Capital Proceeds Upon Occurrence of Fire, Other Perils or Condemnation.  All monies received from "All Risk" including flood and earthquake insurance policies covering any of the Collateral or from condemnation or similar actions in regard to said Collateral, shall be paid directly to Lender.  However, in the event the amount paid to Lender is equal to or less than Five Hundred Thousand Dollars ($500,000.00), such amount shall be paid directly to Borrowers unless a Default or Event of Default shall have occurred and then be continuing.  In the event the amount paid to Lender is greater than Five Hundred Thousand Dollars ($500,000.00), then, unless a Default or Event of Default has occurred hereunder and is then continuing, the entire amount so collected or so much thereof as may be required to repair or replace the destroyed or condemned property, shall, subject to the condition set forth below, be released to Borrowers for repair or replacement of the property destroyed or condemned or to reimburse Borrowers for the costs of such repair or replacement incurred prior to the date of such release.  If a Default or Event of Default has occurred hereunder and is then continuing such amount may, at the option of Lender, be applied to pay the outstanding balance of the Term Loan as a Mandatory Principal Prepayment.  In the event the amount so collected is applied to pay or reduce the outstanding balance of the Term Loan, the amount received by Lender shall be applied in the priority set forth in Section 7.03.  In the event Lender is required to release all or a portion of the collected funds to Borrowers for such repair or replacement of the property destroyed or condemned, such release of funds shall be made in accordance with the following terms and conditions (subject to Borrowers' option to have such funds applied towards Bank Facility Termination in accordance with Paragraph (l) below):

(a) The repairs, replacements and rebuilding shall be made in accordance with plans and specifications approved by Lender and in accordance with all applicable laws, ordinances, rules, regulations and requirements of Governmental Authorities;

(b) Borrowers shall provide Lender with a detailed estimate of the costs of such repairs or restorations;

(c) Borrowers shall satisfy the Lender that after the reconstruction is completed, the Casino Facilities will be in substantially the same condition as they were immediately prior to the casualty or condemnation which generated the funds to be disbursed;

(d) If in the Lender's sole reasonable opinion, such proceeds are insufficient to pay all costs of reconstruction of the Casino Facilities or other Collateral damaged, destroyed or condemned, Borrowers shall provide evidence reasonably acceptable to Lender of the availability of additional funds sufficient to pay such additional costs of reconstructing the Collateral;

(e) Borrowers have delivered to the Lender a construction contract for the work of reconstruction in form and content, including insurance requirements, acceptable to the Lender with a contractor acceptable to the Lender;

(f) The Lender in its reasonable discretion have determined that after the work of reconstruction is completed, the Casino Facilities or Collateral damaged, destroyed or condemned will produce income sufficient to pay all costs of operations and maintenance of the applicable Collateral with a reasonable reserve for repairs, and service all debts secured by the applicable Collateral;

(g) No Default or Event of Default has occurred and is continuing hereunder;

(h) Borrowers have provided evidence reasonably acceptable to Lender of the availability of funds (taking into consideration the amount of proceeds, if any, of insurance policies covering property damage and business interruption, loss or rental income in connection with the Casino Facilities or Collateral damaged, destroyed or condemned accruing and immediately forthcoming to the Lender) to be sufficient to service the Indebtedness secured hereby during the period of reconstruction;

(i) Before commencing any such work, Borrowers shall, at its own cost and expense, furnish Lender with appropriate endorsements, if needed, to the "All Risk" insurance policy which Borrowers are then presently maintaining, and course of construction insurance to cover all of the risks during the course of such work;

(j) Such work shall be commenced by Borrowers within one hundred twenty (120) days after (i) settlement shall have been made with the insurance companies or condemnation proceeds shall have been received, and (ii) all the necessary governmental approvals shall have been obtained, and such work shall be completed within a reasonable time, free and clear of all liens and encumbrances, except Permitted Encumbrances;

(k) Disbursements of such insurance or condemnation proceeds shall be made in the customary manner used by Lender for the disbursement of construction loans; and

(l) At Borrowers' option, the funds to be disbursed shall be applied towards Bank Facility Termination.  In the event that disbursement of such funds would be insufficient to provide for Bank Facility Termination then, as a condition of Borrowers exercise of their option under this Paragraph (l), Borrowers shall make a payment hereunder in an amount which is sufficient to reduce Borrowers' Obligations hereunder so that application of the funds to be disbursed by Lender is sufficient to result in Bank Facility Termination.

ARTICLE IX

Intentionally Omitted

ARTICLE X

GENERAL TERMS AND CONDITIONS

The following terms and conditions shall be applicable throughout the term of this Credit Agreement:

Section 10.01. Amendments and Waivers.  No amendment, waiver or modification of any provision of this Credit Agreement shall be effective without the written agreement of Lender, Borrowers and Guarantor.

Section 10.02. Failure to Exercise Rights.  Nothing herein contained shall impose upon Lender, Borrowers or Guarantor any obligation to enforce any terms, covenants or conditions contained herein.  Failure of Lender, Borrowers or Guarantor, in any one or more instances, to insist upon strict performance by Borrowers, Guarantor or Lender of any terms, covenants or conditions of this Credit Agreement or the other Loan Documents, shall not be considered or taken as a waiver or relinquishment by Lender, Borrowers or Guarantor of their right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, strict compliance by Borrowers, Guarantor or Lender with all the terms, covenants and conditions of this Credit Agreement and the other Loan Documents.  The consent of Lender, Borrowers or Guarantor to any act or omission by Borrowers, Guarantor or Lender shall not be construed to be a consent to any other or subsequent act or omission or to waive the requirement for Lender, Borrowers' or Guarantor's consent to be obtained in any future or other instance.

Section 10.03. Notices and Delivery.  Unless otherwise specifically provided herein, any consent, notice or other communication herein required or permitted to be given shall be in writing and may be personally served, faxed or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy (or on the next Banking Business Day if such telecopy is received on a non-Banking Business Day or after 5:00 p.m. on a Banking Business Day) or four (4) Banking Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed).  For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 10.03) shall be as set forth below each party's name on the signature pages hereof.

Section 10.04. Modification in Writing.  This Credit Agreement and the other Loan Documents constitute the entire agreement between the parties and supersede all prior agreements, whether written or oral with respect to the subject matter hereof, including, but not limited to, any term sheets furnished by Lender to Borrowers and/or Guarantor.  Neither this Credit Agreement, nor any other Loan Documents, nor any provision herein, or therein, may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

Section 10.05. Other Agreements.  If the terms of any documents, certificates or agreements delivered in connection with this Credit Agreement are inconsistent with the terms of the Loan Documents, Borrowers and Guarantor shall use their best efforts to amend such document, certificate or agreement to the satisfaction of Lender to remove such inconsistency.

Section 10.06. Counterparts.  This Credit Agreement may be executed by the parties hereto in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument.  All such counterparts shall together constitute but one and the same document.

Section 10.07. Rights, Powers and Remedies are Cumulative.  None of the rights, powers and remedies conferred upon or reserved to Lender, Borrowers or Guarantor in this Credit Agreement are intended to be exclusive of any other available right, power or remedy, but each and every such right, power and remedy shall be cumulative and not alternative, and shall be in addition to every right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute.  Any forbearance, delay or omission by Lender, Borrowers or Guarantor in the exercise of any right, power or remedy shall not impair any such right, power or remedy or be considered or taken as a waiver or relinquishment of the right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, any of said rights, powers and remedies given to Lender, Borrowers or Guarantor herein.  The exercise of any right or partial exercise thereof by Lender, Borrowers or Guarantor shall not preclude the further exercise thereof and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by Lender.

Section 10.08. Continuing Representations.  All agreements, representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Term Loan hereunder and the execution and delivery of each other Loan Document until and final payment of all sums owing under the Term Loan.

Section 10.09. Successors and Assigns.  All of the terms, covenants, warranties and conditions contained in this Credit Agreement shall be binding upon and inure to the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

Section 10.10. Assignment of Loan Documents by Borrowers.  This Credit Agreement and the other Loan Documents to which Borrowers are parties will be binding upon and inure to the benefit of Borrowers, the Lender and their respective successors and assigns, except that, Borrowers may not assign their rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lender.

Section 10.11. Intentionally omitted.

Section 10.12. Time of Essence.  Time shall be of the essence of this Credit Agreement.

Section 10.13. Choice of Law and Forum.  This Credit Agreement and each of the Loan Documents shall be governed by and construed in accordance with the internal laws of the State of Nevada without regard to principles of conflicts of law; provided, however, that Colorado law shall govern the perfection and enforcement of the Security Documentation.  Borrowers and Guarantor further agree that the full and exclusive forum for the determination of any action relating to this Credit Agreement, the Loan Documents, or any other document or instrument delivered in favor of Lender pursuant to the terms hereof, other than the Security Documentation, shall be either an appropriate Court of the State of Nevada or the United States District Court or United States Bankruptcy Court for the District of Nevada.  The full and exclusive forum for the determination of any action relating to the Security Documentation or the Collateral shall either be an appropriate court of the State of Colorado or the United States District or the United States Bankruptcy Court for the District of Colorado.

Section 10.14. Arbitration.

(a) Other than an action or legal proceeding instituted by Lender for the purpose of exercising any remedy under the Security Documentation, upon the request of any party, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable) ("Dispute") now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with the Credit Agreement, Loan Documents or any related agreements, documents, or instruments (collectively the "Documents"), may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring an action in court to compel arbitration of any Dispute.

(b) All Disputes between the parties shall be resolved by binding arbitration governed by the Commercial Arbitration Rules of the American Arbitration Association.  Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

(c) No provision of, nor the exercise of any rights under this arbitration clause shall limit the rights of any party, and the parties shall have the right during any Dispute, to seek, use and employ ancillary or preliminary remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting or foreclosing upon any property, real or personal, which is involved in a Dispute, or which is subject to, or described in, the Documents, including, without limitation, rights and remedies relating to: (i) foreclosing against any real or personal property collateral or other security by the exercise of a power of sale under the Security Documentation or other security agreement or instrument, or applicable law, (ii) exercising self-help remedies (including setoff rights) or (iii) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration.  The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration nor render inapplicable the compulsory arbitration provision hereof.

Section 10.15. Waiver of Jury Trial.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWERS, GUARANTOR AND LENDER EACH MUTUALLY HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS CREDIT AGREEMENT, THE NOTE, THE GUARANTY OR ANY OF THE LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF BORROWERS, GUARANTOR AND LENDER WITH RESPECT TO THIS CREDIT AGREEMENT, THE TERM NOTE, THE GUARANTY OR ANY OF THE LOAN DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWERS, GUARANTOR AND LENDER EACH MUTUALLY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDINGS SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT THE DEFENDING PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPLAINING PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 10.16. Scope of Approval and Review.  Any inspection of the Casino Facilities shall be deemed to be made solely for Lender's internal purposes and shall not be relied upon by the Borrowers, Guarantor or any third party.  In no event shall Lenders be deemed or construed to be joint venturers or partners of Borrowers or Guarantor.

Section 10.17. Severability of Provisions.  In the event any one or more of the provisions contained in this Credit Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Section 10.18. Cumulative Nature of Covenants.  All covenants contained herein are cumulative and not exclusive of each other covenant.  Any action allowed by any covenant shall be allowed only if such action is not prohibited by any other covenant.

Section 10.19. Costs to Prevailing Party.  If any action or arbitration proceeding is brought by any party against any other party under this Credit Agreement or any of the Loan Documents, the prevailing party shall be entitled to recover such costs and attorney's fees as the court in such action or proceeding may adjudge reasonable.

Section 10.20. Expenses.

(a) Generally.  Borrowers and Guarantor agree upon demand to pay, or reimburse Lender for, all of Lender 's external audit, legal (to the extent incurred following the Restatement Effective Date and not relating to the closing of this Credit Agreement), appraisal, valuation and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (excluding Lender's travel expenses, but including, without limitation, the reasonable fees, expenses and disbursements of Lender's internal appraisers, environmental advisors or legal counsel) incurred by Lender at any time (whether prior to, on or after the date of this Credit Agreement) in connection with (i) its own audit and investigation of Borrowers or Guarantor and the Collateral; (ii) the negotiation, preparation and execution of this Credit Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article III), the Security Documentation and the other Loan Documents; (iii) the review and, if applicable, acceptance of additional Collateral, including appraisal fees, title charges, recording fees and reasonable attorneys' fees and costs incurred in connection therewith; (iv) any appraisals performed pursuant to Section 5.24; (v) the creation, perfection or protection of the Security Documentation on the Collateral (including, without limitation, any fees and expenses for title and lien searches, local counsel in various jurisdictions, filing and recording fees and taxes, duplication costs and corporate search fees); (vi) enforcement of the Credit Agreement, the other Loan Documents and the Collateral, including, without limitation, consultation with attorneys in connection therewith; and (vii) the protection, collection or enforcement of any of the Obligations or the Collateral, including Protective Advances.

(b) After Event of Default.  Borrowers and Guarantor further agree to pay, or reimburse Lender, for all reasonable out-of-pocket costs and expenses, including without limitation reasonable attorneys' fees and disbursements incurred by Lender after the occurrence of an Event of Default (i) in enforcing any Obligation or in foreclosing against the Collateral or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Credit Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to Borrowers, or Guarantor and related to or arising out of the transactions contemplated hereby; (iv) in taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise) relating to the Borrowers or Guarantor or arising out of or relating to the Term Loan; (v) in protecting, preserving, collecting, leasing, selling, taking possession of, or liquidating any of the Collateral; or (vi) in attempting to enforce or enforcing any lien in any of the Collateral or any other rights under the Security Documentation.

Section 10.21. Setoff.  In addition to any rights and remedies of the Lender provided by law, if any Event of Default exists, Lender is authorized at any time and from time to time, without prior notice to the Borrowers or Guarantor, any such notice being waived by the Borrowers or Guarantor to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Lender to or for the credit or the account of any Borrower or Guarantor against any and all obligations of Borrowers or Guarantor under the Term Loan, now or hereafter existing, irrespective of whether or not the Lender shall have made demand under this Credit Agreement or any Loan Document and although such amounts owed may be contingent or unmatured.  Lender agrees promptly to notify the Borrowers and Guarantor after any such setoff and application made by Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of Lender under this Section 10.21 are in addition to the other rights and remedies which Lender may have.

Section 10.22. The Existing Credit Agreement and Existing RLC Note.  The parties hereto agree that as of the Restatement Effective Date the Existing Credit Agreement shall be and is hereby amended, superseded and restated in its entirety by this Credit Agreement and the Existing RLC Note shall be and is hereby amended, superseded and restated in its entirety by the Term Note.  Promptly following the Restatement Effective Date, Lender shall return to the Borrowers the Existing RLC Note marked "cancelled, superseded and restated."

Section 10.23. Schedules Attached.  Schedules are attached hereto and incorporated herein and made a part hereof as follows:

Schedule 3.16	-	Schedule of Significant Litigation

Schedule 4.16	-	Schedule of Spaceleases

Schedule 4.17	-	Schedule of Equipment Leases and Contracts

Schedule 4.23	-	Schedule of Contingent Liabilities

Section 10.24. Exhibits Attached.  Exhibits are attached hereto and incorporated herein and made a part hereof as follows:

  Exhibit A       -          Term Note - Form

Exhibit B	-	Guaranty - Form

Exhibit C	-	CCI Negative Pledge - Form

Exhibit D	-	Authorized Officer's Certificate - Form

      Exhibit E                -          Closing Certificate - Form

Exhibit F	-	Compliance Certificate - Form

Exhibit G	-	Payment Subordination Agreement - Form

Exhibit H	-	Intentionally omitted

Exhibit I	-	Real Property Description

      Exhibit J                 -          Management Subordination Agreement - Form

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed as of the day and year first above written.

BORROWERS: WMCK VENTURE CORP., a Delaware corporation By/s/ Larry Hannappel Larry Hannappel, Secretary
CENTURY CASINOS CRIPPLE CREEK, INC., a Colorado corporation By /s/ Larry Hannappel Larry Hannappel, Secretary
WMCK ACQUISITION CORP., a Delaware corporation By /s/ Larry Hannappel Larry Hannappel, Secretary

GUARANTOR:

CENTURY CASINOS, INC.,
a Delaware corporation

By /s/ Larry Hannappel
     Larry Hannappel,
     Senior Vice President

Address for the Borrower
Consolidation and Guarantor:

2860 South Circle Drive, Suite 350
Colorado Springs, CO  80906
Attn:  Larry Hannappel

Phone:         (719) 527-8300
Fax:              (719) 623-9397

with a copy to:

Douglas R. Wright, Esq.
Faegre & Benson, LLP
1700 Lincoln Street
Suite 3200
Denver, CO  80203

Phone:         (303) 607-3500
Fax:              (303) 607-3600

LENDER:

WELLS FARGO BANK,
National Association,
Lender

By/s/ Erna Stuckey
     Erna Stuckey,
     Vice President

Address:

Wells Fargo Bank, N.A.
5340 Kietzke Lane, Suite 201
Reno, NV  89511
Attn:  Erna Stuckey, V.P.

Phone:          (775) 689-6017
Fax:               (775) 689-6026

SCHEDULE 3.16

SCHEDULE OF
SIGNIFICANT LITIGATION

None.

SCHEDULE 4.16

SCHEDULE OF SPACELEASES

1.
Parking Lease and Option to Purchase, dated June 1, 1998, by and between City of Cripple Creek and WCMCK Ventures, Inc., as amended by that certain Amendment No. 1 to Parking Lease and Option to Purchase, dated February 17, 2000, by and between the City of Cripple Creek and WMCK Venture Corporation (collectively, the “Lease”).  The Lease expires May 10, 2010.

SCHEDULE 4.17
SCHEDULE OF EQUIPMENT LEASES AND CONTRACTS

			Total Minimum	Monthly		First	Last
Lessee	Lessor	Description	Lease Payments	Payment	# Months	Payment	Payment

Venture	Toshiba	2 Copiers (Estudio 202L), Copier (Estudio 352),	$20,520.00	$570.00	36	Apr-06	Apr-09

Venture	City of Cripple Creek	Parking Lots (agrmnt 6/1/98, as amended 2/17/00)	$1,080,000.00	$7,500.00	144	Jun-98	May-10

Venture	Pitney Bowes	Mailing System	$13,617.00	$153.00	89	Jul-07	Dec-14

SCHEDULE 4.23

SCHEDULE OF
CONTINGENT LIABILITIES

None.

EXHIBIT A

AMENDED AND RESTATED
TERM NOTE

$4,400,000.00
November 6, 2008

FOR VALUE RECEIVED, the undersigned, WMCK VENTURE CORP., a Delaware corporation, CENTURY CASINOS CRIPPLE CREEK, INC., a Colorado corporation and WMCK ACQUISITION CORP., a Delaware corporation (collectively the "Borrowers") jointly and severally promise to pay to the order of WELLS FARGO BANK, National Association (the "Lender"), the principal sum of Four Million Four Hundred Thousand Dollars ($4,400,000.00), together with interest on the principal balance outstanding from time to time at the rate or rates set forth in the Credit Agreement.

A. Incorporation of Credit Agreement.

1. Reference is made to the Second Amended and Restated Credit Agreement dated concurrently herewith (the "Credit Agreement"), executed by and among the Borrowers and Lender.  Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Credit Agreement.  This Amended and Restated Term Note is a restatement of and supersedes in its entirety the Revolving Credit Note dated April 21, 2000, for the purpose of evidencing the continuance of the outstanding principal balance thereunder as a Term Loan and shall constitute the Term Note ("Term Note") referred to in the Credit Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Credit Agreement as originally executed or as it may from time to time be supplemented, modified or amended.  Upon execution of this Amended and Restated Term Note, and occurrence of the Restatement Date, the Revolving Credit Note dated April 21, 2000, shall be void and of no further force or effect.  The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

2. The outstanding principal indebtedness evidenced by this Term Note shall be payable as provided in the Credit Agreement and in any event on July 1, 2012, the Maturity Date.

3. Interest shall be payable on the outstanding daily unpaid principal balance of this Term Note from the date thereof until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Credit Agreement both before and after Default and before and after maturity and judgment, with interest on overdue interest to bear interest at the Default Rate, to the fullest extent permitted by applicable law.

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4. The amount of each payment hereunder shall be made to the Lender at the Lender's office as specified in the Credit Agreement at the time or times set forth therein, in lawful money of the United States of America and in immediately available funds.

5. This Term Note is fully funded as of the Restatement Effective Date.

B. Default.  The "Late Charges and Default Rate" provisions contained in Section 2.09 and the "Events of Default" provisions contained in Article VII of the Credit Agreement are hereby incorporated by this reference as though fully set forth herein.

C. Waiver.  Borrowers waive diligence, demand, presentment for payment, protest and notice of protest.

D. Collection Costs.  In the event of the occurrence of an Event of Default, the Borrowers agree to pay all reasonable costs of collection, including a reasonable attorney's fee, in addition to and at the time of the payment of such sum of money and/or the performance of such acts as may be required to cure such default.  In the event legal action is commenced for the collection of any sums owing hereunder the undersigned agrees that any judgment issued as a consequence of such action against Borrowers shall bear interest at a rate equal to the Default Rate until fully paid.

E. Interest Rate Limitation.  Notwithstanding any provision herein or in any document or instrument now or hereafter securing this Term Note, the total liability for payments in the nature of interest shall not exceed the limits now imposed by the applicable laws of the State of Nevada or the United States of America.

F. Security.  This Term Note is secured by the Security Documentation described in the Credit Agreement.

G. Governing Law.  This Term Note has been delivered in Reno, Nevada, and shall be governed by and construed in accordance with the laws of the State of Nevada.

H. Partial Invalidity.  If any provision of this Term Note shall be prohibited by or invalid under any applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision of any other provision of this Term Note.

I. No Conflict with Credit Agreement.  This Term Note is issued under, and subject to, the terms, covenants and conditions of the Credit Agreement, which Credit Agreement is by this reference incorporated herein and made a part hereof.  No reference herein to the Credit Agreement and no provision of this Term Note or the Credit Agreement shall alter or impair the obligations of Borrowers, which are absolute and unconditional, to pay the principal of and interest on this Term Note at the place, at the respective times, and in the currency prescribed in the Credit Agreement.  If any provision of this Term Note conflicts or is inconsistent with any provision of the Credit Agreement, the provisions of the Credit Agreement shall govern.

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IN WITNESS WHEREOF, this Term Note has been executed as of the date first hereinabove written.

WMCK VENTURE CORP.,
a Delaware corporation
By /s/ Larry Hannappel
     Larry Hannappel,
     Secretary

CENTURY CASINOS CRIPPLE
CREEK, INC.,
a Colorado corporation
By /s/ Larry Hannappel
     Larry Hannappel,
     Secretary

WMCK ACQUISITION
CORP., a Delaware
corporation
By /s/ Larry Hannappel
     Larry Hannappel,
     Secretary

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EXHIBIT B
GENERAL CONTINUING GUARANTY

THIS GENERAL CONTINUING GUARANTY ("Guaranty"), dated as of November 6, 2008, is executed and delivered by CENTURY CASINOS, INC., a Delaware corporation (hereinafter referred to as the "Guarantor"), in favor of the Beneficiary, referred to below, and in light of the following:

R_E_C_I_T_A_L_S:

WHEREAS:

A. Reference is made to that certain Second Amended and Restated Credit Agreement, dated concurrently herewith (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among WMCK Venture Corp., a Delaware corporation, Century Casinos Cripple Creek, Inc., a Colorado corporation and WMCK Acquisition Corp., a Delaware corporation (collectively, the "Borrowers") and Wells Fargo Bank, National Association (together with its successors and assigns, the "Lender").

B. For the purpose of this Guaranty, all capitalized terms not otherwise specifically defined herein shall have the same meaning given them in Section 1.01 of the Credit Agreement as though fully restated verbatim.

C. In order to induce Beneficiary to continue and extend financial accommodations to Borrowers pursuant to the Credit Agreement, and in consideration thereof, and in consideration of any loans, advances, or other financial accommodations heretofore or hereafter extended by Beneficiary to Borrowers, whether pursuant to the Credit Agreement or otherwise, Guarantor has agreed to guaranty the Guarantied Obligations.

NOW, THEREFORE, in consideration of the foregoing, Guarantor hereby agrees, in favor of Beneficiary, as follows:

1.           Definitions and Construction.

(a)           Definitions.  The following terms, as used in this Guaranty, shall have the following meanings:

"Beneficiary" shall mean the Lender.

"Borrowers" shall mean collective reference to WMCK Venture Corp., a Delaware corporation, Century Casinos Cripple Creek, Inc., a Colorado corporation and WMCK Acquisition Corp., a Delaware corporation.

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"Credit Agreement" shall have the meaning set forth by Recital A of this Guaranty.

"Guarantied Obligations" shall mean:  (a) the due and punctual payment of the principal of, and interest (including post petition interest and including any and all interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts) on, and premium, if any, on the Term Note; and (b) the due and punctual payment of all present or future Indebtedness owing by Borrowers.

"Guarantor" shall have the meaning set forth in the preamble to this Guaranty.

"Guaranty" shall have the meaning set forth in the preamble to this document.

"Indebtedness" shall mean any and all obligations, indebtedness, or liabilities of any kind or character owed to Beneficiary arising directly or indirectly out of or in connection with the Credit Agreement, the Term Note, the Environmental Certificate, or any of the other Loan Documents, including all such obligations, indebtedness, or liabilities, whether for principal, interest (including post petition interest and including any and all interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts), premium, reimbursement obligations, fees, costs, expenses (including attorneys' fees), or indemnity obligations, whether heretofore, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily made, incurred, or created, whether secured or unsecured (and if secured, regardless of the nature or extent of the security), whether absolute or contingent, liquidated or unliquidated, or determined or indeterminate, whether Borrowers are liable individually or jointly with others, and whether recovery is or hereafter becomes barred by any statute of limitations or otherwise becomes unenforceable for any reason whatsoever, including any act or failure to act by Beneficiary.

"Lender" shall mean Wells Fargo Bank, National Association.

(b)           Construction.  Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, the term "including" is not limiting, and the term "or" has the inclusive meaning represented by the phrase "and/or."  The words "hereof," "herein," "hereby," "hereunder," and other similar terms refer to this Guaranty as a whole and not to any particular provision of this Guaranty.  Any reference in this Guaranty to any of the following documents includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable:  the Loan Documents; the Credit Agreement; this Guaranty; the Environmental Certificate; and the Term Note.

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2.           Guarantied Obligations.  Guarantor hereby irrevocably and unconditionally guaranties to Beneficiary, as and for its own debt, until final and indefeasible payment thereof has been made, (a) the due and punctual payment of the Guarantied Obligations, in each case when the same shall become due and payable, whether at maturity, pursuant to a mandatory payment requirement, by acceleration, or otherwise; it being the intent of Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping, observance, and fulfillment by Borrowers of all of the agreements, conditions, covenants, and obligations of Borrowers contained in the Credit Agreement, the Term Note, the Environmental Certificate and under each of the other Loan Documents.

3.           Continuing Guaranty.  This Guaranty includes Guarantied Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part.  To the maximum extent permitted by law, Guarantor hereby waives any right to revoke this Guaranty as to future Indebtedness.  If such a revocation is effective notwithstanding the foregoing waiver, Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received and acknowledged by Beneficiary, (b) no such revocation shall apply to any Guarantied Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof to the extent permitted by law), (c) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Beneficiary in existence on the date of such revocation, (d) no payment by Guarantor, Borrowers, or from any other source, prior to the date of such revocation shall reduce the maximum obligation of Guarantor hereunder, and (e) any payment by Borrowers or from any source other than Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which is not, therefore, guarantied hereunder.

4.           Performance under this Guaranty.  In the event that Borrowers fail to make any payment of any Guarantied Obligations on or before the due date thereof, or if Borrowers shall fail to perform, keep, observe, or fulfill any other obligations referred to in clause (b) of Section 2 hereof in the manner provided in the Credit Agreement, the Term Note or the other Loan Documents, as applicable, Guarantor immediately shall cause such payment to be made or each of such obligations to be performed, kept, observed, or fulfilled within five (5) Banking Business Days of Guarantor's receipt of written notice of such failure.

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5.           Primary Obligations.  This Guaranty is a primary and original obligation of Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the issuance of the Term Note.  Guarantor agrees that it is directly, jointly and severally with any other guarantor of the Guarantied Obligations, liable to Beneficiary, that the obligations of Guarantor hereunder are independent of the obligations of Borrowers or any other guarantor, and that a separate action may be brought against Guarantor, whether such action is brought against Borrowers or any other guarantor whether Borrowers or any such other guarantor is joined in such action.  Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Beneficiary of whatever remedies they may have against Borrowers or any other guarantor, or the enforcement of any lien or realization upon any security Beneficiary may at any time possess.  Guarantor agrees that any release which may be given by Beneficiary to Borrowers or any other guarantor shall not release Guarantor.  Guarantor consents and agrees that Beneficiary shall be under no obligation to marshal any property or assets of Borrowers or any other guarantor in favor of Guarantor, or against or in payment of any or all of the Guarantied Obligations.

6.           Waivers.

(a)           Except as otherwise expressly set forth herein, Guarantor hereby waives:  (i) notice of acceptance hereof; (ii) notice of any Borrowings, advances, loans or other financial accommodations made or extended under the Credit Agreement, or the creation or existence of any Guarantied Obligations; (iii) notice of the amount of the Guarantied Obligations, subject, however, to Guarantor's right to make inquiry of Beneficiary to ascertain the amount of the Guarantied Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of Borrowers or of any other fact that might increase Guarantor's risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to the Term Note or any other instrument; (vi) notice of any Default or Event of Default under the Credit Agreement; and (vii) all other notices (except if such notice is specifically required to be given to Guarantor under this Guaranty or any other Loan Document to which Guarantor is party) and demands to which Guarantor might otherwise be entitled.

(b)           To the fullest extent permitted by applicable law, Guarantor waives the right by statute or otherwise to require Beneficiary to institute suit against Borrowers or to exhaust any rights and remedies which Beneficiary has or may have against Borrowers.  In this regard, Guarantor agrees that it is bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter accruing, as fully as if such Guarantied Obligations were directly owing to Beneficiary by Guarantor.  Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid) of Borrowers or by reason of the cessation from any cause whatsoever of the liability of Borrowers in respect thereof.

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(c)           To the maximum extent permitted by law, Guarantor hereby waives:  (i) any rights to assert against Beneficiary any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Borrowers or any other party liable to Beneficiary; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by Beneficiary; (iv) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantor's liability hereunder; and (v) any defense or benefit that may be derived from or afforded by law which limits the liability of or exonerates guaranties or sureties including, without limitation, the benefits of Nevada Revised Statutes §§ 40.430 - 40.459, 40.475 and 40.485 as permitted by Nevada Revised Statutes § 40.495 (1989).

(d)           Guarantor agrees that if all or a portion of the Indebtedness or this Guaranty is at any time secured by a deed of trust or mortgage covering interests in real property, Beneficiary, in its sole discretion, without notice or demand and without affecting the liability of Guarantor under this Guaranty, may foreclose (pursuant to the terms of the Credit Agreement or otherwise) the deed of trust or mortgage and the interests in real property secured thereby by non-judicial sale.  Guarantor understands that the exercise of Beneficiary of certain rights and remedies contained in the Credit Agreement and any such deed of trust or mortgage may affect or eliminate Guarantor's right of subrogation against Borrowers and that Guarantor may therefore incur a partially or totally non-reimbursable liability hereunder.  Nevertheless, Guarantor hereby authorizes and empowers Beneficiary to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.  Notwithstanding any foreclosure of the lien of any deed of trust or security agreement with respect to any or all of any real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, Guarantor shall remain bound under this Guaranty including its obligation to pay any deficiency following a non-judicial foreclosure.

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(e)           Guarantor also hereby waives any claim, right or remedy which such Guarantor may now have or hereafter acquire against the Borrowers that arises hereunder and/or from the performance by Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Beneficiary against the Borrowers or any security which Beneficiary now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

7.           Releases.  Guarantor consents and agrees that, without notice to or by Guarantor and without affecting or impairing the obligations of Guarantor hereunder, Beneficiary may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Credit Agreement, the Term Note, or any of the other Loan Documents or may grant other indulgences to Borrowers in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Credit Agreement, the Term Note, or any of the other Loan Documents, or may, by action or inaction, release or substitute any other guarantor, if any, of the Guarantied Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guarantied Obligations (including the Collateral) or any other guaranty of the Guarantied Obligations, or any portion thereof.

8.           No Election.  Beneficiary shall have the right to seek recourse against Guarantor to the fullest extent provided for herein and no election by Beneficiary to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Beneficiary's right to proceed in any other form of action or proceeding or against other parties unless Beneficiary has expressly waived such right in writing.  Specifically, but without limiting the generality of the foregoing, no action or proceeding by Beneficiary under any document or instrument evidencing the Guarantied Obligations shall serve to diminish the liability of Guarantor under this Guaranty except to the extent that Beneficiary finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

9.           Indefeasible Payment.  The Guarantied Obligations shall not be considered indefeasibly paid for purposes of this Guaranty unless and until all payments to Beneficiary are no longer subject to any right on the part of any person whomsoever, including Borrowers, Borrowers as debtors in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of Borrowers' assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential.  In the event that, for any reason, all or any portion of such payments to Beneficiary is set aside or restored, whether voluntarily or involuntarily, after the making thereof, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and Guarantor shall be liable for the full amount Beneficiary is required to repay plus any and all costs and expenses (including attorneys' fees) paid by Beneficiary in connection therewith.

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10.           Financial Condition of Borrowers and Guarantor.

a.           Guarantor represents and warrants to Beneficiary that it is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations.  Guarantor further represents and warrants to Beneficiary that it has read and understands the terms and conditions of the Credit Agreement, the Term Note and the other Loan Documents.  Guarantor hereby covenants that it will continue to keep itself informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guarantied Obligations.

b.           At all times until the occurrence of Bank Facilities Termination, Guarantor shall deliver to Beneficiary, promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication that shall have been sent to the stockholders of Guarantor, Beneficiary can obtain copies of all annual, regular, periodic and special reports and registration statements which Guarantor shall have filed or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, by accessing the EDGAR System of the Securities and Exchange Commission.

11.           Intentionally omitted.

12.           Payments; Application.  All payments to be made hereunder by Guarantor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset.  All payments made by Guarantor hereunder shall be applied as follows:  first, to all reasonable costs and expenses (including attorneys' fees) incurred by Beneficiary in enforcing this Guaranty or in collecting the Guarantied Obligations; second, to all accrued and unpaid interest, premium, if any, and fees owing to Beneficiary constituting Guarantied Obligations; and third, to the balance of the Guarantied Obligations.

13.           Guarantor agrees to pay Beneficiary's reasonable out-of-pocket costs and expenses, including, but not limited to, legal fees and disbursements, incurred in any effort (which shall include those incurred in investigations of and advising on matters relating to the Beneficiary's rights and remedies) to collect or enforce any of sums owing under this Guaranty whether or not any lawsuit is filed.  Until paid to the Beneficiary such sums will bear interest at the Default Rate set forth in the Credit Agreement.

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14.           Costs to Prevailing Party.  If any action or proceeding is brought by any party against any other party under this Guaranty, the prevailing party shall be entitled to recover such costs and attorney's fees as the court in such action or proceeding may adjudge reasonable.

15.           Notices.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by telefacsimile, telexed, or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telefacsimile or telex or five (5) Banking Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed).  For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 15) shall be as set forth below, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties:

If to Guarantor:

Century Casinos, Inc.,
a Delaware corporation
2860 S. Circle Drive, Ste. 350
Colorado Springs, CO  80906
Attn:  Larry Hannappel

With a copy to:
Douglas R. Wright, Esq.
Faegre & Benson, LLP
1700 Lincoln Street, Suite 3200
Denver, CO  80203

If to Beneficiary:
Wells Fargo Bank,
National Association
Commercial Banking Division
5340 Kietzke Lane, Suite 201
Reno, NV  89511
Attn:  Erna Stuckey, V.P.

With a copy to:
Timothy J. Henderson, Esq.
Henderson & Morgan, LLC
4600 Kietzke Lane, Suite K228
Reno, NV  89502

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16.           Cumulative Remedies.  No remedy under this Guaranty, under the Credit Agreement, the Term Note, or any Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty, under the Credit Agreement, the Term Note, or any other Loan Document, and those provided by law.  No delay or omission by Beneficiary to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof.  No failure on the part of Beneficiary to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise thereof or the exercise of any other right.

17.           Severability of Provisions.  Any provision of this Guaranty which is prohibited or unenforceable under applicable law, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

18.           Entire Agreement; Amendments.  This Guaranty, together with the Credit Agreement, the Payment Subordination Agreement and other Loan Documents to which Guarantor is a party, constitute the entire agreement between Guarantor and Beneficiary pertaining to the subject matter contained herein.  This Guaranty may not be altered, amended, or modified, nor may any provisions hereof be waived or noncompliance therewith consented to, except by means of a writing executed by Guarantor and Beneficiary.  Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given.  No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.

19.           Successors and Assigns.  This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of Beneficiary; provided, however, Guarantor shall not assign this Guaranty or delegate any of its duties hereunder without Beneficiary's prior written consent and any unconsented to assignment shall be absolutely void.  In the event of any assignment or other transfer of rights by Beneficiary, the rights and benefits herein conferred upon Beneficiary shall automatically extend to and be vested in such assignee or other transferee.

20.           Choice of Law and Venue; Service of Process.  THE VALIDITY OF THIS GUARANTY, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF GUARANTOR AND BENEFICIARY, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GUARANTOR WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEVADA, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, GUARANTOR ACCEPTS, FOR ITSELF AND IN CONNECTION WITH ITS ASSETS, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE.

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21.           Arbitration.

a.           Upon the request of any party, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable) ("Dispute") now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with the Credit Agreement, Loan Documents or any related agreements, documents, or instruments (collectively the "Documents"), may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring an action in court to compel arbitration of any Dispute.

b.           All Disputes between the parties shall be resolved by binding arbitration governed by the Commercial Arbitration Rules of the American Arbitration Association.  Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

c.           No provision of, nor the exercise of any rights under this arbitration clause shall limit the rights of any party, and the parties shall have the right during any Dispute, to seek, use and employ ancillary or preliminary remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting or foreclosing upon any property, real or personal, which is involved in a Dispute, or which is subject to, or described in, the Documents, including, without limitation, rights and remedies relating to: (i) foreclosing against any real or personal property collateral or other security by the exercise of a power of sale under the Security Documentation or other security agreement or instrument, or applicable law, (ii) exercising self-help remedies (including setoff rights) or (iii) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration.  The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration nor render inapplicable the compulsory arbitration provision hereof.

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22.           Waiver of Jury Trial.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTOR AND BENEFICIARY EACH MUTUALLY HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS GUARANTY, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF GUARANTOR AND BENEFICIARY WITH RESPECT TO THIS GUARANTY, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTOR AND BENEFICIARY EACH MUTUALLY HEREBY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDINGS SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT THE DEFENDING PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPLAINING PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

23.           Restatement.  This General Continuing Guaranty amends, restates, and supersedes in its entirety the General Continuing Guaranty dated April 21, 2000.  Upon execution of this General Continuing Guaranty, and occurrence of the Restatement Effective Date, the General Continuing Guaranty dated April 21, 2000, shall be void and of no further force or effect.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Guaranty as of the day and year first written above.

CENTURY CASINOS, INC., a Delaware corporation By /s/ Larry Hannappel Larry Hannappel, Senior Vice President

STATE OF COLORADO   )
               ) ss
COUNTY OF Denver          )

The foregoing instrument was acknowledged before me this 5th day of November, 2008 by LARRY HANNAPPEL as Senior Vice President of CENTURY CASINOS, INC., a Delaware corporation

My commission expires: 12/16/2009.

Witness my hand and official seal.

<confidential>
Notary Public

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EXHIBIT C

NEGATIVE PLEDGE AGREEMENT

THIS NEGATIVE PLEDGE AGREEMENT ("Agreement") is made and entered into as of the 6th day of November, 2008, by and between CENTURY CASINOS, INC., a Delaware corporation, hereinafter referred to as "Pledgor", and WELLS FARGO BANK, National Association, hereinafter referred to as "Pledgee".

R_E_C_I_T_A_L_S:

A. Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of November 6, 2008 (as may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among WMCK Venture Corp., a Delaware corporation, Century Casinos Cripple Creek, Inc., a Colorado corporation and WMCK Acquisition Corp., a Delaware corporation (collectively the "Borrowers") and Pledgee as the Lender therein named (together with its successors and assigns, the "Lender").

B. In this Agreement, all capitalized words and terms not otherwise defined herein shall have the respective meanings and be construed herein as provided in Section 1.01 of the Credit Agreement and any reference to a provision of the Credit Agreement shall be deemed to incorporate that provision as a part hereof in the same manner and with the same effect as if the same were fully set forth herein.

C. Concurrently with the Restatement Effective Date, Pledgor has executed and delivered the Guaranty.  Pledgor is the owner of all of the outstanding stock (collectively, the "CCTI Stock") of Century Casinos Tollgate, Inc., a Delaware corporation ("CCTI").  CCTI owns all of the outstanding membership interests (collectively the "CCTLLC Membership Interests") of CC Tollgate, LLC, a Delaware limited liability company  ("CCTLLC").

D. CCTLLC is the owner of the real property located in Central City, Colorado, more particularly described on Exhibit A affixed hereto and by this reference incorporated herein and made a part hereof, together with all improvements situated thereon (collectively, the "Casino Property") upon which CCTLLC operates a hotel and casino business commonly known and described as the "Century Casino & Hotel" (the "Business Operation" and, together with the Casino Property, collectively the "CC Hotel/Casino Facility").

E. Pledgor is also the owner, through various Subsidiaries of other hotel, casino and business operations located in various countries throughout the world (each individually an "International Business" and collectively the "International Businesses").

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AGREEMENTS:

In consideration of the terms and conditions set forth herein and the making of the Second Amended and Restated Credit Agreement by Pledgor, the parties agree as follows:

1. As additional assurances for the performance by Pledgor of each and every term and provision contained in the Guaranty, Pledgor hereby agrees that: (i) Pledgor will not, nor will Pledgor cause, or allow, CCTI to sell, transfer, mortgage, pledge, encumber, grant a lien or security interest on or in, or otherwise hyptothecate the CCTLLC Membership Interests, the CCTI Stock or any portion of, or interest in, either of them any transaction or series of related transactions (other than inventory in the ordinary course of business) for a gross sales price of Five Million Dollars ($5,000,000) or more; (ii) Pledgor shall not sell or transfer ownership of all or any portion of any subsidiary or any other assets in any transaction or series of related transactions (other than inventory in the ordinary course of business) for a gross sales price of Five Million Dollars ($5,000,000.00) or more; and (iii) Pledgor shall not cause or permit CCTI, CCTLLC or any other Subsidiary of Pledgor to sell or transfer ownership of all or any portion of the CC Hotel/Casino Facility or any International Business or any other assets in any transaction or series of related transactions (other than inventory in the ordinary course of business) for a gross sales price of Five Million Dollars ($5,000,000.00) or more, in each case, unless the full amount of all CCI Net Proceeds resulting from such sale or transfer are used by Pledgor or caused by Pledgor to be used by CCTI, CCTLLC or other applicable Subsidiary to make a Mandatory Principal Prepayment on the Term Loan on or before three (3) Banking Business Days following receipt by Pledgor, CCTI, CCTLLC or other applicable Subsidiary of Pledgor of such CCI Net Proceeds.

2. Pledgor represents and warrants as of the date hereof that: (a) the CCTLLC Membership Interests represent all of the issued and outstanding membership interests of CCTLLC, (b) CCTLLC has not authorized or issued any membership interests other than the CCTLLC Membership Interests, (c) it is the legal, record and beneficial owner of, has good and marketable title to the CCTLLC Membership Interests, and (d) the CCTLLC Membership Interests are validly issued, fully paid and non-assessable and are not subject to any lien, pledge, charge, encumbrance or security interest or right or option on the part of any third Person to purchase or otherwise acquire the CCTLLC Membership Interests or any part thereof nor are the CCTLLC Membership Interests subject to any restriction relating to the voting or other rights attaching thereto.

3. Pledgor represents and warrants as of the date hereof that: (a) the CCTI Stock represents all of the issued and outstanding stock of CCTI; (b) CCTI has not authorized or issued any stock other than the CCTI Stock; (c) it is the legal, record and beneficial owner of, has good and marketable title to the CCTI Stock; and (d) the CCTI Stock is validly issued, fully paid and non-assessable and is not subject to any lien, pledge, charge, encumbrance or security interest or right or option on the part of any third Person to purchase or otherwise acquire the CCTI Stock or any part therof nor is the CCTI Stock subject to any restriction relating to the voting or other rights attaching thereto.

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4. Upon the full and complete satisfaction of the Term Note and all other amounts owing under any of the Loan Documents and the occurrence of Bank Facility Termination, Pledgee shall terminate this Agreement and Pledgee shall, at the request and expense of Pledgor, file such documents and take such action as may be required by law or as Pledgor may reasonably request, at Pledgor's expense, to effectuate such termination.

5. Pledgor hereby covenants, agrees and acknowledges that an "Event of Default" shall exist under this Agreement upon the occurrence of any of the following events or conditions, and without the necessity of any demand or notice except as may be expressly required herein or under the Credit Agreement:

a. The occurrence of any "Event of Default" as defined and described in the Credit Agreement; and/or

b. Any default hereunder not cured within thirty (30) days after written notice from Lender.

6. No renewal, extension, amendment, restatement or modification of the Credit Agreement, Term Note or any other Loan Document shall affect the rights of Pledgee with respect to the CCTLLC Membership Interests, the CCI Stock, any International Business, or any other asset which is subject hereto, or any part of any of them, except to the extent specifically provided in such renewal, extension, amendment, restatement or modification.  Pledgee's rights hereunder shall continue unimpaired and Pledgor shall be and remain obligated in accordance with the terms hereof notwithstanding any compromise or other indulgence granted by Pledgee.  The Pledgor hereby waives notice of acceptance of this Agreement and of extensions of credit, loans, advances, or other financial assistance made by Lender to Borrowers.  The Pledgor further waives presentment and demand for payment on the Term Note, protest and notice of dishonor or default with respect to the Term Note or any other Loan Document, and all other notices to which the Pledgor might otherwise be entitled except as herein otherwise expressly provided.

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7. All notices and other communications provided to any party hereto under this Agreement shall be given as provided in the Guaranty.

8. Whether or not the transactions contemplated hereunder are completed, the Pledgor will pay all expenses relating to this Agreement, including, but not limited to:

a. All reasonable costs, outlays, attorneys' fees and expenses of any kind and character had or incurred in the enforcement or defense of any of the provisions of this Agreement; and

b. All filing and recording fees, costs, expenses which may be incurred by Pledgee in respect of the filing and/or recording of any document or instrument relating to this Agreement.

9. This Agreement shall be binding upon and inure to the benefit of the Pledgor, Pledgee and their respective legal representatives, heirs, successors and assigns, and the authorized transferees and holders of the Term Note; provided, however, that Pledgor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Pledgee.

10. This Agreement, including the exhibits and other agreements referred to herein, constitutes the entire agreement between the parties relating to the subject matter hereof and cannot be changed or terminated orally, and shall be deemed effective as of the date it is accepted by Pledgee.

11. This Agreement shall be governed and construed under the laws of the State of Nevada in all respects, including, but not limited to, matters of title, construction, validity, performance and discharge.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under said laws.  However, if any provision of this Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

12. Time is of the essence of this Agreement.

13. Pledgor agrees to indemnify and hold harmless Pledgee with respect to this Agreement in accordance with the provisions of Section 5.14 of the Credit Agreement which is incorporated by this reference as though fully set forth herein.

14. This Agreement may be executed in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument.  All such counterparts shall together constitute one and the same document.

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15. This Agreement shall terminate upon Bank Facility Termination.  Upon the occurrence of Bank Facility Termination, Pledgee shall take all actions as Pledgor may reasonably request, as Pledgor's expense, to effectuate such termination.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first hereinabove written.

PLEDGOR: CENTURY CASINOS, INC., a Delaware corporation By: /s/ Larry Hannappel Larry Hannappel Senior Vice President
PLEDGEE: WELLS FARGO BANK, National Association, Lender By /s/ Erna Stuckey Erna Stuckey, Vice President

5

EXHIBIT D

AUTHORIZED OFFICER'S CERTIFICATE
OF
WMCK VENTURE CORP., A DELAWARE CORPORATION,
CENTURY CASINOS CRIPPLE CREEK, INC., A COLORADO CORPORATION AND
WMCK ACQUISITION CORP., A DELAWARE CORPORATION

The undersigned hereby certify that the following persons currently have been authorized to act on behalf of WMCK VENTURE CORP., a Delaware corporation, CENTURY CASINOS CRIPPLE CREEK, INC., a Colorado corporation and WMCK ACQUISITION CORP., a Delaware corporation (collectively the "Borrowers"), holding the positions indicated next to their names, that the signatures appearing opposite their names below are true and genuine signatures of such persons, and that each of such persons shall be deemed an "Authorized Officer" as defined in and for the purposes used in connection with the Second Amended and Restated Credit Agreement (as may be amended or modified from time to time, the "Credit Agreement"), dated as of the date hereof, executed by and among the Borrowers and Wells Fargo Bank, National Association (together with its successors and assigns, the "Lender") and such Authorized Officers are authorized to deliver on behalf of the Borrowers the Compliance Certificates and all other notices, requests, reports, consents, certifications and authorizations on behalf of the Borrowers under the Credit Agreement, and have been duly authorized by each of the Borrowers as "Authorized Officers" for all purposes under the Credit Agreement and each related Loan Document.

All capitalized terms used but not otherwise defined in this Certificate shall have the same meanings as set forth in the Credit Agreement.

NAME	POSITION IN EACH OF BORROWERS	SIGNATURE
Larry Hannappel	Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer	/s/ Larry Hannappel

1

IN WITNESS WHEREOF, the undersigned secretaries of each of the Borrowers have executed the foregoing Certificate on behalf of Borrowers as of the 6th day of November, 2008.

BORROWERS:
WMCK VENTURE CORP.,
a Delaware corporation
By /s/ Larry Hannappel
     Larry Hannappel,
     Secretary

CENTURY CASINOS CRIPPLE
CREEK, INC.,
a Colorado corporation

By /s/ Larry Hannappel
     Larry Hannappel,
     Secretary

WMCK ACQUISITION
CORP., a Delaware
corporation
By /s/ Larry Hannappel
     Larry Hannappel,
     Secretary

2

EXHIBIT E

CLOSING CERTIFICATE

TO:
WELLS FARGO BANK, National Association, in its capacity as Agent Bank under that certain Second Amended and Restated Credit Agreement, dated as of November 6, 2008 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among WMCK VENTURE CORP., a Delaware corporation, CENTURY CASINOS CRIPPLE CREEK, INC., a Colorado corporation and WMCK ACQUISITION CORP., a Delaware corporation (collectively the "Borrowers"), and WELLS FARGO BANK, National Association (together with its successors and assigns, the "Lender").  Capitalized terms used herein without definition shall have the meanings attributed to them in Section 1.01 of the Credit Agreement.

THE UNDERSIGNED, as Authorized Officers of Borrowers, do hereby make the following certifications effective as of the Restatement Effective Date pursuant to Article III of the Credit Agreement:

(a)           The representations and warranties contained in Article IV of the Credit Agreement and contained in each of the other Loan Documents are true and correct on and as of the Restatement Effective Date in all material respects as though such representations and warranties had been made on and as of the Restatement Effective Date;

(b)           Since the date of the most recent financial statements referred to in Sections 3.17 and 5.08 of the Credit Agreement, no Material Adverse Change has occurred and no event or circumstance which could reasonably be expected to result in a Material Adverse Change has occurred;

(c)           No event has occurred and is continuing which constitutes a Default or Event of Default under the terms of the Credit Agreement;

(d)           Borrowers have, as of the Restatement Effective Date, performed and complied with all agreements and conditions that are contained in the Credit Agreement and that the Credit Agreement requires Borrowers to perform and comply with prior to or as of the Restatement Effective Date;

(e)           The Credit Agreement, the Term Note and the other Loan Documents have been duly authorized by all necessary action of each Borrower's Board of Directors and have been executed and delivered on behalf of each Borrower by a duly authorized representative thereof; and

(f)           Concurrently herewith, Borrowers have delivered to Lender a true and correct copy of the articles of incorporation and bylaws of each of the Borrowers, together with all amendments thereto adopted through the date hereof.

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IN WITNESS WHEREOF, I have hereunto set my hand as of the 6th day of November, 2008.

WMCK VENTURE CORP.,
a Delaware corporation
By /s/ Larry Hannappel
     Larry Hannappel,
     Secretary

CENTURY CASINOS CRIPPLE
CREEK, INC., a Colorado
corporation
By/s/ Larry Hannappel
     Larry Hannappel,
     Secretary

WMCK ACQUISITION
CORP., a Delaware
corporation
By/s/ Larry Hannappel
     Larry Hannappel,
     Secretary

2

EXHIBIT F

COMPLIANCE CERTIFICATE

TO:	WELLS FARGO BANK, National Association,
as Lender

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of November 6, 2008 (as may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among WMCK Venture Corp., a Delaware corporation, Century Casinos Cripple Creek, Inc., a Colorado corporation and WMCK Acquisition Corp., a Delaware corporation (collectively the "Borrowers"), Century Casinos, Inc., a Delaware corporation (the "Guarantor") and Wells Fargo Bank, National Association (the "Lender").  Terms defined in the Credit Agreement and not otherwise defined in this Compliance Certificate ("Certificate") shall have the meanings defined and described in the Credit Agreement.  This Certificate is delivered in accordance with Section 5.08(f) of the Credit Agreement.

The period under review is the Fiscal Quarter ended       [Insert Date]       together with, unless otherwise indicated, the three (3) immediately preceding Fiscal Quarters on a rolling four (4) Fiscal Quarter basis.

I.

COMPLIANCE WITH AFFIRMATIVE COVENANTS

A. FF&E (Section 5.01): Amount of Capital Proceeds from FF&E sold or disposed which exceeds One Hundred Fifty Thousand Dollars ($150,000.00) in the aggregate during the term of the Term Loan, in each instance which are not replaced by FF&E of equivalent value and utility.

$______________
B. Compliance with Payment Subordination Agreement (Section 5.03): Report the amount of any payments made on the Subordinated Debt:
Interest	$______________
Principal	$______________

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C. Liens Filed (Section 5.04): Report any liens filed against the Real Property and the amount claimed in such liens. Describe actions being taken with respect thereto.	_______________
D. Acquisition of Additional Property (Section 5.06(b)):  Other than the Real Property presently encumbered by the Security Documentation, attach a legal description and describe the use of any other real property or rights to the use of real property which is used in any material manner in connection with the Casino Facilities.  Attach evidence that such real property or rights to the use of such real property has been added as Collateral under the Security Documentation.

______________
E. Permitted Encumbrances (Section 5.11): Describe any mortgage, deed of trust, pledge, lien, security interest, encumbrance, attachment, levy, distraint or other judicial process or burden affecting the Collateral other than the Permitted Encumbrances.  Describe any matters being contested in the manner described in Sections 5.04 and 5.10 of the Credit Agreement.

______________
F. Suits or Actions (Section 5.16): Describe on a separate sheet any matters requiring advice to Lender under Section 5.16.	______________
G. Tradenames, Trademarks and Servicemarks (Section 5.19): Describe on a separate sheet any matters requiring advice to Lender under Section 5.19.	______________
H. Notice of Hazardous Materials (Section 5.20): State whether or not to your knowledge there are any matters of which Lender should be advised under Section 5.20.  If so, attach a detailed summary of such matter(s).

______________

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I. City Parking Lot Lease (Section 5.23):  Describe all defaults, if any, which occurred during the period under review under the City Parking Lot Lease.  Describe any modifications or amendments to the City Parking Lot Lease.  State whether or not such modifications or amendments have been consented to by Lender as required under Section 5.23 of the Credit Agreement.

______________
J. Compliance with Management Agreement (Section 5.25):
a. Has a Management Agreement been executed in compliance with the requirements of Section 5.25?	yes/no
If so:
b. Describe all defaults, if any, which occurred during the period under review under the Management Agreement.
c. Describe any modifications or amendments to the Management Agreement.
d. State whether or not such modifications or amendments have been consented to by Lender as required under Section 5.25 of the Credit Agreement.
e. Have any Management Fees been paid?	yes/no

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II.

FINANCIAL COVENANTS

A. Borrower Consolidation Senior Leverage Ratio (Section 6.01):
Funded Debt. To be calculated with reference to the Borrower Consolidation as of the last day of the Fiscal Quarter set forth above:
a. Funded Outstanding on the Term Loan as of the last day of the Fiscal Quarter under review.	$_____________
b. Less the aggregate amount of any Make Well Contributions applicable to the end of the Fiscal Quarter under review.	- $_____________
c. TOTAL FUNDED DEBT (a - b)	$_____________
Divided (/) by:	/
EBITDAM
To be calculated with reference to the Borrower Consolidation on a cumulative basis with respect to the Fiscal Quarter under review and the most recently ended three (3) immediately preceding Fiscal Quarters on a four (4) Fiscal Quarter basis.

d. Net income	$_____________
e. Plus Interest Expense (expensed and capitalized) to the extent deducted in the determination of Net Income.	+ $_____________
f. Plus the aggregate amount of Federal and state taxes on or measured by income (whether or not payable during the period under review) to the extent deducted in the determination of Net Income.	+ $_____________
g. Plus depreciation, amortization and all other non-cash expenses to the extent deducted in the determination of Net Income.	+ $_____________
h. Plus unpaid accrued Management Fees to the extent deducted in the determination of Net Income.	+ $_____________

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i. Less all cash and non-cash income (including, but not limited to, interest income), transfers, loans and advances from CCI or any of its Subsidiaries that are not members of the Borrower Consolidation to the extent included in the determination of Net Income.

- $
j. Less all other non-cash income from any source not specified in (l) above to the extent included in the determination of Net Income.	- $
k. TOTAL EBITDAM. (d + e + f +g +h - i - j)	$_____________
Senior Leverage Ratio (c/k)	:1
Maximum Permitted Senior Leverage Ratio: 2.00 to 1.00

B. Adjusted Fixed Charge Coverage Ratio (Section 6.03): Commencing as of the Fiscal Quarter ending December 31, 2009 and continuing as of each Fiscal Quarter end until Bank Facility Termination, the Borrower Consolidation shall maintain an Adjusted Fixed Charge Coverage Ratio no less than 1.10 to 1.00, to be calculated for a fiscal period consisting of each such Fiscal Quarter and the most recently ended three (3) preceding Fiscal Quarters on a rolling four (4) Fiscal Quarter basis:

Numerator
a. Total EBITDAM (Enter II A(k) above).	$
b. Less the aggregate amount of actually paid Distributions, including, without limitation, all Tax Distributions and interest on Subordinated Debt actually paid.	- $

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c. Less the aggregate amount of Maintenance Capital Expenditures to the extent not (i) deducted in the determination of Net Income, or (ii) financed from the proceeds of permitted equity or subordinated indebtedness provided by CCI or any of its Subsidiaries that does not constitute a Make Well Contribution.

- $
d. Less the aggregate amount of Management Fees paid in cash.	- $
e. Total Numerator (a - b - c - d)	$
Divided (/) by the sum of:
Denominator
f. The aggregate amount of actually paid Interest Expense.	$
g. Plus the aggregate amount of actually paid principal payments or reductions (without duplication) required to be made on all outstanding Indebtedness (exclusive of principal payments which may accrue, but are unpaid, under any Subordinated Debt and any principal prepayments made from the proceeds of Make Well Contributions).

+ $
h. Plus the current portion of Capitalized Lease Liabilities.	+ $
i. Total Denominator (f + g + h)	$
Adjusted Fixed Charge Coverage Ratio (e/i)	:1

6

C. Guarantor Total Leverage Ratio (Section 6.03):  To be calculated with reference to the Guarantor as of the last day of each Fiscal Quarter commencing with the Fiscal Quarter ending September 30, 2008, to be calculated for a fiscal period consisting of each such Fiscal Quarter and the most recently ended three (3) preceding Fiscal Quarters on a rolling four (4) Fiscal Quarter basis:

TOTAL FUNDED DEBT:
a. The total, as of the last day of the Fiscal Quarter under review, of both the long-term and current portions (without duplication) of all interest bearing Indebtedness.	$
b. Plus the total, as of the last day of the Fiscal Quarter under review of both the long-term and current portions (without duplication) of all Capitalized Lease Liabilities.	+ $
c. Plus all Contingent Liabilities (other than the Guaranty) as of the last day of the Fiscal Quarter under review.	+ $
d. TOTAL FUNDED DEBT (a + b + c)	$
Divided (/) by:	/
EBITDA
e. Net Income.	$
f. Plus Interest Expense (expensed and capitalized) to the extent deducted in the determination of Net Income.	+ $

7

g. Plus the aggregate amount of federal and state taxes on or measured by income for the period under review (whether or not payable during such period) to the extent deducted in the determination of Net Income.

+ $
h. Plus depreciation, amortization and all other non-cash expenses for the period under review to the extent deducted in the determination of Net Income.	+ $
i. Less all cash and non-cash income (including, but not limited to, interest income).	- $
j. Less all other non-cash income from any source not specified in (i) above to the extent added in the determination of Net Income.	- $
k. Total EBITDA (e + g + h - i - j)
l. Total Leverage Ratio (d/k)	:1.0
Maximum Permitted: 4.00 to 1.00

D. Restriction on Transfer of Ownership (Section 6.04): On a separate sheet describe in detail any transfers or hypothecations of Guarantor ownership interest in WMCKVC or WMCKVC ownership interests in CCCC or WMCKAC not permitted under Section 6.04.

E. Total Indebtedness (Section 6.05) With respect to the Borrower Consolidation:
a. Set forth the aggregate amount of secured purchase money Indebtedness and Capital Lease Liabilities.	$
Maximum Permitted	$ 250,000.00

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b. Set forth aggregate amount of Indebtedness to Guarantor or any Subsidiary or Affiliate of Guarantor which is not a member of the Borrower Consolidation (other than Subordinated Debt and unpaid Management Fees).

$
Maximum Permitted	$ 500,000.00
c. Set forth the cumulative aggregate of all Subordinated Debt.	$
Did Lender give prior written consent to the incurrence of all Subordinated Debt set forth above?	yes/no
Does the interest rate accrued under the terms of any Subordinated Debt exceed six percent (6%) per annum?	yes/no

F. Capital Expenditures (Section 6.06):  Set forth for the Fiscal Year period in which the Fiscal Quarter under review occurs, the cumulative aggregate amount of Capital Expenditures made to the Casino Facilities as of the end of the Fiscal Quarter under review, as follows:

a. Aggregate amount of Non-Financed Capital Expenditures.	$
b. Aggregate amount of Financed Capital Expenditures.	$
c. Total Capital Expenditures (a + b)	$
Minimum Total Capital Expenditures Required: $250,000.00
Maximum Non-Financed Capital Expenditures Permitted: $750,000.00

9

G. Other Liens (Section 6.07): On a separate sheet describe in detail any and all liens, encumbrances and/or negative pledges not permitted under Section 6.07.
H. No Merger (Section 6.08): On a separate sheet describe any and all mergers, consolidations and/or asset sales not permitted under Section 6.08.
I. Restriction on Investments (Section 6.09): Describe any Investments made which are not permitted under Section 6.09.
J. Restrictions on Distributions (Section 6.10):
a. Set forth the amount(s) of and describe on a separate sheet, all Distributions made during the Fiscal Quarter under review.	$
Requirement: None permitted without prior written consent of Lender.
K. Contingent Liabilities (Section 6.11): Describe any Contingent Liabilities incurred by Borrowers which are not permitted by Section 6.11.
L. ERISA (Section 6.12): Describe on a separate sheet any matters requiring advice to Lender under Section 6.12.
M. Margin Regulations (Section 6.13): Set forth the amount(s) of and describe on a separate sheet of paper any proceeds of the Term Loan used by any Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.
$

N. No Subsidiaries (Section 6.14):  On a separate sheet, describe any Subsidiaries created by any Borrower subsequent to the Restatement Effective Date.  State whether or not the creation of such Subsidiaries has been consented to by the Lender as required under Section 6.14 of the Credit Agreement.
yes/no
O. Transactions with Affiliates (Section 6.15): Describe on a separate sheet any matters requiring advice to Lender under Section 6.15.

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III.

PERFORMANCE OF OBLIGATIONS

A review of the activities of the Borrower Consolidation and Guarantor during the fiscal period covered by the attached financial statements has been made under my supervision with a view to determining whether during such fiscal period the Borrower Consolidation and Guarantor performed and observed all of their obligations under the Loan Documents.  The undersigned is not aware of any facts or circumstances which would make any of the calculations set forth above or attached hereto materially incorrect.  On the basis of the foregoing, the undersigned certifies that the calculations made and the information contained herein are derived from the books and records of the Borrower Consolidation and the Guarantor and that each and every matter contained herein correctly reflects those books and records.  Except as described in an attached document or in an earlier Certificate, to the best of my knowledge, as of the date of this Certificate there is no Default or Event of Default has occurred or remains continuing.

IV.

NO MATERIAL ADVERSE CHANGE

To the best of my knowledge, except as described in an attached document or in an earlier Certificate, no Material Adverse Change has occurred since the date of the most recent Certificate delivered to the Lender.

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DATED this ____ day of _____________, 200___.

BORROWERS:
WMCK VENTURE CORP.,
a Delaware corporation,
CENTURY CASINOS CRIPPLE
CREEK, INC., a Colorado corporation and WMCK ACQUISITION CORP., a Delaware corporation
By
Title: Authorized Officer
Print
Name______________________

GUARANTOR: CENTURY CASINOS, INC., a Delaware corporation By Name Title

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EXHIBIT G

PAYMENT SUBORDINATION AGREEMENT

THIS PAYMENT SUBORDINATION AGREEMENT (the "Agreement") is made and entered into as of the 6th day of November, 2008, by Century Casinos, Inc., a Delaware Corporation (hereinafter referred to as "Subordinator") and delivered to WELLS FARGO BANK, National Association ("Lender") as the Lender hereinafter described.

R_E_C_I_T_A_L_S:

WHEREAS:

A. As of the date of this Agreement, there is outstanding and owing by WMCK VENTURE Corp., a Delaware corporation (the "Company") to Subordinator indebtedness in the aggregate amount of Five Million Six Hundred Ninety-One Thousand Dollars ($5,691,000) (together with the interest thereon, the "Subordinated Debt") evidenced by that certain unsecured Promissory Note dated June 27, 1996, as amended by an Assignment, Assumption and Amendment Agreement dated March 31, 2007 (the "Subordinated Note"), copies of which are marked "Exhibit A", affixed hereto and by this reference incorporated herein and made a part hereof.

NOW, THEREFORE, in and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Subordinator, the Subordinator hereby agrees as follows:

1. The Company, together with WMCK Acquisition Corp., a Delaware corporation and Century Casinos Cripple Creek, Inc., a Colorado corporation (the "Borrowers") have entered into a Second Amended and Restated Credit Agreement dated as of November 6, 2008 (as it may be amended, modified or supplemented from time to time, the "Credit Agreement") with Wells Fargo Bank, National Association (together with its successors and assigns, the "Lender"), under the terms of which Lender agreed to establish a term loan ("Term Loan") in the amount of Four Million Four Hundred Thousand Dollars ($4,400,000.00), all subject to the terms and conditions set forth in the Credit Agreement.  The Term Loan is evidenced by a Term Note ("Term Note") in the principal sum of Four Million Four Hundred Thousand Dollars ($4,400,000.00).

2. The Subordinated Note may not be transferred or assigned by Subordinator without the prior written consent of Lender and, unless so transferred or assigned, shall be owned by Subordinator at all times free and clear of any lien, pledge, charge, security interest or other encumbrance.

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3. So long as any monetary obligation or other obligation or commitment to advance funds under the Credit Agreement, the Term Note or any other Loan Document, as defined in the Credit Agreement (as such obligations may be amended, modified, restated, renewed, increased or extended, including, without limitation, post petition interest whether or not allowed in any insolvency proceedings, and fees, attorneys costs and indemnities under the Loan Documents, collectively referred to herein as the "Bank Debt") shall remain unpaid or unfunded, in whole or in part, the Subordinator may not receive any payment of principal or interest, directly or indirectly, on the Subordinated Debt.

4. In the event that any such payments of principal and/or interest are made in violation of the foregoing provisions, such payments shall not be accepted by Subordinator and, if so accepted, shall be held in trust for the benefit of, and shall be paid forthwith over and delivered to Lender.  The subordination provisions set forth hereinabove are made for the benefit of Lender and it is understood by Company and by Subordinator that Lender will take certain actions in reliance upon such subordination provisions.  It is further understood that Lender's reliance upon the referenced subordination provisions shall not constitute a waiver by Lender of its right to insist upon strict compliance with all provisions of the Credit Agreement and with all provisions of the Loan Documents as particularly defined by the Credit Agreement.

5. (a)           In the event of:

(i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to any Borrower, its creditors or its property;

(ii) any proceeding for the liquidation, dissolution or other winding-up of any Borrower, voluntary or involuntary, whether or not involving insolvency, reorganization or bankruptcy proceedings;

(iii) any assignment by any Borrower for the benefit of creditors; or

(iv) any other marshalling of the assets of any Borrower;

all Bank Debt (including any interest thereon accruing after the commencement of any such proceedings and any other sums or premium due) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of any Subordinated Debt or the Subordinated Loan Documents and any payment or distribution, whether in cash, securities or other property which would otherwise, but for these subordination provisions, be payable or deliverable in respect of Subordinated Debt or the Subordinated Loan Documents shall be paid or delivered directly to the holders of Bank Debt until all Bank Debt (including any interest thereon accruing after the commencement of any such proceedings) shall have been indefeasibly paid in full.

2

The Subordinator shall file in any bankruptcy or other proceeding in which the filing of claims is required by law, all claims which the Subordinator may have against any of the Borrowers relating to any Subordinated Debt and will assign to the holders of the Bank Debt all rights of the Subordinator thereunder.  If Subordinator does not file any such claim, the holder of the Bank Debt as attorney-in-fact for Subordinator is hereby authorized to do so in the name of Subordinator or, in such holder's discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of such holder's nominee.  The foregoing power of attorney is coupled with an interest and cannot be revoked.  The holder of the Bank Debt or its nominee shall have the sole right to accept or reject any plan proposed in any such proceeding and to take any other action which a party filing a claim is entitled to do.  In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the holder of the Bank Debt the amount payable on such claim and, to the full extent necessary for that purpose, the Subordinator hereby assigns to the holder of the Bank Debt all of the Subordinator's rights to any such payments or distributions to which the Subordinator would otherwise be entitled.

(b)           If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by the Subordinator in contravention of any of the terms hereof and before all Bank Debt shall have been indefeasibly paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holder of Bank Debt at the time outstanding for application to the payment of all Bank Debt remaining unpaid, to the extent necessary to pay all such Bank Debt in full.  In the event of the failure of the Subordinator to endorse or assign any such payment, distribution or security, each holder of Bank Debt is hereby irrevocably authorized to endorse or assign the same.

(c)  The Bank Debt shall not be deemed to have been paid in full unless the holder thereof shall have indefeasibly received cash in lawful currency of the United States of America equal to the amount of Bank Debt then outstanding, together with the occurrence of Bank Facility Termination, as defined in the Credit Agreement.

(d)  The Subordinator will take such action (including, without limitation, the execution and filing of a financing statement with respect to this Agreement and including the execution, verification, delivery and filing of proofs of claim, consents, assignments or other instructions which the holder of Bank Debt may reasonably require in order to prove and realize upon any rights or claims pertaining to Subordinated Debt and to effectuate the full benefit of the subordination contained herein) as may, in the opinion of counsel designated by the Lender, be reasonably necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

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(e)           The Subordinator understands and acknowledges by its execution hereof that the actions of the Lender in connection with the Bank Debt are being or have been made in reliance upon the subordination of the Subordinated Debt to Bank Debt as set forth herein.

6. Subordination Legend; Further Assurances.  The Company and the Subordinator will cause each note and instrument (if any) evidencing the Subordinated Debt to be endorsed with the following legend:

"The Indebtedness evidenced by this instrument is subordinated to the prior payment in cash in full of all Bank Debt (as defined in the Payment Subordination Agreement, dated as of November 6, 2008) pursuant to, and to the extent provided in, the Payment Subordination Agreement by the maker hereof and payee named herein in favor of the Lender therein named and its successors and assigns."

The Company and Subordinator each hereby agree to mark its respective books of account in such a manner as shall be effective to give proper notice of the effect of this Agreement.  The Company and the Subordinator will at their expense and at any time and from time to time promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Lender may reasonably request in order to protect any right or interest granted or purported to be granted hereunder or to enable the Lender to exercise and enforce its rights and remedies hereunder.

7. Subject to the terms of the Credit Agreement:

(a) This Agreement shall continue in effect so long as any Bank Debt shall remain unpaid and no action that the holder of the Bank Debt or any of the Borrowers, with or without the written consent of the holder of the Bank Debt, may take or refrain from taking with respect to any Bank Debt, any instrument representing the same, any Collateral (as defined in the Credit Agreement) therefor, or any agreement or agreements, including guaranties, in connection therewith, shall affect this Agreement or the obligations of the Subordinator hereunder.

(b) All rights and interests of the Lender hereunder, and all agreements and obligations of the Subordinator and the Company under this Agreement, shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of the Credit Agreement, the Term Note or any other Loan Document, or any agreement or instrument relating thereto;

4

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Bank Debt, or any other amendment, modification, revision, restatement, extension or waiver of or any consent to departure from the Credit Agreement, the Term Note or any other Loan Document;

(iii) any taking and holding of Collateral or other security or additional guarantees for all or any of the Bank Debt; or any amendment, alteration, exchange, substitution, restatement, transfer, enforcement, waiver, subordination, termination or release of any Collateral or such guarantees, or any non-perfection of any Collateral, or any consent to departure from any such guaranty;

(iv) any manner of application of Collateral or proceeds thereof, to all or any of the Bank Debt, or the manner of sale of any Collateral or other security;

(v) any consent by Lender or any other Person to the change, restructure or termination of the corporate structure or existence of the Borrowers or the Subordinator, or any Subsidiary thereof and any corresponding restructure of the Bank Debt, or any other restructure or refinancing of the Bank Debt or any portion thereof;

(vi) any modification, compounding, compromise, settlement, release by the Lender or any other Person (or by operation of law or otherwise), collection or other liquidation of the Bank Debt or of the Collateral or other security in whole or in part, and any refusal of payment to Lender in whole or in part, from any obligor or guarantor in connection with any of the Bank Debt, whether or not with notice to, or further assent by, or any reservation of rights against the Subordinator; or

(vii) any other circumstance (including, but not limited to, any statute of limitations) which might otherwise constitute a defense available to, or a discharge of the Borrowers or the Subordinator.

Without limiting the generality of the foregoing, the Subordinator hereby consents to and agrees that the rights of Lender hereunder, and the enforceability hereof, shall not be affected by any release of any Collateral or security from the liens and security interests created by any of the Loan Documents or any other agreement whether for purposes of sales or other dispositions of assets or for any other purpose.  This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Bank Debt is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

5

(c) The Subordinator waives the right to require the Lender to proceed against the Borrowers or any other person liable on the Bank Debt, to proceed against or exhaust any security held from any Borrower or any other person, or to pursue any other remedy in the Lender's power whatsoever and the Subordinator waives the right to have the property of the Borrowers first applied to the discharge of the Bank Debt.  The Lender may, at its election, exercise any right or remedy it may have against the Borrowers or any security held by the Lender, including, without limitation, the right to foreclosure upon any such security by one or more judicial or nonjudicial sales, without affecting or impairing in any way the obligations of the Subordinator hereunder, except to the extent the Bank Debt has been paid, and the Subordinator waives any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of the Subordinator against the Borrowers or any such security, whether resulting from such election by the Lender or otherwise.  The Subordinator waives any defense arising by reason of any disability or other defense of the Borrowers or by reason of the cessation from any cause whatsoever (including, without limitation, any intervention or omission by the Lender) of the liability either in whole or in part, of the Borrowers to the Lender for the Bank Debt.

(d) Until the Bank Debt is fully and indefeasibly paid, the Subordinator shall not proceed against the Company for the recovery of all or any portion of the Subordinated Debt, or proceed against or exhaust any security held from the Company or any other person, or pursue any other right or remedy in the Subordinator's power whatsoever for the collection of all or any portion of the Subordinated Debt.

8. In case of a breach by the Subordinator of this Agreement, the Subordinator hereby agrees to be responsible for and to pay all costs and expenses, including, without limitation, attorneys' fees and costs and accountants' fees, incurred by the holder of the Bank Debt in connection with the enforcement by the holder of the Bank Debt of its rights or the protection of the holder of the Bank Debt of its interests as a result of such breach under this Agreement, whether incurred pre-trial, at trial or on appeal.

9. Time shall be of the essence of this Agreement.

10. This Agreement shall be governed by and construed in accordance with the law of the State of Nevada.  The parties hereto further agree that, subject to the Arbitration provisions set forth below in paragraph 11, the full and exclusive forum for the determination of any action relating to this Agreement shall be either an appropriate Court of the State of Nevada or the United States District Court or United States Bankruptcy Court for the District of Nevada.

6

11. Arbitration.

(a) Upon the request of any party, whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable) ("Dispute") now existing or hereafter arising between the parties in any way arising out of, pertaining to or in connection with this Agreement, the Credit Agreement, Term Note, Loan Documents or any related agreements, documents, or instruments (collectively the "Documents"), may, by summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring an action in court to compel arbitration of any Dispute.

(b) All Disputes between the parties shall be resolved by binding arbitration governed by the Commercial Arbitration Rules of the American Arbitration Association.  Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

(c) No provision of, nor the exercise of any rights under this arbitration clause shall limit the rights of any party, and the parties shall have the right during any Dispute, to seek, use and employ ancillary or preliminary remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting or foreclosing upon any property, real or personal, which is involved in a Dispute, or which is subject to, or described in, the Documents, including, without limitation, rights and remedies relating to: (i) foreclosing against any real or personal property collateral or other security by the exercise of a power of sale under the Documents or other security agreement or instrument, or applicable law, (ii) exercising self-help remedies (including setoff rights) or (iii) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration.  The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the Dispute to arbitration nor render inapplicable the compulsory arbitration provision hereof.

12. Waiver of Jury Trial.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, LENDER, THE COMPANY AND SUBORDINATOR EACH MUTUALLY HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, THE CREDIT AGREEMENT, THE TERM NOTE OR ANY OF THE LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF LENDER, THE COMPANY AND SUBORDINATOR WITH RESPECT TO THIS AGREEMENT, THE CREDIT AGREEMENT, THE TERM NOTE OR ANY OF THE LOAN DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, LENDER, THE COMPANY AND SUBORDINATOR EACH MUTUALLY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDINGS SHALL BE DECIDED BY A BENCH TRIAL WITHOUT A JURY AND THAT THE DEFENDING PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPLAINING PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

7

13. In the event any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

14. The Company joins in the execution of this Agreement to evidence its agreement to the terms hereof and to be legally bound hereby.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the undersigned has executed this Agreement, as of the day and year first above written.

SUBORDINATOR:

Century Casinos, Inc.,
a Delaware Corporation

By /s/ Larry Hannappel
Larry Hannappel
Senior Vice President

COMPANY:
WMCK Venture Corp.,
a Delaware Corporation
By /s/ Larry Hannappel
Larry Hannappel
Secretary
LENDER: WELLS FARGO BANK, National Association By /s/ Erna Stuckey Erna Stuckey, Vice President

8

EXHIBIT I

LEGAL DESCRIPTION

All that real property situate in the City of Cripple Creek, County of Teller, State of Colorado more particularly described as follows:

PARCEL 1:

Lot 16R (formerly known as Lots 16, 17 and 18R),
Block 21,
FREMONT (now Cripple Creek),
According to the original plat as modified by the Subdivision Exemption Plats recorded April 3, 1998 at Reception No. 474412 and August 19, 1999 at Reception No. 495830,
Teller County, Colorado.

PARCEL 2:

Lot 15,
Block 21,
FREMONT (now known as Cripple Creek),
Teller County, Colorado.

PARCEL 3:

Lot 38R (formerly known as Lots 38, 39 and 40),
Block 20,
FREMONT (now Cripple Creek),
According to the Subdivision Exemption Plat filed August 10, 1998 at 2-LS-41,
Teller County, Colorado.

PARCEL 4:

Lot 21R,
Block 21,
FREMONT (now Cripple Creek),
According to the Subdivision Exemption Plat recorded February 27, 1992 in Plat Book L Page 40 and the Amended Subdivision Exemption Plat recorded October 19, 1992 in Plat Book L Page 84,

1

-and-

Lots 24 through 27,
Block 21,
FREMONT (now Cripple Creek),

PARCEL 5:

Lots 1 through 5,
Block 2,
FIRST ADDITION TO FREMONT (now Cripple Creek)

PARCEL 6:

The South 75 feet of Lots 1 through 4, the East 19 feet, 4 inches of the South 75 feet of Lot 5, the North 50 feet of Lots 1 through 4, and the East 19 feet, 4 inches of the North 50 feet of Lot 5, all in Block 29, FREMONT (now Cripple Creek)

PARCEL 7:

That portion of the South half of vacated alley in Block 2, First Addition to Fremont, lying East of the West line of Lot 5, Block 2, First Addition to Fremont, now Cripple Creek, extended North

PARCEL 8:

That portion of the North half of vacated alley in Block 2, First Addition to Fremont, lying East of the West line of the East 19 feet 4 inches of Lot 5, Block 29, Fremont, now Cripple Creek, extended South

PARCEL 9:

That portion of Outlot A, lying east of the West line of the East 19 feet 4 inches of Lot 5, Block 29, Fremont, now Cripple Creek, extended South

PARCEL 10:

That portion of the West half of vacated South Second Street, lying South of the North line of Block 29, Fremont, now Cripple Creek, extended Easterly, and North of the South line of Block 2, First Addition to Fremont, now Cripple Creek, extended Easterly, and West of the West boundary of Colorado Highway 67

2

Parcel 11:

Lots 6, 7 and 8, now 6R, and Lots 9 through 12, Block 2, First Addition to Cripple Creek, County of Teller, State of Colorado.

Parcel 12:

Lots 11 through 20 in Block 28 of the Fremont Addition to the City of Cripple Creek, County of Teller, State of Colorado.

Parcel 13:

Lot 1R (formerly known as Lots 1, 2 and 3) and Lots 4 and 5
Block 20, FREMONT (now Cripple Creek)
Teller County, Colorado

3

EXHIBIT J

SUBORDINATION AGREEMENT
(Management Agreement)

THIS SUBORDINATION AGREEMENT ("Agreement"), made this 6th day of November, 2008, by and among WMCK VENTURE CORP., a Delaware corporation, CENTURY CASINOS CRIPPLE CREEK, INC., a Colorado corporation and WMCK ACQUISITION CORP., a Delaware corporation (collectively the "Borrowers"), parties of the first part, Century Casinos, Inc.  (hereinafter referred to as "Operator"), party of the second part, and WELLS FARGO BANK, National Association, hereinafter referred to as "Lender", party of the third part.

R_E_C_I_T_A_L_S:

WHEREAS:

A. Borrowers own and/or operate all of that certain real property situated in Cripple Creek, Colorado, that is more particularly described on that certain exhibit marked "Exhibit A", affixed hereto and by this reference incorporated herein and made a part hereof, together with all buildings, structures and other improvements constructed or to be constructed thereon (hereinafter referred to as the "Casino Facilities").

B. In this Agreement all capitalized words and terms shall have the respective meanings and be construed herein as provided in Section 1.01 of that certain Second Amended and Restated Credit Agreement, dated as of November 6, 2008 (as may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), executed by and among the Borrowers, Century Casinos, Inc., a Delaware corporation, as Guarantor, and the Lender.

C. Pursuant to the Credit Agreement and subject to the terms and conditions specified therein, Lender has established a term loan (the "Term Loan") in the principal amount of Four Million Four Hundred Thousand Dollars ($4,400,000.00), all subject to the terms and conditions set forth in the Credit Agreement.  The Term Loan is evidenced by a Term Note (the "Term Note") in the principal sum of Four Million Four Hundred Thousand Dollars ($4,400,000.00) executed by the Borrowers, payable to the order of Lender.  The Term Loan is secured by the Deed of Trust, Financing Statements and Assignment of Entitlements, Contracts, Rents and Revenues executed by Borrowers in favor of Lender and recorded in the Official Records of Teller County, Colorado, together with all other documents and instruments collectively referred to in the Credit Agreement and hereinafter collectively referred to as the "Security Documentation".

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D. Borrowers have entered into a Management Services Agreement with Operator dated January 1, 2007 (hereinafter as it may be amended or modified from time to time the "Management Agreement") under the terms of which Operator has agreed, in exchange for certain payments, compensation and considerations therein specified, to provide specified management services to Borrowers in connection with the Casino Facility.

E. It is a condition of consenting to the Management Agreement that the Security Documentation shall unconditionally be at all times a lien or charge upon the following (collectively, the "Collateral"): (i) the Real Property (ii) the Casino Facility; (iii) the present and future tangible and intangible personal property which is situated at, or used in operation of, the Casino Facility; and (iv) the rents, issues, profits, income and revenues of the Casino Facility and the activities conducted thereon; all prior and senior to the rights of Operator under the terms of the Management Agreement.

F. It is a further condition of consenting to the Management Agreement that after April 30, 2008 Operator shall not receive any payments, service fees or management fees (collectively, "Management Fees") under the Management Agreement.

G. It is to the mutual benefit of the parties hereto that Lender consent to the Management Agreement and Operator is willing to agree that the Term Loan, Credit Agreement and Security Documentation shall remain at all times prior to Bank Facility Termination unconditionally paramount and superior to the rights and interests of Operator under the Management Agreement.

H. It is to the mutual benefit of the parties hereto that Lender consent to the Management Agreement.

I. The provisions of Section 1.02 of the Credit Agreement shall be applied to this Agreement in the same manner as applied therein to the Credit Agreement.

NOW, THEREFORE, in consideration of Lender, consenting to the Management Agreement, the mutual benefits accruing to the parties hereto and other good and valuable considerations, the receipt of which is hereby acknowledged, the parties hereto do promise, covenant and agree as follows:

1. That Lender would not consent to the Management Agreement but for this Agreement.

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2. That the Security Documentation securing the Term Loan in favor of Lender, and any and all renewals, amendments, modifications, restatements and extensions thereof shall unconditionally be and remain at all times a lien or charge on the Collateral and business operations conducted in connection therewith prior and superior to all right, title and interest which Operator may have or hereafter acquire therein under the terms of the Management Agreement.  Operator acknowledges that it is familiar with the terms and conditions of all of the Security Documentation and hereby consents to execution, delivery, filing and recording thereof.  In this regard it is understood and hereby agreed that, notwithstanding anything contained in the Management Agreement to the contrary, upon the consummation of any foreclosure or deed in lieu of foreclosure, the Management Agreement shall be terminated and of no further force or effect.

3. So long as any monetary obligation or other obligation or commitment to advance funds under the Credit Agreement, the Term Note or any other Loan Documents, as defined in the Credit Agreement (as such obligations may be renamed, increased or extended, including, without limitation, post petition interest whether or not allowed in any insolvency proceedings, and fees, attorney costs and indemnities under the Loan Documents, collectively the "Bank Debt") shall remain unpaid or unfunded, in whole or in part, Operator shall not receive any payments or Management Fees from the Borrowers in connection with the Management Agreement.

4. In the event that any such payments or Management Fees are made in violation of Section 3 hereinabove, such payments shall not be accepted by Operator and, if so accepted, shall be held in trust for the benefit of, and shall be paid forthwith over and delivered to Lender.  The subordination provisions set forth hereinabove are made for the benefit of Lender, and it is understood by Borrowers and by Operator that Lender will take certain actions in reliance upon such subordination provisions.  It is further understood that Lender's reliance upon the referenced subordination provisions shall not constitute a waiver by Lender of its right to insist upon strict compliance with all provisions of the Credit Agreement and with all provisions of the Loan Documents as particularly defined by the Credit Agreement.

5. (a)           In the event of:

(i)	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Borrowers, their creditors or their property;

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(ii)	any proceeding for the liquidation, dissolution or other winding-up of any Borrower, voluntary or involuntary, whether or not involving insolvency, reorganization or bankruptcy proceedings;

(iii)	any assignment by any Borrower for the benefit of creditors; or

(iv)	any other marshalling of the assets of any Borrower;

all Bank Debt (including any interest thereon accruing after the commencement of any such proceedings and any other sums or premium due) shall first be paid in full before any payment, whether in cash, securities or other property, shall be made in connection with the Management Agreement.  Any payment or distribution, whether in cash, securities or other property which would otherwise, but for these subordination provisions, be payable or deliverable in respect of the Management Agreement shall be paid or delivered directly to the holders of Bank Debt until all Bank Debt (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full.

(b)           If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by Operator in contravention of any of the terms hereof and before all Bank Debt shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holder of Bank Debt at the time outstanding for application to the payment of all Bank Debt remaining unpaid, to the extent necessary to pay all such Bank Debt in full.  In the event of the failure of Operator to endorse or assign any such payment, distribution or security, each holder of Bank Debt is hereby irrevocably authorized to endorse or assign the same.

(c)           The Bank Debt shall not be deemed to have been paid in full unless the holder thereof shall have indefeasibly received cash in lawful currency of the United States of America equal to the amount of Bank Debt then outstanding.

(d)           Operator will take such action (including, without limitation, the execution and filing of a financing statement with respect to this Agreement and including the execution, verification, delivery and filing of proofs of claim, consents, assignments or other instructions which the holder of the Bank Debt may require in order to prove and realize upon any rights or claims pertaining to the Management Agreement and to effectuate the full benefit of the subordination contained herein) as may be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

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(e)           Operator understands and acknowledges by its execution hereof that the actions of the Lender in connection with the Bank Debt are being or have been made in reliance upon the absolute subordination of the Management Agreement to Bank Debt as set forth herein.

6. Subject to the terms of the Credit Agreement and any amendment, revision, restatement or modification thereof:

(a) This Agreement shall continue in effect so long as any Bank Debt shall remain unpaid and no action that the holder of the Bank Debt or the Borrowers, with or without the written consent of the holder of the Bank Debt, may take or refrain from taking with respect to any Bank Debt, any instrument representing the same, any collateral therefor, or any agreement or agreements, including guaranties, in connection therewith, shall affect this Agreement or the obligations of Operator hereunder.

(b) All rights and interests of Lender hereunder, and all agreements and obligations of Operator and the Borrowers under this Agreement, shall remain in full force and effect irrespective of:

(i)
any change in the time, manner or place of payment of, or in any other term of, all or any of the Bank Debt, or any other amendment or waiver of or any consent to departure from the Credit Agreement, the Term Note or any other Loan Document;

(ii)
any taking and holding of Collateral or other security or additional guarantees for all or any of the Bank Debt; or any amendment, alteration, exchange, substitution, transfer, enforcement, waiver, subordination, termination or release of any Collateral or such guarantees, or any non-perfection of any Collateral, or any consent to departure from any such guaranty;

(iii)	any manner of application of Collateral or proceeds thereof, to all or any of the Bank Debt, or the manner of sale of any Collateral or other security;

(iv)
any consent by Lender or any other Person to the change, restructure or termination of the corporate structure or existence of the Borrowers or Operator, or any Subsidiary thereof and any corresponding restructure of the Bank Debt, or any other restructure of the Bank Debt or any portion thereof; or

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(v)
any modification, compounding, comprise, settlement, release by the Lender or any other Person (or by operation of law or otherwise), collection or other liquidation of the Bank Debt or of the Collateral or other security in whole or in part, and any refusal of payment to Lender in whole or in part, from any obligor or guarantor in connection with any of the Bank Debt, whether or not with notice to, or further assent by, or any reservation of rights against Operator.

Without limiting the generality of the foregoing, Operator hereby consents to and agrees that the rights of Lender hereunder, and the enforceability hereof, shall not be affected by any release of any Collateral or security from the liens and security interests created by any of the Loan Documents or any other agreement whether for purposes of sales or other dispositions of assets or for any other purpose.  This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Bank Debt is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

(c) Operator waives the right to require the Lender to proceed against the Borrowers or any other person liable on the Bank Debt, to proceed against or exhaust any security held from the Borrowers or any other person, or to pursue any other remedy in the Lender's power whatsoever and Operator waives the right to have the property of the Borrowers first applied to the discharge of the Bank Debt.  The Lender may, at its election, exercise any right or remedy it may have against the Borrowers or any security held by the Lender, including, without limitation, the right to foreclosure upon any such security by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, without affecting or impairing in any way the obligations of Operator hereunder, except to the extent the Bank Debt has been paid, and Operator waives any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of Operator against the Borrowers or any such security, whether resulting from such election by the Lender.

7. Operator hereby irrevocably agrees that any legal action or proceedings initiated by Operator or against it by Lender with respect to this Agreement shall be brought in the courts of the State of Colorado or in the United States District Courts of Colorado and, by execution and delivery of this Agreement, Operator consents to such jurisdiction and hereby irrevocably waives any and all objections which it may have as to venue in any of the above courts.

8. Operator hereby agrees to be responsible for and to pay all costs and expenses, including, without limitation, attorneys' fees and costs and accountants' fees, incurred by the holder of the Bank Debt in connection with the successful enforcement by the holder of the Bank Debt of its rights or the protection of the holder of the Bank Debt of its interests under this Agreement, whether incurred pre-trial, at trial or on appeal.

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9. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

10. Borrowers join in the execution of this Agreement to evidence their agreement to the terms hereof and to be legally bound hereby.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns.

11. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same document with the same effect as if all parties had signed the same signature page.  Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

12. It is understood and agreed that, by virtue of its execution and delivery of this Agreement, Operator shall not be deemed to be a maker, surety or other obligor of any of Borrowers' Obligations (as defined by the Credit Agreement); however, nothing contained in this Paragraph 12 shall relieve Operator from its obligations to comply with the terms and conditions hereof.

IN WITNESS WHEREOF, the undersigned has executed this Agreement, as of the day and year first above written.

OPERATOR: CENTURY CASINOS, INC., a Delaware Corporation By /s/ Larry Hannappel Larry Hannappel Senior Vice President	BORROWERS: WMCK VENTURE CORP., a Delaware corporation By /s/ Larry Hannappel Larry Hannappel, President
CENTURY CASINOS CRIPPLE CREEK, INC., a Colorado corporation By /s/ Larry Hannappel Larry Hannappel, President
WMCK ACQUISITION CORP., a Delaware corporation By /s/ Larry Hannappel Larry Hannappel, President
LENDER: WELLS FARGO BANK, National Association By /s/ Erna Stuckey Erna Stuckey, Vice President

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